FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-199921-02

April 30, 2015

CSAIL 2015-C2
Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

Credit Suisse First Boston Mortgage Securities Corp.
as Depositor

Commercial Mortgage Pass-Through Certificates, Series 2015-C2

Column Financial, Inc.
UBS Real Estate Securities Inc.
BSPCC Lender L.L.C.
MC-Five Mile Commercial Mortgage Finance LLC
The Bancorp Bank
Jefferies LoanCore LLC
as Sponsors and Mortgage Loan Sellers

Credit Suisse
Lead Manager and Sole Bookrunner

UBS Securities LLC	Jefferies LLC
Co-Manager	Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Credit Suisse Securities (USA) LLC, and the other underwriters (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CSAIL 2015-C2 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”). The information supersedes any such information previously delivered. The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s/DBRS/KBRA/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf) / AAA	$64,150,000	30.000%(2)	2.42	6/15-10/19	46.3%	14.6%
A-2	Aaa(sf) / AAA(sf) / AAA(sf) / AAA	$30,615,000	30.000%(2)	4.53	10/19-1/20	46.3%	14.6%
A-3	Aaa(sf) / AAA(sf) / AAA(sf) / AAA	$300,000,000	30.000%(2)	9.59	9/24-3/25	46.3%	14.6%
A-4	Aaa(sf) / AAA(sf) / AAA(sf) / AAA	$470,236,000	30.000%(2)	9.85	3/25-4/25	46.3%	14.6%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf) / AAA	$101,489,000	30.000%(2)	7.11	1/20-9/24	46.3%	14.6%
X-A	Aa1(sf) / AAA(sf) / AAA(sf) / AAA	$1,082,234,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AAA(sf) / AAA(sf) / AAA	$82,732,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAA(sf) / AAA(sf) / AAA	$115,744,000	21.617%	9.90	4/25-4/25	51.9%	13.0%
B	NR / AA-(sf) / AA-(sf) / AA-	$82,732,000	15.625%	9.96	4/25-5/25	55.9%	12.1%
C	NR / A-(sf) / A-(sf) / A-	$55,228,000	11.625%	9.99	5/25-5/25	58.5%	11.5%
D	NR / BBB-(sf) / BBB-(sf) / BBB-	$56,954,000	7.500%	9.99	5/25-5/25	61.2%	11.0%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s/DBRS/KBRA/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-E	NR / AAA(sf) / BB-(sf) / AAA	$36,243,000(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / AAA(sf) / B(sf) / AAA	$18,985,000(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / AAA / NR / AAA	$48,325,089(6)	N/A	N/A	N/A	N/A	N/A
E	NR / BB-(sf) / BB-(sf) / BB-	$36,243,000	4.875%	9.99	5/25-5/25	63.0%	10.7%
F	NR / B(sf) / B(sf) / B	$18,985,000	3.500%	9.99	5/25-5/25	63.9%	10.6%
NR	NR / NR / NR / NR	$48,325,089	0.000%	9.99	5/25-5/25	66.2%	10.2%

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.
(3)
Assumes 0% CPR / 0% CDR and a May 20, 2015 closing date. Based on modelling assumptions as described in the Free Writing Prospectus relating to the Publicly Offered Certificates, dated April 30, 2015 (the “Free Writing Prospectus”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Free Writing Prospectus.

(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Principal Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Principal Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Principal Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Principal Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each Class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”) are defined in the Free Writing Prospectus.
(7)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms
Securities Offered:	$1,380,701,089 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	Credit Suisse Securities (USA) LLC.
Co-Managers:	UBS Securities LLC and Jefferies LLC.
Mortgage Loan Sellers:
Column Financial, Inc. (“Column”) (36.7%), UBS Real Estate Securities Inc. (“UBSRES”) (27.7%), BSPCC Lender L.L.C. (“BSPCC”) (13.3%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (8.9%), The Bancorp Bank (“Bancorp”) (6.9%) and Jefferies LoanCore LLC (“JLC”) (6.5%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).
Controlling Class Representative:	RREF II CMBS AIV, LP or another affiliate of Rialto.
Trustee:	Wilmington Trust, National Association (“Wilmington”).
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”)
Closing Date:	On or about May 20, 2015.
Cut-off Date:
With respect to each mortgage loan, the related due date in May 2015, or with respect to any mortgage loan that has its first due date in June 2015, the date that would otherwise have been the related due date in May 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in June 2015.
Rated Final Distribution Date:	The Distribution Date in June 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg Financial Markets, L.P. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics
Loan Pool
Initial Pool Balance (“IPB”)(1):	$1,380,701,089
Number of Mortgage Loans:	118
Number of Mortgaged Properties:	160
Average Cut-off Date Balance per Mortgage Loan:	$11,700,857
Weighted Average Current Mortgage Rate:	4.2253%
10 Largest Mortgage Loans as % of IPB:	35.2%
Weighted Average Remaining Term to Maturity(2):	117 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.78x
Weighted Average UW NOI Debt Yield(3):	10.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3):	66.2%
Weighted Average Maturity Date LTV(2)(3)(5):	57.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	7.7%
% of Mortgaged Properties with Single Tenants:	9.4%
Amortization
Weighted Average Original Amortization Term(6):	350 months
Weighted Average Remaining Amortization Term(6):	349 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	18.7%
% of Mortgage Loans with Interest-Only:	24.5%
% of Mortgage Loans with Amortizing Balloon:	50.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	4.2%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	2.2%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	0.0%
Cash Management(7)
% of Mortgage Loans with Springing Lockboxes:	33.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	50.3%
% of Mortgage Loans with In-Place, Soft Lockboxes:	13.9%
% of Mortgage Loans with No Lockbox:	2.6%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	77.9%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	62.5%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	74.8%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	58.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.
(3)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(4)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(5)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(6)	Excludes 12 mortgage loans that are interest-only for the entire term.
(7)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Lockbox Accounts” in the Free Writing Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	Column	40	43	$507,219,193	36.7%
UBSRES	UBSRES	35	38	382,324,917	27.7
BSPCC	BSPCC	15	48	183,290,895	13.3
MC-Five Mile	MC-Five Mile	10	12	107,384,382	7.8
Bancorp	Bancorp	14	15	95,071,702	6.9
JLC	JLC	1	1	90,000,000	6.5
Five Mile Capital Partners LLC	MC-Five Mile	3	3	15,410,000	1.1
Total:		118	160	$1,380,701,089	100.0%

(1)
Certain of the Column mortgage loans were originated by Pillar Multifamily, LLC, Centerline Finance Corporation and The Bank of New York Mellon and acquired by Column. Column has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors—Column Financial, Inc.” in the Free Writing Prospectus.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/Pads Beds Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Westfield Wheaton	Column	1	$95,000,000	6.9%	1,649,363	Retail	2.43x	10.1%	58.4%	58.4%
2	9200 & 9220 Sunset	JLC	1	$90,000,000	6.5%	317,171	Office	2.21x	9.1%	60.9%	60.9%
3	Soho-Tribeca Grand Hotel Portfolio	Column	2	$65,000,000	4.7%	554	Hotel	2.25x	10.5%	57.8%	57.8%
4	Residence Inn Beverly Hills	Column	1	$48,000,000	3.5%	186	Hotel	1.67x	11.6%	62.3%	50.3%
5	Westfield Trumbull	Column	1	$33,958,784	2.5%	1,130,472	Retail	2.73x	11.3%	58.1%	58.1%
6	The Depot	UBSRES	1	$33,874,291	2.5%	624	Multifamily	1.27x	8.4%	73.6%	53.5%
7	The Luxx	UBSRES	1	$31,913,774	2.3%	694	Multifamily	1.43x	8.6%	74.2%	59.4%
8	Merrillville Lakes Apartments	UBSRES	1	$31,754,508	2.3%	356	Multifamily	1.60x	9.5%	72.8%	58.0%
9	Sterling & Milagro Apartments	Column	1	$30,000,000	2.2%	1,179	Multifamily	1.47x	9.3%	74.4%	59.7%
10	Little Tokyo Galleria	Column	1	$27,000,000	2.0%	192,300	Retail	1.42x	9.7%	58.7%	47.7%
Top 3 Total/Weighted Average			4	$250,000,000	18.1%			2.30x	9.8%	59.1%	59.1%
Top 5 Total/Weighted Average			6	$331,958,784	24.0%			2.26x	10.2%	59.5%	57.8%
Top 10 Total/Weighted Average			11	$486,501,356	35.2%			2.00x	9.9%	63.2%	57.1%

(1)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Westfield Wheaton	$95,000,000	$139,617,526	N/A	$234,617,526	CSAIL 2015-C2	Wells Fargo	Rialto
2	9200 & 9220 Sunset	$90,000,000	$120,000,000	N/A	$210,000,000	CSAIL 2015-C2(1)	Wells Fargo(1)	Rialto(1)
3	Soho-Tribeca Grand Hotel Portfolio	$65,000,000	$160,000,000	$25,000,000	$250,000,000	CSAIL 2015-C1	KeyBank National Association (“KeyBank”)	C-III Asset Management LLC (“C-III”)
5	Westfield Trumbull	$33,958,784	$118,341,216	N/A	$152,300,000	CSAIL 2015-C1	KeyBank	C-III
9	Sterling & Milagro Apartments	$23,000,000	$17,000,000	N/A	$47,000,000	CSAIL 2015-C2	Wells Fargo	Rialto
17	Bayshore Mall	$23,500,000	$23,500,000	N/A	$46,500,000	CSAIL 2015-C1	KeyBank	C-III
18	St. Louis Premium Outlets	$21,500,000	$73,500,000	N/A	$95,000,000	JPMBB 2014-C26	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)	Midland

(1)
The Master Servicer and Special Servicer under the CSAIL 2015-C2 pooling and servicing agreement will initially service the related whole loan. The controlling Companion Loan is currently held by JLC and is expected to be contributed to a future securitization trust. Prior to the securitization of the controlling Companion Loan, JLC will remain the controlling holder of the whole loan. Following the securitization of the controlling Companion Loan, the rights of the controlling holder of the whole loan are expected to be exercised by the controlling class representative (or an equivalent entity) with respect to such other securitization (prior to a control termination event (or the equivalent thereof) with respect to such other securitization), the Controlling Pooling and Servicing Agreement will be the pooling and servicing agreement for such securitization and the master servicer and the special servicer for the whole loan will be the master servicer and the special servicer for such other securitization.

Additional Debt Summary(1)
No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
3	Soho-Tribeca Grand Hotel Portfolio	$65,000,000	$25,000,000	$250,000,000	2.25x	1.93x	57.8%	64.3%	10.5%	9.5%
9	Sterling & Milagro Apartments	$47,000,000	$3,000,000	$50,000,000	1.47x	1.24x	74.4%	79.2%	9.3%	8.8%
37	Racquet Club Apartments	$10,700,000	$1,400,000	$12,100,000	1.34x	1.10x	70.3%	80.6%	9.8%	8.5%

(1)	In the case of Loan No. 3, the subordinate debt represents a B-Note. In the case of Loan Nos. 9 and 37, the subordinate debt represents mezzanine loans.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)(4)(5)
Retail
	Anchored	24	$338,823,072	24.5%	96.5%	2.02x	10.6%	63.8%	56.9%
	Single Tenant	41	88,980,882	6.4	100.0%	1.46x	8.0%	66.3%	58.8%
	Shadow Anchored	11	51,116,983	3.7	93.4%	1.52x	9.8%	69.3%	59.1%
	Unanchored	11	50,528,142	3.7	93.6%	1.59x	10.3%	70.8%	59.3%
	Regional Mall	1	23,000,000	1.7	88.9%	1.62x	10.1%	67.4%	58.2%
	Subtotal	88	$552,449,080	40.0%	96.2%	1.83x	10.1%	65.5%	57.7%
Office
	CBD	4	$117,790,203	8.5%	92.6%	2.30x	9.9%	57.9%	56.7%
	Suburban	9	107,330,151	7.8	92.8%	1.43x	9.5%	71.9%	59.9%
	Medical	3	20,961,707	1.5	98.7%	2.35x	10.9%	61.6%	57.2%
	Single Tenant	1	13,981,227	1.0	100.0%	1.93x	12.4%	68.2%	55.1%
	Subtotal	17	$260,063,288	18.8%	93.6%	1.93x	10.0%	64.5%	58.0%
Multifamily
	Garden	12	$170,715,466	12.4%	93.3%	1.44x	9.4%	71.6%	58.6%
	Student Housing	2	65,788,065	4.8	95.0%	1.35x	8.5%	73.9%	56.4%
	Senior Housing	1	6,388,667	0.5	96.4%	1.88x	13.3%	64.9%	48.0%
	Subtotal	15	$242,892,198	17.6%	93.9%	1.43x	9.2%	72.0%	57.7%
Hotel
	Full Service	4	$115,406,268	8.4%	83.0%	2.02x	11.3%	62.0%	56.5%
	Extended Stay	2	51,819,444	3.8	90.3%	1.70x	11.8%	62.8%	50.5%
	Limited Service	8	37,305,695	2.7	70.4%	1.83x	13.6%	67.1%	51.4%
	Select Service	1	17,476,041	1.3	86.0%	1.84x	12.0%	69.5%	55.8%
	Subtotal	15	$222,007,448	16.1%	82.8%	1.90x	11.8%	63.6%	54.2%
Manufactured Housing
	Manufactured Housing	13	$32,695,713	2.4%	86.5%	1.70x	11.0%	67.6%	56.9%
	Self Storage	1	11,500,000	0.8	90.0%	1.61x	9.7%	65.9%	52.9%
	RV	1	9,000,000	0.7	93.3%	1.61x	9.7%	65.9%	52.9%
	Subtotal	15	$53,195,713	3.9%	88.4%	1.67x	10.5%	66.9%	55.4%
Industrial
	Office/Warehouse	1	$8,451,318	0.6%	100.0%	1.54x	11.2%	63.1%	46.2%
	Flex	1	7,500,000	0.5	99.3%	1.64x	11.0%	68.8%	62.8%
	Warehouse	1	3,100,000	0.2	100.0%	2.06x	12.3%	53.4%	48.4%
	Subtotal	3	$19,051,318	1.4%	99.7%	1.66x	11.3%	63.8%	53.1%
Self Storage
	Self Storage	4	$17,542,044	1.3%	86.2%	2.16x	10.3%	61.2%	56.5%
	Subtotal	4	$17,542,044	1.3%	86.2%	2.16x	10.3%	61.2%	56.5%
Mixed Use
	Retail/Office	2	$11,600,000	0.8%	94.0%	1.33x	8.6%	72.1%	63.6%
	Multifamily/Retail	1	1,900,000	0.1	100.0%	1.56x	9.7%	68.3%	56.9%
	Subtotal:	3	$13,500,000	1.0%	94.8%	1.37x	8.8%	71.6%	62.7%
Total / Weighted Average:		160	$1,380,701,089	100.0%	92.8%	1.78x	10.2%	66.2%	57.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)(4)(5)
California	15	$284,115,057	20.6%	91.4%	1.86x	10.1%	62.8%	55.9%
Texas	22	223,035,168	16.2	93.8%	1.47x	9.4%	70.1%	57.7%
Ohio	17	107,534,534	7.8	91.6%	1.51x	9.9%	71.6%	58.2%
Florida	16	102,756,639	7.4	94.4%	1.60x	10.6%	68.0%	56.3%
Maryland	1	95,000,000	6.9	96.1%	2.43x	10.1%	58.4%	58.4%
New York	5	87,600,000	6.3	86.1%	2.39x	11.1%	54.8%	53.5%
Connecticut	5	74,816,102	5.4	96.3%	2.38x	11.2%	61.4%	56.2%
Michigan	11	59,798,067	4.3	94.2%	1.63x	10.9%	72.9%	59.9%
Indiana	1	31,754,508	2.3	97.2%	1.60x	9.5%	72.8%	58.0%
Georgia	6	30,539,714	2.2	98.9%	1.48x	9.7%	66.6%	50.5%
Oregon	2	28,182,568	2.0	71.4%	1.79x	12.8%	71.0%	58.0%
Pennsylvania	5	27,381,774	2.0	87.8%	1.86x	12.6%	70.3%	58.0%
Illinois	7	26,975,448	2.0	91.7%	1.68x	10.4%	62.3%	53.6%
Missouri	2	25,743,028	1.9	100.0%	1.38x	8.5%	72.0%	64.8%
New Jersey	2	18,969,012	1.4	92.2%	1.45x	9.2%	74.1%	61.5%
Virginia	5	18,339,245	1.3	96.9%	1.54x	9.2%	68.5%	57.5%
Kansas	3	12,321,456	0.9	100.0%	1.24x	8.0%	74.1%	63.0%
Kentucky	3	11,635,245	0.8	96.2%	1.69x	10.3%	73.0%	59.6%
Oklahoma	4	11,425,000	0.8	83.5%	1.43x	9.6%	68.1%	55.4%
North Carolina	3	11,142,998	0.8	97.7%	1.68x	11.9%	69.6%	56.2%
Colorado	3	10,884,871	0.8	93.0%	1.49x	9.8%	69.2%	58.5%
Nevada	2	10,682,254	0.8	87.5%	1.62x	10.7%	67.1%	54.6%
Arizona	3	10,634,394	0.8	97.8%	1.38x	9.3%	69.8%	58.1%
Minnesota	1	9,750,000	0.7	100.0%	1.72x	10.7%	66.3%	60.2%
Louisiana	1	9,470,000	0.7	97.6%	1.96x	13.1%	71.7%	62.2%
Washington	2	8,787,222	0.6	97.6%	1.50x	9.3%	63.5%	50.9%
South Carolina	5	8,100,000	0.6	83.0%	1.67x	10.7%	64.2%	54.3%
Tennessee	3	6,575,000	0.5	100.0%	1.56x	9.6%	70.9%	61.8%
Massachusetts	1	6,000,000	0.4	100.0%	2.28x	9.3%	55.8%	55.8%
Mississippi	2	5,561,273	0.4	89.9%	1.37x	8.5%	73.7%	65.0%
Wisconsin	1	3,690,513	0.3	81.7%	1.89x	11.7%	67.2%	54.3%
New Hampshire	1	1,500,000	0.1	100.0%	1.56x	6.9%	59.9%	59.9%
Total / Weighted Average:	160	$1,380,701,089	100.0%	92.8%	1.78x	10.2%	66.2%	57.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance
				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
$1,350,000 - $4,999,999	40	$126,558,734	9.2%	4.5326%	115	1.66x	11.1%	67.7%	55.6%
$5,000,000 - $9,999,999	39	271,836,643	19.7	4.3180%	118	1.72x	10.9%	66.7%	55.7%
$10,000,000 - $19,999,999	19	260,748,088	18.9	4.1641%	113	1.71x	10.2%	68.0%	56.8%
$20,000,000 - $24,999,999	8	183,790,524	13.3	4.2824%	118	1.53x	9.4%	69.9%	61.1%
$25,000,000 - $49,999,999	9	287,767,100	20.8	4.2835%	119	1.64x	10.0%	67.3%	54.8%
$50,000,000 - $95,000,000	3	250,000,000	18.1	3.9241%	116	2.30x	9.8%	59.1%	59.1%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Mortgage Interest Rates
				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
3.5000% - 4.0000%	17	$350,852,511	25.4%	3.8606%	118	2.32x	10.4%	60.0%	57.4%
4.0001% - 4.2500%	25	422,495,858	30.6%	4.1129%	118	1.64x	9.6%	69.5%	58.8%
4.2501% - 4.5000%	45	390,825,220	28.3%	4.3832%	117	1.58x	10.3%	67.5%	56.0%
4.5001% - 4.7500%	17	100,623,364	7.3%	4.6177%	112	1.48x	10.1%	67.0%	55.7%
4.7501% - 5.0000%	12	104,506,265	7.6%	4.8158%	118	1.58x	11.7%	68.2%	54.1%
5.0001% - 5.6445%	2	11,397,870	0.8%	5.3326%	94	1.71x	11.8%	64.2%	56.1%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Original Term to Maturity/ARD in Months
				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
60	4	$28,070,465	2.0%	4.6769%	54	1.38x	9.9%	67.0%	60.5%
84	1	1,350,000	0.1	4.4100%	82	1.58x	9.6%	55.6%	51.8%
117	1	90,000,000	6.5	3.9850%	116	2.21x	9.1%	60.9%	60.9%
120	112	1,261,280,625	91.4	4.2323%	118	1.76x	10.3%	66.6%	56.7%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

(1)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity/ARD in Months
				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
53 - 60	4	$28,070,465	2.0%	4.6769%	54	1.38x	9.9%	67.0%	60.5%
61 - 120	114	1,352,630,625	98.0	4.2160%	118	1.79x	10.2%	66.2%	57.0%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Original Amortization Term in Months
				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
Interest Only	12	$368,518,784	26.7%	3.9141%	117	2.40x	10.1%	57.7%	57.7%
240	2	11,301,127	0.8	4.3042%	118	1.36x	11.1%	67.8%	43.3%
276	1	4,109,214	0.3	4.8500%	118	1.86x	15.3%	59.6%	42.1%
300	14	135,355,068	9.8	4.3795%	118	1.42x	9.9%	68.7%	52.1%
324	1	7,500,000	0.5	4.3900%	120	2.06x	14.7%	69.4%	53.1%
360	88	853,916,897	61.8	4.3297%	116	1.57x	10.2%	69.5%	57.8%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Remaining Amortization Term in Months
				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
Interest Only	17	$389,739,228	28.2%	3.9506%	117	2.35x	10.3%	58.2%	57.1%
238 - 299	8	92,494,964	6.7	4.3626%	118	1.42x	9.9%	67.6%	49.5%
300 - 360	93	898,466,897	65.1	4.3304%	117	1.57x	10.2%	69.5%	57.8%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

(1)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types
				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
Balloon	70	$696,042,305	50.4%	4.3875%	117	1.56x	10.4%	68.6%	54.5%
Interest Only	10	338,518,784	24.5	3.879%	117	2.46x	10.4%	57.6%	57.6%
IO-Balloon	33	257,915,000	18.7	4.2532%	115	1.56x	9.9%	70.4%	61.4%
IO-Balloon, ARD	3	58,225,000	4.2	4.1334%	120	1.45x	9.1%	72.8%	64.3%
Interest Only, ARD	2	30,000,000	2.2	4.3100%	120	1.70x	7.4%	59.1%	59.1%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Interest Only Periods(5)
				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
12 - 24	13	$88,725,000	13.0%	4.3954%	110	1.50x	9.7%	73.3%	62.3%
25 - 48	15	126,820,000	18.5	4.2011%	118	1.53x	9.9%	69.7%	60.3%
49 - 60	8	100,595,000	14.7	4.1243%	118	1.58x	9.8%	70.0%	63.6%
61 - 120	12	368,518,784	53.8	3.9141%	117	2.40x	10.1%	57.7%	57.7%
Total / Weighted Average:	48	$684,658,784	100.0%	4.0605%	116	2.00x	10.0%	63.8%	59.7%

(1)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(5)	Excluding 70 loans that have no interest only period for the entire term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)
				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
1.17x - 1.25x	3	$40,095,165	2.9%	4.2689%	101	1.22x	8.0%	70.0%	60.9%
1.26x - 1.50x	38	427,040,489	30.9	4.3639%	117	1.38x	9.1%	70.9%	57.6%
1.51x - 1.75x	42	395,784,783	28.7	4.2898%	118	1.61x	10.4%	68.1%	56.7%
1.76x - 2.00x	19	145,047,033	10.5	4.4578%	117	1.86x	12.4%	67.7%	55.5%
2.01x - 2.25x	6	176,714,836	12.8	4.0226%	116	2.21x	10.2%	59.7%	58.3%
2.26x - 2.50x	5	118,600,000	8.6	3.8513%	118	2.42x	10.4%	58.4%	57.9%
2.51x - 2.75x	2	40,318,784	2.9	3.8000%	118	2.70x	11.1%	58.0%	58.0%
2.76x - 3.00x	1	8,000,000	0.6	3.8000%	119	2.77x	11.4%	56.3%	56.3%
3.01x - 3.46x	2	29,100,000	2.1	3.5581%	120	3.40x	13.8%	44.2%	44.2%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

LTV Ratios as of the Cut-off Date(1)
				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(4)
33.3% - 35.0%	1	$15,000,000	1.1%	3.5000%	120	3.46x	14.2%	33.3%	33.3%
50.1% - 55.0%	3	16,390,203	1.2	3.9964%	119	1.99x	12.5%	53.5%	44.3%
55.1% - 60.0%	15	305,626,072	22.1	4.0243%	117	2.28x	10.3%	58.1%	56.6%
60.1% - 65.0%	21	276,544,190	20.0	4.2924%	115	1.81x	10.5%	62.4%	54.3%
65.1% - 70.0%	33	266,545,184	19.3	4.3220%	118	1.61x	10.7%	68.1%	55.1%
70.1% - 75.0%	43	476,994,767	34.5	4.2901%	116	1.49x	9.6%	73.5%	60.9%
75.1% - 79.0%	2	23,600,673	1.7	4.2631%	118	1.38x	8.5%	78.1%	65.7%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

(1)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Maturity Date(1)(2)(3)
				Weighted Average
Range of Maturity Date/ARD LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(3)
33.3% - 35.0%	1	$15,000,000	1.1%	3.5000%	120	3.46x	14.2%	33.3%	33.3%
35.1% - 40.0%	1	5,290,203	0.4	4.3500%	119	1.68x	11.2%	54.0%	39.5%
40.1% - 45.0%	2	13,360,341	1.0	4.3653%	118	1.49x	12.0%	66.2%	42.2%
45.1% - 50.0%	16	115,681,148	8.4	4.5264%	119	1.56x	10.8%	61.6%	47.8%
50.1% - 55.0%	22	225,551,227	16.3	4.3267%	119	1.62x	10.8%	66.1%	52.2%
55.1% - 60.0%	43	627,032,861	45.4	4.1296%	117	1.92x	10.2%	65.4%	58.0%
60.1% - 65.0%	25	278,572,150	20.2	4.2373%	115	1.71x	9.5%	69.1%	61.7%
65.1% - 67.7%	8	100,213,159	7.3	4.2989%	115	1.44x	9.0%	74.3%	66.2%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Prepayment Protection
				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(3)
Defeasance	107	$1,144,838,383	82.9%	4.2654%	116	1.71x	10.2%	66.8%	56.8%
Defeasance or Yield Maintenance	2	128,958,784	9.3	3.8000%	118	2.51x	10.4%	58.3%	58.3%
Yield Maintenance	8	82,903,923	6.0	4.2833%	119	1.69x	11.4%	71.8%	57.4%
Defeasance & Yield Maintenance	1	24,000,000	1.7	4.4000%	120	1.56x	6.9%	59.9%	59.9%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

Loan Purpose
				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)(3)
Refinance	90	$1,181,235,625	85.6%	4.1995%	117	1.81x	10.1%	65.6%	56.8%
Acquisition	28	199,465,464	14.4	4.3787%	114	1.61x	10.7%	69.9%	58.3%
Total / Weighted Average:	118	$1,380,701,089	100.0%	4.2253%	117	1.78x	10.2%	66.2%	57.1%

(1)	In the case of Loan Nos. 14, 15, 16, 40 and 66 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 9, 17 and 18 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan. In the case of Loan Nos. 90 and 110, which are cross-collateralized, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are presented in the aggregate.

(3)
In the case of Loan Nos. 19, 37 and 80, the Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(4)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1	Westfield Wheaton	Wheaton, MD	Retail	CSAIL 2015-C1
3	Soho-Tribeca Grand Hotel Portfolio	New York, NY	Hotel	CSAIL 2015-C1
4	Residence Inn Beverly Hills	Los Angeles, CA	Hotel	WBCMT 2005-C22
5	Westfield Trumbull	Trumbull, CT	Retail	CSAIL 2015-C1
9	Sterling & Milagro Apartments	Houston, TX	Multifamily	CSFB 2000-TFLA
11	California Corporate Center	Bakersfield, CA	Office	MLMT 2005-MCP1
17	Bayshore Mall	Eureka, CA	Retail	CSAIL 2015-C1
18	St. Louis Premium Outlets	Chesterfield, MO	Retail	JPMBB 2014-C26, CSAIL 2015-C1
19	1200 Corporate Place	Boca Raton, FL	Office	GSMS 2007-EOP, LBUBS 2004-C6
22	Hall Office Park G2 Building	Frisco, TX	Office	CGCMT 2004-C1
24	Gateway Shopping Center	Beaumont, TX	Retail	BSCMS 2004-PWR8
28	Southington Shoppade	Southington, CT	Retail	BSCMS 1998-C1
32	Torrington Commons	Torrington, CT	Retail	WBCMT 2004-C15
35	Preston Stonebrook	Frisco, TX	Retail	DLJCM1998-CF2, BSCMS 2005-PWR8
44	Irmas Retail Portfolio	Various, Various	Retail	CSFB 2005-C3
46	Pitney Bowes	Danbury, CT	Industrial	BSCMS 1999-C1
47	Community Medical Building	Thousand Oaks, CA	Office	COMM 2006-C7
49	222 Clematis	West Palm Beach, FL	Mixed Use	CSFB 2004-C5
51	1000 W. Crosby	Carrollton, TX	Industrial	FULB 1997-C1
55	Centennial Court	Las Vegas, NV	Retail	COMM 2005-LP5
56	North Court Shoppes	Medina, OH	Retail	CSFB 2005-C3
60	Library Plaza	Poway, CA	Retail	MSC 2005-HQ6
62	SoCal Westlake	Thousand Oaks, CA	Self Storage	GMACC 1998-C2, BACM 2005-1
63	Bellaire Senior Living	Riverview, MI	Multifamily	ASC 1997-D5
64	Westlake Medical Plaza	Thousand Oaks, CA	Office	GMACC 1999-C3
69	Brookhaven Apartments	Farmers Branch, TX	Multifamily	CSFB 2005-C1
70	Ashton Princess	Scottsdale, AZ	Office	LBUBS 2004-C7
72	Safeway Village at Rockrimmon Shopping Center	Colorado Springs, CO	Retail	CCSMC 2000-2
73	Riverton Heights Shopping Center	Tukwila, WA	Retail	WBCMT 2007-C30
75	10616 South Western Avenue	Los Angeles, CA	Office	MSC 2005-T19
80	Candlewood Suites Syracuse	Dewitt, NY	Hotel	CD 2005-CD1
84	SoCal Torrance	Torrance, CA	Self Storage	BACM 2001-1, BACM 2005-1
89	Tanglewood Apartments	Warner Robins, GA	Multifamily	JPMCC 2002-C3
90	Hiram Walk	Hiram, GA	Retail	CSFB 2005-C4
93	Lincoln Plaza	Tulsa, OK	Mixed Use	CSFB 2005-C3
95	Fairview Manor	Reno, NV	Manufactured Housing	CSFB 2005-C4
96	Walgreens - Kennesaw	Kennesaw, GA	Retail	MSC 2007-IQ13
101	Camarillo Industrial	Camarillo, CA	Industrial	GMACC 1999-C3, COMM 2006-C7
103	Walgreens-Amarillo	Amarillo, TX	Retail	JPMCC 2005-LDP1
107	Havendale Square	Auburndale, FL	Retail	COMM 2005-LP5
109	Lawndale Shopping Center	Houston, TX	Retail	PNCMA 2000-C2
110	Shops of Mansell	Roswell, GA	Retail	CSFB 2005-C4
115	Packwood Building J	Visalia, CA	Retail	JPMCC 2005-CB11
116	Santa Fe Station MHP	Oklahoma City, OK	Manufactured Housing	JPMCC 2005-LDP2

(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
34	Polo Club on Cranbrook	Houston, TX	$11,045,165	0.8%	$10,171,549	36.1%	60	53	1.17x	8.2%	61.2%	56.4%
37	Racquet Club Apartments	Lancaster, CA	$10,700,000	0.8%	$10,099,827	35.0%	60	55	1.34x	9.8%	70.3%	61.6%
85	Meritus Communities Portfolio	Various, MI	$4,488,159	0.3%	$4,195,945	14.7%	60	56	1.91x	13.7%	72.4%	67.7%
114	Shary Plaza	Mission, TX	$1,837,140	0.1%	$1,640,552	6.0%	60	56	1.52x	11.3%	69.3%	61.9%
	Total / Weighted Average		$28,070,465	2.0%	$26,107,873		60	54	1.38x	9.9%	67.0%	60.5%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modelling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate principal balance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to the Free Writing Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate principal balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate principal balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate principal balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate principal balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates has been reduced to zero. If the certificate principal balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates are paid all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):	amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause fourth above with respect to the Class A-S certificates, until the certificate principal balance of each such class is reduced to zero.

Realized Losses:
The certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then current respective certificate principal balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate principal balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges:
On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class B, Class C, Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):
the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group; and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amount of the Class X-A certificates and the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class B, Class C and Class D certificates have been reduced to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):	zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.

Non-Serviced Loans:
Each of the 9200 & 9220 Sunset mortgage loan (after the 9200 & 9220 Sunset Companion Loan Securitization Date), Soho-Tribeca Grand Hotel Portfolio mortgage loan, the Westfield Trumbull mortgage loan, the Bayshore Mall mortgage loan and the St. Louis Premium Outlets mortgage loan are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being (or will be) serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loan(s) will be effected in accordance with, the Controlling Pooling and Servicing Agreement set forth under the “Pari Passu Note Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling Pooling and Servicing Agreement. Each Controlling Pooling and Servicing Agreement provides (or will provide) for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances:
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make property advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a property advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the forgoing, servicing advances for each non-serviced mortgage loan will be made by the parties of, and pursuant to, the applicable Controlling Pooling and Servicing Agreement.

Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):
applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reductions with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan will be allocated to notionally reduce the outstanding principal balance of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan prior to any allocation to the related mortgage loan or the related pari passu companion loans.

At any time an appraisal is ordered under the CSAIL 2015-C2 pooling and servicing agreement with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals:
Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the CSAIL 2015-C2 pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cleanup Call:
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal balances of all certificates (exclusive of the Class X Certificates) senior to the Class F certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative:
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F and Class NR certificates that has an outstanding certificate principal balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of such class of certificates, or if neither the Class F certificates nor the Class NR certificates meets the preceding requirements, the Class F certificates. At any time when Class F is the controlling class, the majority Class F certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

RREF II CMBS AIV, LP, or another affiliate of Rialto Capital Advisors, LLC, is expected to purchase the Class F, Class NR and Class Z certificates (and may also purchase certain other classes of certificates) and, on the Closing Date, is expected to appoint RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC, to be the initial Controlling Class Representative.

Control/Consultation Rights:
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class F and Class NR certificates has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):	mortgage loan or whole loan serviced under the CSAIL 2015-C2 pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class F and Class NR certificates has an outstanding certificate principal balance, without regard to the application of any appraisal reductions, that is at least equal to 25% of the initial certificate principal balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the operating advisor will have any of the rights described in the prior three paragraphs with respect to the 9200 & 9220 Sunset whole loan (which will be serviced under the pooling and servicing agreement until the 9200 & 9220 Sunset Companion Loan Securitization Date and during which time the holder of the 9200 & 9220 Sunset Note A-2 will exercise those rights).

With respect to a non-serviced whole loan, the Controlling Class Representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Whole Loans:	The Westfield Wheaton mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $95,000,000, represents approximately 6.9% of the Initial Pool Balance, consists of Notes A-1-1 and B-1-1 (together, “Westfield Wheaton Note Group 1-1”) and is part of a loan combination evidenced by the Westfield Wheaton mortgage loan, Notes A-1-2 and B-1-2 (together, “Westfield Wheaton Note Group 1-2”), Notes A-2 and B-2 (together, “Westfield Wheaton Note Group 2”) and Notes A-3 and B-3 (together, “Westfield Wheaton Note Group 3”). Westfield Wheaton Note Group 1-2 and Westfield Wheaton Note Group 2 have outstanding principal balances as of the Cut-off Date of $17,000,000 and $80,000,000 and are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts. Westfield Wheaton Note Group 3 has an outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):
balance as of the Cut-off Date of $42,617,526 and was included in the CSAIL 2015-C1 securitization. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Westfield Wheaton mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Wheaton whole loan”, a “serviced whole loan” and a “whole loan”.

The 9200 & 9220 Sunset mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $90,000,000, represents approximately 6.5% of the Initial Pool Balance, and has two related companion loans that are pari passu in right of payment with the 9200 & 9220 Sunset mortgage loan with outstanding principal balance as of the Cut-off Date of $120,000,000, which are currently held by German American Capital Corporation and JLC, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts. After the securitization of the 9200 & 9220 Sunset Note A-2 (the closing date for such securitization, the “9200 & 9220 Sunset Companion Loan Securitization Date”), the 9200 & 9220 Sunset mortgage loan and related companion loans will be serviced by the master servicer of the 9200 & 9220 Sunset Note A-2 securitization and, if and to the extent necessary, the related special servicer under the related pooling and servicing agreement. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” (prior to the 9200 & 9220 Sunset Companion Loan Securitization Date), a “non-serviced companion loan” (after to the 9200 & 9220 Sunset Companion Loan Securitization Date) and a “companion loan”. The 9200 & 9220 Sunset mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “9200 & 9220 Sunset whole loan”, a “serviced whole loan” (prior to the 9200 & 9220 Sunset Companion Loan Securitization Date), a “non-serviced whole loan” (after the 9200 & 9220 Sunset Companion Loan Securitization Date) and a “whole loan”.

The Soho-Tribeca Grand Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $65,000,000, represents approximately 4.7% of the Initial Pool Balance, and has (a) one related companion loan that is pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio mortgage loan with outstanding principal balances as of the Cut-off Date of $110,000,000, which is securitized in connection with the CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2015-C1 (the “CSAIL 2015-C1 transaction”), (b) one related companion loan that is pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio mortgage loan with outstanding principal balance as of the Cut-off Date of $50,000,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts, and (c) one subordinate companion loan that is generally subordinate in right of payment to the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the pari passu companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000, which is currently held by SM Core Credit Finance LLC, an unaffiliated third party. Each pari passu companion loan described above in clause (a) is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The subordinate companion loan described above in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):
clause (b) is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The Soho-Tribeca Grand Hotel mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Soho-Tribeca Grand Hotel Portfolio whole loan”, a “non-serviced whole loan” and a “whole loan”. The Soho-Tribeca Grand Hotel Portfolio whole loan will be serviced by the CSAIL 2015-C1 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C1 transaction special servicer under the CSAIL 2015-C1 transaction pooling and servicing agreement (referred to as the “CSAIL 2015-C1 PSA” in this Term Sheet).

In the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the related co-lender agreement provides, among other things, that (i) the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the right to purchase the Soho-Tribeca Grand Hotel Portfolio mortgage loan following a material default, (ii) until the occurrence of certain trigger events, the holder of the related subordinate companion loan (a) will be the directing holder of the Soho-Tribeca Grand Hotel Portfolio whole loan (in such capacity, the “Soho-Tribeca Grand Hotel Portfolio whole loan directing holder”), (b) will have certain consent and consultation rights pursuant to the related co-lender agreement, and (c) will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the Soho-Tribeca Grand Hotel Portfolio whole loan, and (iii) after the occurrence of such trigger events, (a) the controlling class representative with respect to the securitization of the Soho-Tribeca Grand Hotel Portfolio Note A-1 (unless a control termination event is ongoing) will be the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (b) the holder of the mortgage loan (or, prior to the occurrence and continuance of a control termination event, the CSAIL 2015-C2 controlling class representative) and the holder of the Soho-Tribeca Grand Hotel Portfolio Note A-3 pari passu companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the controlling class representative with respect to the securitization of the Soho-Tribeca Grand Hotel Portfolio Note A-1 has or would have had consent or consultation rights (regardless of the occurrence and continuance of a control termination event or a consultation termination event under the CSAIL 2015-C1 PSA.

The Westfield Trumbull mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $33,958,784, represents approximately 2.5% of the Initial Pool Balance, consists of Notes A-3 and B-3 (together, “Westfield Trumbull Note Group 3”) and is part of a loan combination evidenced by the Westfield Trumbull mortgage loan, Notes A-1 and B-1 (together, “Westfield Trumbull Note Group 1”) and Notes A-2 and B-2 (together, “Westfield Trumbull Note Group 2”). The Westfield Trumbull Note Group 1 has an outstanding principal balance as of the Cut-off Date of $77,179,054 and was securitized in connection with the CSAIL 2015-C1 transaction. The Westfield Trumbull Note Group 2 has an outstanding principal balance as of the Cut-off Date of $41,162,162 and is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):	loan”, a “non-serviced companion loan” and a “companion loan”. The Westfield Trumbull mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Trumbull whole loan”, a “non-serviced whole loan” and a “whole loan”. The Westfield Trumbull whole loan will be serviced by the CSAIL 2015-C1 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C1 transaction special servicer under the CSAIL 2015-C1 PSA.

The Sterling & Milagro Apartments mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $30,000,000, represents approximately 2.2% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Sterling & Milagro Apartments mortgage loan with outstanding principal balance as of the Cut-off Date of $17,000,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Sterling & Milagro Apartments mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Sterling & Milagro Apartments whole loan”, a “serviced whole loan” and a “whole loan”.

The Bayshore Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $23,000,000, represents approximately 1.7% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $23,500,000, which was securitized in connection with the issuance of the CSAIL 2015-C1 transaction. The pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Bayshore Mall mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “Bayshore Mall whole loan”, a “whole loan” and a “non-serviced whole loan”. The Bayshore Mall whole loan will be serviced by the CSAIL 2015-C1 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C1 transaction special servicer under the CSAIL 2015-C1 PSA.

The St. Louis Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $21,500,000, represents approximately 1.6% of the Initial Pool Balance, and has (a) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $47,500,000, which was securitized in connection with the issuance of the JPMBB 2014-C26 transaction and (b) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $26,000,000, which was securitized in connection with the issuance of the CSAIL 2015-C1 transaction. Each such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The St. Louis Premium Outlets mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “St. Louis Premium Outlets whole loan”, a “whole loan” and a “non-serviced whole loan”. The St. Louis Premium Outlets whole loan will be serviced by the JPMBB 2014-C26 transaction master servicer and, if and to the extent necessary,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):	the JPMBB 2014-C26 transaction special servicer under the JPMBB 2014-C26 PSA.

Each of the JPMBB 2014-C26 PSA and the CSAIL 2015-C1 PSA is also referred to in this Term Sheet as the “Controlling Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan(s) serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

One of the Soho-Tribeca Grand Hotel Portfolio pari passu companion loans, one of the Westfield Trumbull companion loans and the Bayshore Mall companion loan are each assets in the CSAIL 2015-C1 transaction. The Soho-Tribeca Grand Hotel Portfolio whole loan, the Westfield Trumbull whole loan and the Bayshore Mall whole loan are serviced by KeyBank, as the CSAIL 2015-C1 master servicer, and special serviced by C-III, as the CSAIL 2015-C1 special servicer pursuant to the terms of the CSAIL 2015-C1 PSA. Wells Fargo, as the CSAIL 2015-C1 trustee, or a custodian on its behalf, will hold the mortgage file for the Soho-Tribeca Grand Hotel Portfolio whole loan, the Westfield Trumbull whole loan and the Bayshore Mall whole loan pursuant to the CSAIL 2015-C1 PSA (other than the promissory notes for the related mortgage loans, which will be held by the custodian under the pooling and servicing agreement for this securitization, and the related non-controlling companion loans that are not assets of the CSAIL 2015-C1 securitization).

One of the St. Louis Premium Outlets companion loans is an asset in the JPMBB 2014-C26 transaction. The St. Louis Premium Outlets whole loan is serviced by Midland, as the JPMBB 2014-C26 master servicer and special servicer pursuant to the terms of the JPMBB 2014-C26 PSA. Wells Fargo Bank, National Association, as the JPMBB 2014-C26 trustee, or a custodian on its behalf, will hold the mortgage file for the St. Louis Premium Outlets whole loan pursuant to the JPMBB 2014-C26 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and the related non-controlling companion loan).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Servicing Standard:
Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Standard (continued):
(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:
If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class Z and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights of the certificates (other than the Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but only such classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the holders of the CSAIL 2015-C2 Commercial Mortgage Trust certificates will have the right to replace the special servicer without cause with respect to the 9200 & 9220 Sunset whole loan (which will be serviced under the pooling and servicing agreement until the 9200 & 9220 Sunset Companion Loan Securitization Date and during which time the holder of the 9200 & 9220 Sunset Note A-2 will exercise such right).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CSAIL 2015-C2 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote (but in the case of the 9200 & 9220 Sunset whole loan, subject to the consent of the holder of the controlling 9200 & 9220 Sunset companion loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class Z, Class R and Class X Certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal balance,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Termination of Special Servicer (continued):	as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Servicing Compensation:
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):	received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:
Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a whole loan serviced under the CSAIL 2015-C2 pooling and servicing agreement, the related pari passu companion loan holder(s) constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of “Non-Reduced Certificates” (classes of certificates (other than the Class X, Class Z and Class R certificates) that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):	reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal) vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the trust is equal to or less than 1% of their Initial Pool Balance.

Deal Website:
The Certificate Administrator will maintain a deal website including, but not limited to:

■ all special notices delivered

■ summaries of final asset status reports

■ all appraisals in connection with appraisal reductions plus any subsequent appraisal updates

■ an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 1 — Westfield Wheaton

Westfield
Wheaton
Bath & Body Works
H&M
H&M
macy's
TARGET
TARGET
VICTORIA'S SECRET

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

COSTCO
Giant
DICK'S
SPORTING GOODS
1948
classes
THAI
Westfield
DSW SHOES
Westfield
VANS
LA FITNESS
Westfield SOUTH

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Westfield
WHEATON
Office North
CVS pharmacy
LINDSAY
Parking
macy's
Giant
Westfield Wheaton
TARGET
H&M
JCP
JCPenney
Parking
Wheaton Metro Station
Veirs Mill Rd
Wendy's
JO-ANN
DSW
LA FITNESS
Parking
Party City
COSTCO WHOLESALE
UPPER LEVEL
DICK'S SPORTING GOODS
LOWER LEVEL
Office South
sears outlet
Valley View
University Blvd W
Georgia Ave

Map Data © 2015 Google Imagery © 2015, Commonwealth of Virginia, DigitalGlobe, U.S. Geological Survey, USDA Farm Service Agency

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$95,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$95,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.9%	Net Rentable Area (SF)(5):	1,649,363
Loan Purpose:	Refinance	Location:	Wheaton, MD
Borrower:	Wheaton Plaza Regional Shopping Center LLC	Year Built / Renovated:	1960/1987, 2005, 2013
Sponsors(2):	Westfield America, Inc.;	Occupancy(6):	96.1%
	Westfield America Limited Partnership	Occupancy Date(6):	12/31/2014
Interest Rate:	3.8000%	Number of Tenants(6):	214
Note Date:	2/3/2015	2011 NOI:	$18,523,638
Maturity Date:	3/1/2025	2012 NOI:	$20,160,536
Interest-only Period:	120 months	2013 NOI:	$22,023,591
Original Term:	120 months	2014 NOI:	$24,585,214
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$35,809,403
Call Protection(3):	L(26),Def or YM1(87),O(7)	UW Expenses:	$12,092,073
Lockbox(4):	Hard	UW NOI:	$23,717,330
Additional Debt(1):	Yes	UW NCF:	$22,010,217
Additional Debt Balance(1):	$139,617,526	Appraised Value / Per SF(7):	$402,000,000 / $244
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/29/2014
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$142
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$142
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	Springing	$208,872	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	$1,392,492	UW NCF DSCR:	2.43x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$234,617,526	100.0%	Return of Equity	$230,985,551	98.5%
			Closing Costs	3,631,975	1.5
Total Sources	$234,617,526	100.0%	Total Uses	$234,617,526	100.0%

(1)
The Westfield Wheaton loan is part of a larger split whole loan evidenced by eight notes with an aggregate original principal balance of approximately $234.6 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $234.6 million Westfield Wheaton Whole Loan.

(2)
Westfield America Limited Partnership provided a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support.  The partial recourse guaranty provides for recourse to such guarantor, with respect to the A Notes, in the event that the lender incurs losses in excess of $7.5 million, after exercising all possible remedies.  Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

(3)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of April 1, 2015.  However, the borrower will be permitted to prepay a portion of the Westfield Wheaton Whole Loan during the lockout period if the debt yield falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.  If the borrower prepays any portion of the Westfield Wheaton Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Wheaton Whole Loan, however, in each case after such lockout period, the borrower will be permitted to prepay the Westfield Wheaton Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(5)
Net Rentable Area of 1,649,363 SF includes ground lease tenant spaces: Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF), which are pad leased to, and the improvements on which are owned by, the respective retailers until lease maturity when the improvements revert to the borrower. The total SF does not include approximately 39,000 SF, which is currently considered by the borrower to be decommissioned space. A portion of this space will be occupied by American Multi-Cinema, Inc. in connection with the signed letter of intent (“LOI”) for the AMC theater operator (9 screen theater). The theater LOI calls for 43,585 SF located in the South Annex building.

(6)	Occupancy and Number of Tenants includes ground lease tenants.
(7)	Appraised Value Per SF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenants.
(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Loan PSF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenant space.

The Loan. The Westfield Wheaton loan, which is part of a larger split whole loan is secured by a first mortgage lien on a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located on a 79.0 acre site in Wheaton, Maryland. The whole loan has an outstanding principal balance of $234,617,526 (the “Westfield Wheaton Whole Loan”), which is comprised of eight notes identified as Note A-1-1, Note A-1-2, Note A-2, and Note A-3 (collectively, the “A Notes”), and Note B-1-1, Note B-1-2, Note B-2 and Note B-3 (collectively, the (“B Notes”). The eight notes have outstanding balances of approximately $92.0 million, $16.5 million, $77.4 million, $41.3 million, $3.0 million, $0.5 million, $2.6 million and $1.4 million for Note A-1-1, Note A-1-2, Note A-2, Note A-3, Note B-1-1, Note B-1-2, Note B-2 and Note B-3, respectively.

Notes A-1-1 and B-1-1 (together, “Note Group 1-1”) have an aggregate outstanding principal balance as of the cut-off date of $95,000,000 and are being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. Notes A-3 and B-3 (together, “Note Group 3”) were previously securitized in CSAIL 2015-C1, and Notes A-1-2 and B-1-2 (together “Note Group 1-2”) and Notes A-2 and B-2 (together, “Note Group 2”) are expected to be contributed to one or more future securitization trusts. The holder of Note Group 1-1 will be the controlling noteholder of the Westfield Wheaton Whole Loan. The trustee of the CSAIL 2015-C2 Commercial Mortgage Trust, as the holder of Note Group 1-1 (or, prior to the occurrence and continuance of a CSAIL 2015-C2 control termination event under the CSAIL 2015-C2 pooling and servicing agreement, the CSAIL 2015-C2 controlling class representative), will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Westfield Wheaton Whole Loan; however, the holder of Note Group 1-2, the holder of Note Group 2 and the CSAIL 2015-C1 Commercial Mortgage Trust, as the holder of Note Group 3, or their respective representatives, will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Note Group 1-1 accrues interest at the same rate as the pari passu Note Group 2 and Note Group 3, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 1-2, Note Group 2 and Note Group 3, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1-1, Note Group 1-2, Note Group 2 and Note Group 3 (each, a “Note Group”) have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Wheaton Whole Loan. Prior to securitization of Note Group 1-1, each note has been serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement. Following the securitization of Note Group 1-1, each note will be serviced pursuant to terms of the pooling and servicing agreement governing CSAIL 2015-C2. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. Note A-1-1, Note A-1-2, Note A-2 and Note A-3 are pari passu notes and Note B-1-1, Note B-1-2, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below. Note Group 1-1, Note Group 1-2, Note Group 2 and Note Group 3 are pari passu Note Groups.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1, B-1-1	$95,000,000	$95,000,000	CSAIL 2015-C2	Yes
Note A-3, B-3	$42,617,526	$42,617,526	CSAIL 2015-C1	No
Note A-1-2, A-2, B-1-2, B-2	$97,000,000	$97,000,000	Future Securitization	No
Total	$234,617,526	$234,617,526

The Borrower. The borrowing entity for the Westfield Wheaton Whole Loan is Wheaton Plaza Regional Shopping Center LLC, a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $188.2 million based on an allocated purchase price of $396.9 million. O’Connor Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Trumbull, Connecticut. The mall located in Trumbull, Connecticut serves as collateral for the Westfield Trumbull loan which is being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. See “Mortgage Loan No. 5—Westfield Trumbull.”

The Sponsor. The loan’s sponsors and non-recourse carveout guarantors are Westfield America, Inc., a private, untraded real estate investment trust and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage. The sponsors own a membership interest in a joint venture with O’Connor Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Trumbull, Connecticut, under the joint venture agreement. Westfield America Limited Partnership provides a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support.  Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located in Wheaton, Maryland. The unencumbered mall opened in 1960 and is anchored by Target, JC Penney, Macy’s, and Costco Wholesale. The property includes two strip retail buildings, two office buildings, and  single-tenant outparcels leased to Giant Food, L.A. Fitness, Office Depot (Sears Outlet sublet), CVS, Lindsay Ford of Wheaton, and Wendy’s, among others. The total collateral of 1,649,363 SF includes Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF) buildings, which are ground leased to, and the improvements are owned by, the respective retailers until they revert to the sponsor at lease maturity.

The enclosed, two-level mall was 96.1% occupied by 214 tenants (including ground lease tenants) as of December 2014. National inline tenants include Bath & Body Works, Charlotte Russe, The Children’s Place, Express/Express Men, Foot Locker, GameStop, General Nutrition Center, Hollister, Kay Jewelers, Lenscrafters, Panera Bread, Payless Shoesource, Perfumania, Ruby Tuesday, Teavana, Victoria’s Secret, and others. Net Operating Income (“NOI”) has increased 32.7% from approximately $18.5 million in 2011 to approximately $24.6 million in 2014. Total mall sales at the property as of November 2014 were approximately $494.2 million, of which comparable mall sales were approximately $489.9 million ($378 PSF), which includes comparable in-line tenant sales (<10,500 SF) of approximately $101.3 million or $383 PSF.  The Westfield Wheaton north office building contains 113,118 SF, which is 79.5% leased to 35 tenants, and the Wheaton south office building contains 75,097 SF, which is 96.1% leased to 26 tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

The buildings comprising the Westfield Wheaton property were constructed in 1960. In 2005, a $100 million redevelopment was completed at the property, which added new Target and Macy’s anchors, plus 157,000 SF of specialty shops on the second level of one of the retail buildings. The development added a more upscale fashion component to the center and renovated much of the existing common area. The former Hecht’s department store, which was closed in 2006 after the merger between Federated Department Stores and May Department Stores, was replaced in 2013 with Costco Wholesale above a Dick’s Sporting Goods and JoAnn’s Fabric and Crafts on the lower level. The borrower has signed a letter of intent (“LOI”) with American Multi-Cinema, Inc. (“AMC”) to lease and re-develop a portion (43,585 SF) of the former vacant theater space located in the south annex building adjacent to the south office building. The LOI provides for an initial base rent of $1,125,000 ($25.81 PSF) for 15 years (the lease contemplated by the LOI provides for a 10% increase in years 6 and 11), for which AMC will receive a $3.7 million ($85.00 PSF) tenant allowance. Pursuant to the LOI, AMC will renovate the space for a 9-screen, 680-seat multiplex theater anticipated to open by January 1, 2016.

Property Configuration

Mall:

The central mall building is the primary structure, with two-level Target and Macy’s anchor stores at the west end, a four-level JC Penney anchor store at the east end, and a single level Costco Wholesale, which is situated above the ground-level Dick’s Sporting Goods and Jo-Ann Fabrics and Crafts stores on the south end.

Outparcels:

(i) Single Tenant Retail: The property contains single-tenant outparcel buildings on the perimeter, including, a Giant Food (58,800 SF) supermarket building off the west end of the mall building fronting on University Boulevard West, CVS (13,013 SF), Lindsay Ford of Wheaton (36,247 SF), and Wendy’s (2,550 SF) buildings northeast of the mall building fronting on Veirs Mill Road, the L.A. Fitness (32,316 SF) building at the southeast corner of the property at the intersection of Veirs Mill Road and Georgia Avenue, and a Sears Outlet (20,025 SF) building south of the mall building. Sears Outlet is a subtenant of Office Depot.

(ii) Retail/Commercial Strip Building (North): This retail strip building is just west of the Giant Food outparcel abutting University Boulevard West and is 90.8% leased to four tenants, including a Wells Fargo bank branch (3,570 SF), Baja Fresh (3,455 SF), Jersey Mike’s Subs (1,605 SF) and Starbucks (1,603 SF), with one 1,041 SF vacant unit.

(iii) South Annex: This retail/commercial building is southeast of the property and adjacent to the south office building. It is currently leased to five tenants, including Ana G. Mendez University (20,000 SF), Party City (11,291 SF), American Beauty Academy (7,847 SF), Community Clinic (7,346 SF), Verizon (2,107 SF) and The UPS Store (835 SF). This building contains a former theater, which is not included in the property’s gross leasable area. The theater is expected to be re-developed.

Office:

(i) North: The 113,118 SF north office building is just east of the Giant Food outparcel perpendicular to University Boulevard West, and is 79.5% leased to 35 tenants, with primary tenants including Arthritis & Rheumatism (22,517 SF), sponsor affiliate Westfield LLC (10,063 SF), Jezic, Krum and Moyse, LLC (7,328 SF), and AAA Mid-Atlantic, Inc. (5,682 SF).

(ii) South: The 75,097 SF south office building is situated adjacent west of the South Annex retail/commercial building, and is 96.1% leased to 26 tenants, with primary tenants consisting of Montgomery County government agencies (28,993 SF).

The Market. Wheaton is located in Montgomery County and is home to the Wheaton Regional Park, which includes a nature center, riding stables, dog park, a picnic area with carousel and miniature train, an athletic complex with tennis bubble, ice rink, in-line skating rink, and ball fields. Much of Wheaton was developed in the 1950s, and has been designated an Arts and Entertainment District by the State of Maryland, joining Silver Spring and Bethesda as the third district in Montgomery County to receive this distinction. Local artists working in Wheaton benefit from an income tax break, and developers that create spaces for artists to live and work receive exemptions from paying certain property taxes for up to 10 years. The Westfield Wheaton property is situated in downtown Wheaton, which is comprised of high rise office buildings, apartments, and single family homes. The property is also located approximately 2.3 miles from Brookside Gardens. Brookside Gardens is Montgomery County’s award-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

winning 50-acre public display garden. The Wheaton metro train and bus station is northeast of the property, and several newer high-rise residential buildings are located around the station. Other nearby uses include the Kenmont Swim & Tennis Club to the west, with residential uses surrounding the subject to the south, east and west. A small industrial area lies north of the Westfield Wheaton property.

The property is located on a 79.0 acre site, just north of the Capital Beltway/I-495 and approximately 10 miles north of Washington, D.C. The property contains a total of 5,065 parking spaces, of which 2,825 are surface and 2,240 are part of parking structures. Local access to the property is provided by adjacent or nearby arterials including Veirs Mill Road, University Boulevard West, Georgia Avenue and Connecticut Avenue. Regional access is provided by the Capital Beltway/Interstate 495 less than 2 miles south, which encircles Washington, D.C. and provides access to all points along the eastern U.S. seaboard via connecting Interstates, including, I-95, I-66, I-270 and I-395. The property’s primary 10-mile trade area has a population of 1,421,397, with 557,656 households and an average household income of $123,462.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield Montgomery	1968 / 2001	1,324,658	$630	98%	7.0	Macy’s, Nordstrom, Sears
Bethesda Row	1994 /2008	533,000	N/A	100%	6.0	Barnes & Noble, Equinox Fitness Clubs, Landmark Theatres
The Collection at Chevy Chase	2006 / N/A	101,000	N/A	82%	6.5	Bulgari, Cartier, Christian Dior, Gucci
Mazza Gallerie	1975 / 2006	288,635	$380	96%	6.5	Neiman Marcus, Saks Fifth Avenue, AMC Theaters
The Mall at Prince Georges	1957 / 2004	928,274	$390	96%	9.0	Macy’s, Target, JC Penney
Beltway Plaza	1961 / 2000	900,220	$300	92%	11.0	Target, Burlington Coat, Giant Food
Lakeforest Mall	1978 / 2001	1,047,938	$275	60%	13.0	JC Penney, Lord & Taylor, Macy’s, Sears
Tyson’s Corner	1968 / 1988	1,985,179	$830	98%	16.0	Bloomingdales, Macy’s, L.L. Bean
Tyson’s Galleria	1988 / 1997	812,615	$800	100%	16.5	Macy’s, Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
90.6%	87.3%	89.8%	87.1%	95.3%	96.2%	90.4%	96.1%

(1)	Source: Occupancy history report unless otherwise indicated. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$175	1.1%	$173	1.3%	$388	0.6%
Majors(4)	$401	6.0%	$391	5.8%	$344	7.0%
Specialty Stores/Others(5)	$361	16.1%	$405	14.3%	$383	15.1%

(1)
Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors, including Macy’s, Giant Food, Sears Outlet (former Office Depot) and Wendy’s, each of which own their own improvements and operate under a pad lease.

(2)	TTM Sales PSF and Occupancy Costs % represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)
Anchors include Costco Wholesale, JC Penney, Macys and Target. Macys owns its improvements subject to a ground lease. Costco Wholesale’s sales information is included in the TTM period only which results in a higher Sales PSF number.

(4)
Majors include tenants occupying between 11,000 and 59,000 SF. As of November 30, 2014, Majors included Giant Food, Dick’s Sporting Goods, L.A. Fitness, Jo-Ann Fabric and Craft, H&M, Sears Outlet, DSW Shoe Warehouse, CVS, and XXI Forever.

(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Target	A2 / A / A-	227,700	13.8%	$3.95	$262	1.6%	2/28/2020
JC Penney	Caa1 / CCC+ / CCC	218,667	13.3%	$0.09	$71	3.7%	12/31/2019
Macy’s(5)	Baa2 / BBB+ / BBB	175,499	10.6%	$0.53	$185	0.4%	1/31/2026
Costco Wholesale	A1 / A+ / A+	152,318	9.2%	$3.48	$1,264	0.2%	2/28/2033
Giant Food(5)(6)	Baa3 / BBB / BBB	58,800	3.6%	$11.90	$812	0.1%	10/31/2028
Dick’s Sporting Goods	NA / NA / NA	52,284	3.2%	$16.41	$170	10.6%	1/31/2025
Lindsay Ford of Wheaton	NA / NA / NA	36,247	2.2%	$9.93	N/A	N/A	1/31/2018
L.A. Fitness	NA / NA / NA	32,316	2.0%	$24.14	$97	30.9%	10/31/2019
Arthritis & Rheumatism	NA / NA / NA	22,517	1.4%	$30.00	N/A	N/A	12/31/2024
Jo-Ann Fabric and Craft	NA / NA / NA	22,218	1.3%	$19.00	$105	18.8%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable area based on the improvements. Ground lease base rent and lease expiration provisions are presented.
(6)
Base Rent PSF and Occupancy Cost for Giant Food are based on underwritten rent which is equal to 80% of the gross rent allocable to Giant Food. Giant Food is currently involved in a dispute with the borrower regarding the enforcement of an exclusive grocery sales clause. The borrower expects the matter to be resolved based on its offer of a 15% rent reduction.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(2)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,716	3.9%	NAP	NAP	64,716	3.9%	NAP	NAP
MTM	11	22,350	1.4	$412,936	1.8%	87,066	5.3%	$412,936	1.8%
2015	38	83,326	5.1	3,209,450	14.0	170,392	10.3%	$3,622,386	15.8%
2016	34	96,659	5.9	2,471,010	10.8	267,051	16.2%	$6,093,396	26.7%
2017	19	47,525	2.9	1,276,132	5.6	314,576	19.1%	$7,369,528	32.2%
2018	30	98,004	5.9	2,288,784	10.0	412,580	25.0%	$9,658,312	42.3%
2019	29	339,462	20.6	3,519,163	15.4	752,042	45.6%	$13,177,475	57.7%
2020	7	244,114	14.8	1,634,874	7.2	996,156	60.4%	$14,812,349	64.8%
2021	13	31,786	1.9	1,345,541	5.9	1,027,942	62.3%	$16,157,890	70.7%
2022	9	56,805	3.4	1,052,461	4.6	1,084,747	65.8%	$17,210,351	75.3%
2023	12	27,511	1.7	694,262	3.0	1,112,258	67.4%	$17,904,613	78.3%
2024	19	78,536	4.8	1,810,572	7.9	1,190,794	72.2%	$19,715,185	86.3%
2025 & Beyond	8	458,569	27.8	3,140,666	13.7	1,649,363	100.0%	$22,855,852	100.0%
Total	229	1,649,363	100.0%	$22,855,852	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Certain tenants have more than one lease.
(3)	Including improvements SF for ground lease tenants.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$19,669,407	$20,248,135	$21,279,740	$22,361,280	$22,855,852	$13.86	63.6%
Vacant Income	0	0	0	0	1,693,275	1.03	4.7%
Percentage Rent(4)	475,562	628,520	742,786	743,581	598,041	0.36	1.7%
Gross Potential Rent	$20,144,969	$20,876,655	$22,022,526	$23,104,861	$25,147,167	$15.25	70.0%
Total Reimbursements	7,499,476	8,637,337	9,506,389	11,119,346	10,798,572	6.55	30.0%
Net Rental Income	$27,644,445	$29,513,992	$31,528,915	$34,224,207	$35,945,739	$21.79	100.0%
(Vacancy/Collection Loss)	(444,003)	(248,843)	(44,495)	(173,036)	(1,866,311)	(1.13)	(5.2%)
Other Income	1,580,410	1,428,432	1,463,912	1,729,974	1,729,974	1.05	4.8%
Effective Gross Income	$28,780,852	$30,693,581	$32,948,332	$35,781,145	$35,809,403	$21.71	99.6%
Total Expenses	$10,257,214	$10,533,045	$10,924,741	$11,195,931	$12,092,073	$7.33	33.8%
Net Operating Income	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$23,717,330	$14.38	66.2%
Total TI/LC, Capex/RR	0	0	0	0	1,707,114	1.04	4.8%
Net Cash Flow	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$22,010,217	$13.34	61.5%

(1)	Rent includes Base Rent and Rent Increases occurring through March 31, 2016.
(2)	PSF based of total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Westfield Wheaton

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Rollover Reserves – The lender will collect $116,041 monthly, capped at $1,392,492, only during a Trigger Period or an event of default.

Replacement Reserves – The lender will collect $17,406 monthly, capped at $208,872, only during a Trigger Period or a continuing event of default.

Deferred Maintenance Reserves – The engineer identified $281,830 of deferred maintenance, including, $51,735 for pavement/parking lot repairs, $18,040 for site amenities/landscaping, $175,255 for façade work (walls/windows/doors), $16,800 for roofing, $5,000 for plumbing, and $15,000 for HVAC. The lender did not reserve for these items but required the borrower to complete these items within 12 months of the funding.

In lieu of funding the above reserve accounts, (1) the borrower may deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to a net worth requirement of $1,000,000,000, the sponsor may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield for the mortgage loan falls below the Minimum Debt Yield (defined below) and ends when the debt yield for the mortgage loan rises above the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

Lockbox / Cash Management. The Westfield Wheaton Whole Loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided no event of default under the mortgage loan documents or Trigger Period is continuing, all funds contained in the lockbox account will be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default under the mortgage loan documents is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default under the mortgage loan documents not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default, as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas  from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 2 — 9200 & 9220 Sunset

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JLC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	317,171
Loan Purpose:	Refinance	Location:	West Hollywood, CA
Borrower:	Mani Brothers 9200 Sunset (DE), LLC	Year Built / Renovated:	1964, 1971 / 2001-2002, 2009
Sponsors:	Simon Mani; Daniel Mani	Occupancy:	92.0%
Interest Rate:	3.9850%	Occupancy Date:	4/1/2015
Note Date:	3/20/2015	Number of Tenants:	65
Maturity Date:	1/6/2025	2011 NOI:	$13,191,955
Interest-only Period:	117 months	2012 NOI:	$14,157,915
Original Term:	117 months	2013 NOI:	$15,139,176
Original Amortization:	None	2014 NOI:	$16,278,907
Amortization Type:	Interest Only	UW Economic Occupancy:	92.0%
Call Protection(2):	L(25),Def(88),O(4)	UW Revenues:	$25,942,955
Lockbox(3):	Soft	UW Expenses:	$6,770,282
Additional Debt(1):	Yes	UW NOI(4):	$19,172,673
Additional Debt Balance(1):	$120,000,000	UW NCF:	$18,776,209
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$345,000,000 / $1,088
Additional Future Debt Permitted:	No	Appraisal Date:	1/27/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$662
Taxes:	$450,000	$154,740	N/A	Maturity Date Loan / SF:	$662
Insurance:	$51,000	$9,000	N/A	Cut-off Date LTV:	60.9%
TI/LC:	$0	$26,431	$600,000	Maturity Date LTV:	60.9%
Replacement Reserves:	$0	$6,608	N/A	UW NCF DSCR:	2.21x
Free Rent Reserve:	$501,964	N/A	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$210,000,000	100.0%	Payoff Existing Debt	$135,000,000	64.3%
			Return of Equity	57,388,315	27.3
			Defeasance Costs	14,606,579	7.0
			Closing Costs	2,002,143	1.0
			Upfront Reserves	1,002,964	0.5
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)
The 9200 & 9220 Sunset loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate original principal balance of $210.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $210.0 million 9200 & 9220 Sunset Whole Loan.

(2)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of May 6, 2015. Defeasance of the full 9200 & 9220 Sunset Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan and (ii) October 6, 2018.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox/Cash Management” below.
(4)
The increase in UW NOI from 2014 NOI is primarily the result of the following: (i) the annualized amount of contractual annual rent steps for existing tenants that occurred in 2014 as the 2014 gross potential rent is a cash basis TTM figure, (ii) the 2014 NOI excludes rent abatements that occurred in 2014 totaling approximately $413,265 (JLC reserved approximately $501,964 at origination for rent abatements that occur in 2015, (iii) contractual rent steps for tenants occurring in January 2015 through May 2015 which are now in-place, (iv) underwritten contractual rent steps through May 2016, and (v) net new leasing (lost rental revenue from vacating tenants plus rental revenue from seven new or renewed leases). Combined, the resulting increase is equal to $2,898,702. Deducting this figure from UW gross potential rent of $19,020,713 equates to the 2014 gross potential rent amount of $16,122,011.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

The Loan. The 9200 & 9220 Sunset loan, which is part of a larger split whole loan, is a $90.0 million first mortgage loan secured by the fee interest in a two-building, 14-story, 317,171 SF Class A office building with 36,252 SF of retail located at 9200 & 9220 West Sunset Boulevard in West Hollywood, California. The 9200 & 9220 Sunset whole loan has an outstanding principal balance of $210.0 million (the “9200 & 9220 Sunset Whole Loan”), which is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1 has an outstanding principal balance as of the cut-off date of $90.0 million and is being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. The holders of Note A-2 and Note A-3 are German American Capital Corporation (“GACC”) and JLC, respectively. It is anticipated that the holder of Note A-2 and Note A-3 will be the trustee of a future securitization. Upon transfer of Note A-2 and Note A-3 to a future securitization, the trustee of that deal (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the directing certificate holder under the related pooling and servicing agreement) will be entitled to exercise all of the rights of the controlling noteholder with respect to 9200 & 9220 Sunset Whole Loan; however, the holder of Note A-1 (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2015-C2 pooling and servicing agreement, the CSAIL 2015-C2 controlling class representative) will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and is interest-only throughout the term.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$90,000,000	$90,000,000	CSAIL 2015-C2	No
Note A-2, A-3	$120,000,000	$120,000,000	GACC, JLC(1)	Yes
Total	$210,000,000	$210,000,000

(1)	It is anticipated that Note A-2 and Note A-3 will be deposited in the same future securitization.

The Borrower. The borrowing entity for the 9200 & 9220 Sunset Whole Loan is Mani Brothers 9200 Sunset (DE), LLC, a Delaware limited liability company and special purpose entity. The borrower is wholly owned by Simon Mani and Daniel Mani.

The Sponsor. The loan sponsors and non-recourse carve-out guarantors are Simon Mani and Daniel Mani, who own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A Southern California office buildings totals 1.3 million SF (inclusive of the 9200 & 9220 Sunset property).

The Property. The property consists of two office buildings: (i) 9200 West Sunset Boulevard: a 14-story, 265,228 SF office building built in 1971 and (ii) 9220 West Sunset Boulevard: a 3-story, 51,943 SF office building built in 1964. The property was renovated from 2001 to 2002 and 2009 and consists of primarily office space with 36,252 SF of retail space. The property offers spaces ranging up to full floors totaling over 20,000 SF with each space having floor to ceiling windows. The column free floor design allows for various tenant layouts and the lobby connects the two buildings and provides 24-hour security. The property offers unobstructed panoramic views of Beverly Hills and West Hollywood from the penthouse. The retail component consists of ground floor space leased and occupied by the BOA Steakhouse, Comerica Bank and Citrus on Sunset and the penthouse retail space is leased and occupied by the SoHo House. Floors two through 13 are occupied by office tenants. According to the borrower, in the last eight years, approximately $14.8 million has been spent on capital items, including the conversion of the penthouse from the prior owner’s personal residence to 21,625 SF of income-producing, leasable retail space (2007), the enclosure of the outdoor ground-floor patio area into 13,349 SF of income-producing, leasable street-level retail space (2007), the enclosure of the parking garage (2007), restroom and elevator improvements (2007), an exterior glass re-cladding of the property (2008) and the construction of an atrium lobby (2008).

The Market. The property is located within the West Los Angeles market. As of the first quarter 2015, the West Los Angeles office market contained 2,484 properties totaling approximately 75.4 million SF with an overall vacancy rate of 10.3%. Quoted rates for the market are $45.23 PSF FSG. The overall vacancy within the West Hollywood office market vacancy is skewed due to the delivery of the Red Building East and West in 2013 totaling 423,665 SF, which has been slow to absorb and is currently 10.9% occupied. As of the first quarter 2015, the West Los Angeles retail submarket contained 638 properties totaling

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

approximately 4.6 million SF with an overall vacancy rate of 2.8%. The appraiser concluded occupancy of 92.5% for the property and concluded $90.00 PSF NNN for both the ground floor retail and penthouse retail components of the property, $67.80 PSF FSG for the office component of 9200 West Sunset Boulevard and $64.20 PSF FSG for the office component of 9220 West Sunset Boulevard. The appraiser also assumed that the $90.00 PSF NNN retail market rental rate would also typically include market standard percentage rent in addition to base rent.

Competitive Set Summary(1)

Property	Location	Year Built	Total GLA	Occupancy	Parking/1,000 SF
9200 & 9220 Sunset	9200 & 9220 West Sunset Boulevard, West Hollywood, CA	1964, 1971	317,171(2)	92%(2)	2.3
9000 Sunset	9000 Sunset Boulevard, West Hollywood, CA	1964	139,350	94%	3
Sunset Doheny Towers	9255 Sunset Boulevard, West Hollywood, CA	1961	240,000	94%	3
Sun America Center	1999 Avenue of the Stars, Los Angeles, CA	1990	824,106	77%	3
9595 Wilshire Boulevard	9595 Wilshire Boulevard, Beverly Hills, CA	1972	163,624	98%	3
Wilshire Beverly	9465 Wilshire Boulevard, Beverly Hills, CA	1963	186,269	86%	2.5
9601 Wilshire	9601 Wilshire Boulevard, Beverly Hills, CA	1962	302,423	100%	3
100 Wilshire	100 Wilshire Boulevard, Santa Monica, CA	1971	247,225	99%	2.6

(1)	Source: Appraisal.
(2)	Based on rent roll dated April 1, 2015.

Historical and Current Occupancy(1)

2010	2011	2012	2013	2014	Most Recent(2)
89.8%	84.0%	86.0%	86.0%	91.0%	92.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise indicated.
(2)	Most recent occupancy is as of April 1, 2015.

As of April 1, 2015, the property was 92.0% leased by 65 tenants representing entertainment, music, legal, financial services, media, artist and technology sectors. The largest tenant at the property, Mosaic Media Group, leases 7.5% of the net rentable area with 23,825 SF expiring in August 2018. Mosaic Media Group is a talent management firm and production company that provides a meeting place for graphic designers, programmers and other marketing professionals. Clients include Ellen DeGeneres, Jim Carrey and Will Ferrell. The company was founded in 2008, when it took occupancy in the property, expanded in 2009 and expanded for a second time in December 2014. The second largest tenant, the SoHo House, a private members’ club for individuals in film, media and creative industries, occupies five separate spaces totaling 21,625 (6.8% of NRA) with staggered lease expirations: 2,860 SF (13.2% of SoHo SF) expires in June 2017, 16,036 SF (74.2% of SoHo SF) expires in February 2025 and 2,729 SF (12.6% of SoHo SF) expires in July 2025. Upon the sponsor’s completion of the penthouse conversion in 2007, the SoHo House subsequently invested approximately $15.0 million of its own capital to complete the installation of its second U.S. location at the property, representing its west coast flagship location. The penthouse space the SoHo House occupies features a private member’s elevator and open-air patio space with unobstructed panoramic views of Los Angeles and Hollywood Hills. The SoHo House was founded in 1995, currently operates 13 locations worldwide (four in the U.S.) and reported 3,653 members as of the year end 2013 period. A summary of historical sales and percentage rent for the SoHo House and the BOA Steakhouse is presented below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

Historical Sales and Occupancy Costs(1)

	2011			2012			2013			2014
	Annual Sales	PSF	Occ. %(2)	Annual Sales	PSF	Occ. %(1)	Annual Sales	PSF	Occ. %(1)	Annual Sales	PSF	Occu. Costs %(1)
SoHo House	$19,994,788	$925	9.6%	$20,727,485	$958	9.5%	$23,076,549	$1,067	9.0%	$24,485,318	$1,132	8.6%
BOA Steakhouse	$13,303,855	$1,482	4.8%	$14,277,020	$1,590	4.7%	$14,074,125	$1,567	4.9%	$15,056,230	$1,677	4.8%

(1)	Based on historical sales provided by each tenant.
(2)	Occupancy Costs are calculated based off total underwritten rent (including reimbursements), applied consistently historically for illustrative purposes.

Historical Percentage Rent(1)

	2011		2012		2013		2014(2)
	Annual $ Rent	Rent PSF	Annual $ Rent	Rent PSF	Annual $ Rent	Rent PSF	Annual $ Rent	% Rent PSF
SoHo House	$799,479	$37	$872,749	$40	$1,107,655	$51	$1,248,532	$58
BOA Steakhouse	$267,032	$30	$275,314	$31	$255,700	$28	$294,222	$33

(1)	Based on historical operating statements.
(2)	The actual percentage rent from 2014 was used for underwritten percentage rent.

Recent Leasing Activity(1)

Tenant	New / Renewal / Relocation Leases	Net Rentable Area	Lease Date	Term (years)	Base Rent PSF	Annual Rent
Suite 225: Mosaic Media Group	New / Expansion	2,613	12/9/2014	3.7	$60.00	$156,780
Suite 300: Bad Boys Films	New	9,575	5/1/2014	5.0	$55.89	$535,147
Suites 425 & 430: Spotify USA Inc.	New	8,744	9/1/2014	10.6	$63.00	$550,872
Suite 112: Telemus Capital, LLC	New	4,957	9/30/2014	5.2	$64.20	$318,239
Suite 520: Treehouse Pictures, LLC	New / Relocation	4,638	6/30/2014	5.0	$63.00	$292,194
Suite PH2: Jrudes Holdings LLC	New	3,655	10/31/2014	10.2	$73.20	$267,546
Suite 300: Resurgent Film Group	New	2,483	2/1/2015	5.0	$65.40	$162,388
Suite 1212: Robin McGraw	New	2,172	3/1/2014	2.2	$68.04	$147,783
Suite 407: Gerard Butler Alan Siegel Entertainment	New	1,984	8/31/2014	6.0	$63.00	$124,992
Suite 1200: Lichter Grossman Nichols Adler	Renewal	10,378	6/30/2014	7.0	$61.80	$641,360
Suite 404: Unique Features	Renewal	2,487	12/1/2014	3.0	$64.12	$159,460
Suite 310: Pat Boone Enterprise, Inc.	Renewal	2,386	3/1/2014	3.0	$56.68	$134,995
Suite 525: Dennis A. Roach	Renewal	1,694	5/1/2014	5.0	$64.89	$109,924
Suite 309: Mitchell Management	Renewal	1,502	5/23/2014	1.1	$59.92	$90,000
Total		59,268				$3,691,680

(1)	Based on a rent roll dated April 1, 2015.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

Tenant Summary(1)

Tenant	Ratings (2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Mosaic Media Group	NA / NA / NA	23,825	7.5%	$61.00	8/31/2018
SoHo House(3)(4)	NA / NA / NA	21,625	6.8%	$88.42	Various
S&F Management Company	NA / NA / NA	21,565	6.8%	$61.91	3/31/2021
Abrams Artists & Associates(5)	NA / NA / NA	11,451	3.6%	$60.01	1/31/2016
Platinum Financial	NA / NA / NA	10,939	3.4%	$53.43	11/30/2017
Lichter Grossman Nichols Adler(6)	NA / NA / NA	10,378	3.3%	$63.65	6/30/2021
Bad Boys Films	NA / NA / NA	9,575	3.0%	$57.85	4/30/2019
BOA Steakhouse(4)	NA / NA / NA	8,979	2.8%	$66.29	3/31/2019
Spotify USA Inc.	NA / NA / NA	8,744	2.8%	$64.89	3/31/2025
Rodeo Realty	NA / NA / NA	8,706	2.7%	$54.75	12/31/2018

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
SoHo House has multiple leases at the property: 2,860 sf (13.2% of SoHo House SF) expires in June 2017, 16,036 SF (74.2% of SoHo House SF) expires in February 2025 and 2,729 SF (12.6% of SoHo House SF) expires in July 2025.

(4)	SoHo House and BOA Steakhouse each contribute percentage rent in addition to base rent.
(5)
Abrams Artists & Associates has one month of free rent in July 2015. Reserves in the amount of $501,964 were established on the origination date of the mortgage loan for all outstanding free rent due to signed tenants, which amount includes the base rent due during Abrams Artists & Associates’ free rent period.

(6)	Lichter Grossman Nicholas Adler can terminate its lease, effective December 31, 2016, with written notice no later than June 30, 2016.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,432	8.0%	NAP	NAP	25,432	8.0%	NAP	NAP
2015	9	22,351	7.0	$1,367,899	7.2%	47,783	15.1%	$1,367,899	7.2%
2016	6	22,902	7.2	1,431,736	7.5	70,685	22.3%	$2,799,634	14.7%
2017	8	35,901	11.3	2,133,927	11.2	106,586	33.6%	$4,933,561	25.9%
2018	14	62,282	19.6	3,911,850	20.6	168,868	53.2%	$8,845,411	46.5%
2019	11	43,125	13.6	2,746,034	14.4	211,993	66.8%	$11,591,445	60.9%
2020	11	26,661	8.4	1,911,265	10.0	238,654	75.2%	$13,502,710	71.0%
2021	3	31,943	10.1	1,995,730	10.5	270,597	85.3%	$15,498,440	81.5%
2022	0	0	0.0	0	0.0	270,597	85.3%	$15,498,440	81.5%
2023	2	7,092	2.2	458,013	2.4	277,689	87.6%	$15,956,453	83.9%
2024	0	0	0.0	0	0.0	277,689	87.6%	$15,956,453	83.9%
2025 & Beyond	8	39,482	12.4	3,064,261	16.1	317,171	100.0%	$19,020,713	100.0%
Total	72	317,171	100.0%	$19,020,713	100.0%

(1)	Based on the underwritten rent roll.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 9200 & 9220 Sunset

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	PSF	%(1)
Base Rent	$14,376,061	$15,222,477	$16,122,011	$18,725,358	$59.04	72.2%
Base Rent Steps	0	0	0	499,333	1.57	1.9%
Mark-to-Market Adjustments	0	0	0	(203,979)	(0.64)	(0.8%)
Gross Potential Rent	$14,376,061	$15,222,477	$16,122,011	$19,020,713	$59.97	73.3%
Total Reimbursements	782,096	810,831	793,176	1,029,626	3.25	4.0%
Percentage Rents(2)	1,213,395	1,230,306	1,542,754	1,542,754	4.86	5.9%
Net Rental Income	$16,371,552	$17,263,614	$18,457,941	$21,593,093	$68.08	83.2%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0%
Parking Income	3,585,804	3,991,182	4,011,719	4,011,719	12.65	15.5%
Other Income	50,709	47,715	301,590	338,143	1.07	1.3%
Effective Gross Income	$20,008,065	$21,302,511	$22,771,250	$25,942,955	$81.79	100.0%
Total Expenses	$5,850,150	$6,163,335	$6,492,343	$6,770,282	$21.35	26.1%
Net Operating Income(3)	$14,157,915	$15,139,176	$16,278,907	$19,172,673	$60.45	73.9%
Total TI/LC, Capex/RR	0	0	0	396,464	1.25	1.5%
Net Cash Flow	$14,157,915	$15,139,176	$16,278,907	$18,776,209	$59.20	72.4%

(1)	Percentage column represents percent of Effective Gross Income.
(2)	Underwritten percentage rent is based on the actual year-end 2014 percentage rent paid by both SoHo House and BOA Steakhouse.
(3)
The increase in UW NOI from 2014 NOI is primarily the result of the following: (i) the annualized amount of contractual annual rent steps for existing tenants that occurred in 2014 as the 2014 gross potential rent is a cash basis TTM figure, (ii) the 2014 NOI excludes rent abatements that occurred in 2014 totaling approximately $413,265 (JLC has reserved rent abatements that occur in 2015 at closing totaling approximately $501,964), (iii) contractual rent steps for tenants occurring in January 2015 through May 2015 which are now in-place, (iv) underwritten contractual rent steps through May 2016, and (v) net new leasing (lost rental revenue from vacating tenants plus rental revenue from seven new or renewed leases). Combined, the resulting increase is equal to $2,898,702. Deducting this figure from UW gross potential rent of $19,020,713 equates to the 2014 gross potential rent amount of $16,122,011.

Property Management. The property is managed by Mani Brothers, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $501,964 for free rent obligations, $450,000 for tax reserves, and $51,000 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of annual taxes, or approximately $154,740.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12th of annual insurance, or approximately $9,000.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,608 for capital improvements at the property.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $26,431 for tenant improvements and leasing commissions. The reserve will be subject to a $600,000 cap if occupancy is greater than or equal to 92.0% and such cap will increase to $1,000,000 if occupancy is less than 92.0%.

Lockbox / Cash Management. The 9200 & 9220 Sunset Whole Loan is structured with a soft lockbox at closing. The borrower and property manager are required to deposit all rents into a clearing account maintained by the borrower. From and after the commencement of a Cash Management Period, the borrower is required to instruct each tenant to deposit all rents directly into the clearing account.

A “Cash Management Period” means, subject to termination in accordance with the related loan documents, the period commencing (i) on the stated maturity date, (ii) upon an event of default or (iii) if the debt yield falls below 7.0%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Two Properties
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.7%	Net Rentable Area (Rooms):	Soho: 353 / Tribeca: 201
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	Year Built / Renovated:	Soho: 1996 / N/A Tribeca: 2000 / N/A
Sponsors:	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries – NJ, L.L.C.	Occupancy / ADR / RevPAR(4):	83.8%/$357.79/$299.88
Interest Rate:	4.0211%	Occupancy / ADR / RevPAR Date(4):	11/30/2014
Note Date:	11/4/2014	Number of Tenants:	N/A
Maturity Date:	11/6/2024	2011 NOI(5):	$23,963,703
Interest-only Period:	120 months	2012 NOI(5):	$22,173,277
Original Term:	120 months	2013 NOI(5):	$25,283,210
Original Amortization:	None	TTM NOI(6):	$24,547,291
Amortization Type:	Interest Only	UW Economic Occupancy / ADR / RevPAR(4):	83.8%/$357.79/$299.88
Call Protection(2):	L(30),Def(86),O(4)	UW Revenues:	$76,313,309
Lockbox(3):	Hard	UW Expenses:	$52,651,782
Additional Debt(1):	Yes	UW NOI:	$23,661,527
Additional Debt Balance(1):	$185,000,000	UW NCF:	$20,608,994
Additional Debt Type(1):	Pari Passu, B-Note	Appraised Value / Per Room(7):	$389,000,000/$702,166
Additional Future Debt Permitted:	No	Appraisal Date:	10/9/2014

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$406,137
Taxes:	$2,732,258	$546,452	N/A	Maturity Date Loan / Room:	$406,137
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
FF&E Reserve:	$0	4% of total gross monthly revenue	N/A	Maturity Date LTV:	57.8%
Engineering Reserve:	$225,068	N/A	N/A	UW NCF DSCR:	2.25x
Seasonality Reserve:	$1,500,000	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000	100.0%	Payoff Existing Debt	$195,000,000	78.0%
			Return of Equity	39,462,273	15.8
			Defeasance Cost	8,281,266	3.3
			Upfront Reserves	4,457,325	1.8
			Closing Costs	2,799,136	1.1
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)
The Soho-Tribeca Grand Hotel Portfolio loan is part of a larger split whole loan evidenced by three pari passu senior notes (collectively, “A-Note”) and a subordinate note (“B-Note”), with an aggregate original principal balance of $250.0 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $225.0 million A-Note of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, but not the $25.0 million subordinate B-Note.

(2)
The lockout period will be at least 30 payment dates beginning with and including the first payment date of December 6, 2014. Defeasance of the full Soho-Tribeca Grand Hotel Portfolio Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(4)	Occupancy and UW Economic Occupancy represents underwritten occupancy which is based on the trailing twelve months ending November 30, 2014.
(5)	Historical NOI represents the consolidated numbers for both properties in the portfolio.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

(6)	Represents trailing twelve months ending November 30, 2014.
(7)	Appraised Value is $287,000,000 ($813,031/room) for Soho Grand Hotel and $102,000,000 ($507,463/room) for Tribeca Grand Hotel.
(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Soho-Tribeca Grand Hotel Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in two hotels located in New York City: the Soho Grand Hotel comprised of 353 rooms and the Tribeca Grand Hotel comprised of 201 rooms. The whole loan has an outstanding principal balance of approximately $250.0 million (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”) as of the cut-off date ($451,264 per room), which is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3, and an approximately $25.0 million subordinate B-Note. Note A-2 has an outstanding principal balance as of the cut-off date of approximately $65.0 million and is being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. Note A-1, which was contributed to the CSAIL 2015-C1 Commercial Mortgage Trust, and Note A-3, which is currently held by Column Financial, Inc. and is expected to be contributed to one or more future securitizations, have outstanding principal balances as of the cut-off date of approximately $110.0 million and $50.0 million, respectively. The subordinate B-Note is currently held by SM Core Credit Finance LLC, an unaffiliated third party investor. Prior to an AB control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and to replace the CSAIL 2015-C1 special servicer with or without cause. After an AB control appraisal event with respect to the subordinate B-Note, the holder of Note A-1, will be entitled to exercise all of the rights of controlling noteholder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan (which prior to the occurrence and continuance of a CSAIL 2015-C1 control termination event, will be exercised by the CSAIL 2015-C1 controlling class representative); however, the holders of Notes A-2 (or, prior to the occurrence and continuance of a CSAIL 2015-C2 control termination event, the CSAIL 2015-C2 controlling class representative) and A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$65,000,000	$65,000,000	CSAIL 2015-C2	No
Note A-1	$110,000,000	$110,000,000	CSAIL 2015-C1	Yes
Note A-3	$50,000,000	$50,000,000	Future Securitization	No
B-Note	$25,000,000	$25,000,000	Privately Placed	No
Total	$250,000,000	$250,000,000

The Borrowers. The borrowing entities for the Soho-Tribeca Grand Hotel Portfolio Whole Loan are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each of which are Delaware corporations and special purpose entities.

The Sponsor. The loan’s sponsor is Hartz Mountain Industries – NJ, L.L.C. (“Hartz”), an entity that indirectly wholly owns the borrowers. The nonrecourse carve-out guarantors of the mortgage loan are Hartz Mountain Industries – NJ, L.L.C., Hartz Financial Corp. and Hartz Financial II Corp. The nonrecourse carve-out guaranty is capped at $50 million. Hartz is a privately held holding and operating company owned by Leonard N. Stern and his family. Hartz portfolio includes approximately 200 properties comprised of over 34 million SF and a 300 acre land bank in New Jersey, and includes corporate offices, warehouse and distribution facilities, hotels, single and multi-family developments and retail centers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

The Properties.

Soho-Tribeca Grand Hotel Portfolio Overview

Property	Rooms	Occupancy	UW ADR	UW RevPAR	UW NCF	Value
Soho Grand Hotel	353	84.3%	$368.39	$310.49	$15,287,137	$287,000,000
Tribeca Grand Hotel	201	82.9%	$339.18	$281.25	$5,321,857	$102,000,000
Total	554	83.8%	$357.79	$299.88	$20,608,994	$389,000,000

Soho Grand Hotel: The property is a full-service, 353-room luxury boutique hotel located at 310 West Broadway between Grand and Canal Streets in the Soho neighborhood of New York City. The property is 17-stories tall, offering views of Soho, Midtown, Greenwich Village, the Lower East Side, Chinatown, Nolita, and TriBeCa. The property established itself as one of Manhattan’s first luxury downtown boutique hotels. Opened on August 4, 1996, the property is located in the heart of Soho, alongside art galleries, boutiques and restaurants.

The 353 guest rooms include ten suites and two penthouse lofts. Hotel amenities include a 24-hour guest service response, in-room dining, concierge services, fitness center, business services and guest services. Business services include scanning, printing, faxing and copying. Guest services include valet parking, free local calls, in-house pressing, same day laundry and shoe shine. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, luxury amenities and gourmet mini bar. A DVD library, iPads and MacBook Pro laptops are available upon request. The property’s 16th floor “deluxe one bedroom suites” are 470-500 SF while the “grand suites” are 700-800 SF, both featuring a master bedroom, separate living area, dual-exposure windows, a personal wet bar, a 27-inch Apple iMac, a Samsung Smart TV, a Tivoli Sound System, and an Apple iPad. Featured on the Oprah Winfrey show’s “Best Hotels in the US,” the penthouse suite offers 1,300-1,600 SF of interior space, a 1,200 SF terrace, two bedrooms, a separate living room, and 180 degree panoramic view.

The sponsor has spent approximately $5.4 million or $15,319 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million or $9,071 per room over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Soho Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.2%	$352.99	$286.75	78.9%	$356.34	$281.09	97.1%	100.9%	98.0%
2013	85.6%	$359.03	$307.37	83.7%	$368.91	$308.96	97.8%	102.8%	100.5%
2014(2)	84.3%	$354.88	$299.18	83.8%	$366.93	$307.56	99.4%	103.4%	102.8%

(1)	Source: third party data provider. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

Tribeca Grand Hotel: The property is a full-service, 201-room luxury boutique hotel located on the border of Soho and TriBeCa. The property was developed by the sponsor in 2000, offering a mid-century design, with the central eight-story atrium offering an airy vaulted core.

The property offers 201 guest rooms, including one luxury penthouse. Property amenities include 24-hour guest service response, in-room dining, concierge services, fitness center, business services, valet parking, free local call service, in-house pressing, same day laundry and shoe shine. Business services include scanning, printing, faxing and copying. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, frette bathrobes, C.O. Bigelow bath amenities, a gourmet minibar and WiFi. The property’s penthouse suite offers 900 SF of sleeping and living areas, private access to an exclusive rooftop terrace, and panoramic views of downtown New York through floor-to-ceiling windows. MacBook Pro

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

laptop computers, iPods and iPads are available upon request. The property features five indoor and outdoor options for business and social events, including private parties, film screenings, executive meetings and holiday events.

The sponsor has spent approximately $3.6 million or $18,070 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million ($16,535 per room) over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Tribeca Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.7%	$321.28	$262.53	79.9%	$320.85	$256.35	97.8%	99.9%	97.6%
2013	83.9%	$335.92	$281.88	81.5%	$338.83	$276.22	97.1%	100.9%	98.0%
2014(2)	81.1%	$337.94	$273.90	82.9%	$336.95	$279.47	102.2%	99.7%	102.0%

(1)	Source: Third party data provider. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

The Market.

Soho Grand Hotel:
The property enjoys convenient access due to its position on a major roadway and high foot traffic area on West Broadway between Canal and Grand Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and its proximity to the various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property is located at Soho’s south district. The immediate local area is comprised of a wide variety of uses including ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property are Taka-Taka and Felix Restaurant, followed by various restaurants and small retail stores. South adjacent to the property is a Dunkin Donuts and a Bank of America. East adjacent to the property are various restaurants such as Lucky Strike and Papatzul. West adjacent to the property is The James Hotel followed by Albert Capsouto Park.

Tribeca Grand Hotel:
The property enjoys convenient access to a major roadway and high foot traffic area on Avenue of the Americas (6th Avenue) between Walker and White Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and proximity to various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property’s immediate local area is comprised of ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property is Tribeca Park and the 27-story landmarked Art Deco AT&T Long Distance Building, which includes a wide variety of office tenants. South adjacent to the property is Petrarca Vino e Cucina restaurant, followed by various other restaurants and retail stores. West adjacent to the property is a parking lot followed by residential buildings. East adjacent to the property is a Subway restaurant, followed by Los Americanos restaurant and retail stores.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

Competitive Hotels Profile(1)

				Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Soho Grand Hotel	353	1996	2,489	40%	10%	50%	84%	$369.42	$309.38
Tribeca Grand Hotel	201	2000	1,966	30%	10%	60%	82%	$339.64	$276.87
SIXTY SoHo	97	2001	-	50%	5%	45%	87%	$380.00	$330.60
SIXTY LES	141	2008	-	40%	10%	50%	83%	$315.00	$261.45
Standard East Village New York	145	2008	-	55%	10%	35%	80%	$330.00	$264.00
Smyth Tribeca Hotel	100	2009	-	55%	5%	40%	78%	$305.00	$237.90
The James Hotel New York	114	2010	3,850	45%	15%	40%	86%	$400.00	$344.00
Mondrian Soho	263	2011	2,500	45%	10%	45%	90%	$361.00	$324.90
Total(2)	860

(1)	Source: Appraisal.
(2)	Excludes the subject properties.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	79.2%	79.3%	83.0%	83.8%	83.8%
ADR	$346.62	$343.91	$358.62	$357.79	$357.79
RevPAR	$274.40	$272.46	$297.59	$299.88	$299.88
Room Revenue	$55,486,415	$55,245,771	$60,174,695	$60,639,220	$60,639,220	$109,457	79.5%
Food and Beverage	11,604,942	11,641,150	13,769,432	14,539,014	14,539,014	26,244	19.1%
Other Department Revenues	1,120,204	1,882,941	1,101,543	862,219	1,135,075	2,049	1.5%
Total Revenue	$68,211,561	$68,769,861	$75,045,670	$76,040,453	$76,313,309	$137,750	100.0%
Room Expense	12,439,592	13,139,573	14,274,672	14,595,965	14,595,965	26,347	24.1%
Food and Beverage Expense	9,659,087	10,239,907	11,928,834	12,466,432	12,466,432	22,503	85.7%
Other Departmental Expenses	255,857	221,233	197,411	182,096	182,096	329	16.0%
Departmental Expenses	$22,354,536	$23,600,713	$26,400,916	$27,244,493	$27,244,493	$49,178	35.7%
Departmental Profit	$45,857,025	$45,169,149	$48,644,754	$48,795,960	$49,068,816	$88,572	64.3%
Operating Expenses	$16,939,518	$16,908,819	$16,838,741	$17,642,337	$18,593,000	$33,561	24.4%
Gross Operating Profit	$28,917,507	$28,260,330	$31,806,013	$31,153,623	$30,475,816	$55,010	39.9%
Fixed Expenses	4,953,804	6,087,053	6,522,803	6,606,332	6,814,289	12,300	8.9%
Net Operating Income	$23,963,703	$22,173,277	$25,283,210	$24,547,291	$23,661,527	$42,710	31.0%
FF&E	2,695,179	2,683,527	2,716,661	2,713,656	3,052,532	5,510	4.0%
Net Cash Flow	$21,268,525	$19,489,750	$22,566,549	$21,833,635	$20,608,994	$37,200	27.0%

(1)	The TTM column represents the trailing twelve months ending November 30, 2014.
(2)	Per Room values are based on 554 guest rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Soho–Tribeca Grand Hotel Portfolio

Property Management. The Soho-Tribeca Grand Hotel Portfolio is managed by Hartz Hotel Services, Inc. Hartz Hotel Services, Inc. commenced management of the Soho-Tribeca Grand Hotel Portfolio on April 28, 2004 under a management agreement that terminates on April 30, 2034. As President and COO of Hartz Grand Hospitality division, Tony L. Fant manages the Soho Grand Hotel in Manhattan, the Tribeca Grand Hotel in Manhattan, and the Sheraton Lincoln Harbor Hotel in Weehawken, NJ. Fant brings over 20 years of hospitality industry experience to Hartz Hotel Services, Inc. Prior to opening the Soho Grand Hotel in 1996, he managed the New York Renaissance Hotel and the Crowne Plaza Hotel Manhattan.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,732,258 for tax reserves, $225,068 for engineering reserves, and $1,500,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $546,452.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $29,230. The insurance escrow will be waived as long as required insurance is provided as part of the sponsor blanket policy.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow 4% of borrower’s gross revenue for the calendar month that is two calendar months prior.

Seasonality Reserves – The borrowers are required to escrow (i) on each payment date occurring in September and October of each year, an amount equal to $600,000 and (ii) on each payment date occurring in November and December of each year, an amount equal to $300,000. Provided no event of default has occurred and is continuing, the lender will disburse to the borrowers up to $900,000 from the seasonality reserve on each payment date in January and February, (i) if there is no Trigger Period continuing and (ii) during a Trigger Period, to the Cash Management Account to be applied in accordance with that cash management agreement.

Lockbox / Cash Management. The Soho-Tribeca Grand Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender at a financial institution acceptable to the lender (the “Lockbox Account”). Provided no Trigger Period (as defined below) is continuing, all funds contained in the Lockbox Account are required to be remitted to the borrowers at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the Lockbox Account are required to be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account are required to be applied by the lender to the payment of debt service for the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the amounts due for any required reserves, approved operating expenses and other items required by the lender. All amounts in the Cash Management Account during an event of default and all excess cash flow during a Trigger Period are required to be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrowers upon the termination of a Trigger Period and/or an event of default.

“Trigger Period” means any period that commences when (i) there is an event of default, (ii) a bankruptcy action of the borrowers or the property manager has commenced and has not been discharged or dismissed or (iii) the debt service coverage ratio falls below the applicable debt service coverage ratio (1.55x) for two consecutive fiscal quarters, and ends when, as applicable, (a) the event of default has been cured, (b) a bankruptcy action has been caused by the property manager, the borrowers have replaced the property manager or (c) the debt service coverage ratio rises above the cure debt service coverage ratio (1.60x) for two consecutive fiscal quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 4 — Residence Inn Beverly Hills

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$48,000,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	3.5%	Net Rentable Area (Rooms):	186
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Sun Beverly, LLC	Year Built / Renovated:	1969,1974 / 1998, 2011
Sponsor:	Robert A. Alter	Occupancy / ADR / RevPAR(2):	92.1% / $219.12 / $201.88
Interest Rate:	4.4500%	Occupancy / ADR / RevPAR Date:	3/31/2015
Note Date:	4/23/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2025	2012 NOI:	$6,792,408
Interest-only Period:	0 months	2013 NOI:	$7,143,504
Original Term:	120 months	2014 NOI:	$7,469,295
Original Amortization:	360 months	TTM NOI(2):	$7,641,463
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR(3):	90.0% / $216.18 / $194.56
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$14,693,726
Lockbox(1):	Hard	UW Expenses:	$9,121,549
Additional Debt:	No	UW NOI(3):	$5,572,177
Additional Debt Balance:	N/A	UW NCF:	$4,837,491
Additional Debt Type:	N/A	Appraised Value / Per Room:	$77,100,000 / $414,516
Additional Future Debt Permitted:	No	Appraisal Date:	12/23/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$258,065
Taxes:	$166,569	$41,642	N/A	Maturity Date Loan / Room:	$208,326
Insurance:	$159,285	$15,928	N/A	Cut-off Date LTV:	62.3%
FF&E Reserve:	$61,224	5% of gross income from operations	N/A	Maturity Date LTV:	50.3%
Ground Lease:	$108,333	$108,333	N/A	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,000,000	100.0%	Payoff Existing Debt	$35,465,581	73.9%
			Return of Equity	11,415,280	23.8
			Closing Costs	623,728	1.3
			Upfront Reserves	495,411	1.0
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	Represents trailing twelve months ending March 31, 2015.
(3)
The UW NOI is materially lower than the historical NOIs due to the addition of a ground lease payment. In conjunction with the origination, the ownership of the fee and leasehold were separated and financed under separate loans.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

The Loan. The Residence Inn Beverly Hills loan is a $48.0 million first mortgage loan secured by the leasehold interest in the 186-room, all-suite, upscale extended-stay hotel, Residence Inn Beverly Hills, located in Los Angeles, California. The loan has a 10-year term and will amortize on a 30-year schedule. A prior loan secured by the fee interest in the property was previously securitized in the WBCMT 2005-C22 securitization.

The Borrower. The borrowing entity for the loan is Sun Beverly, LLC, a Delaware limited liability company and special purpose entity. Sun Beverly, LLC is indirectly owned by Sunstone B.H. Holdings, LLC (50.0% ownership), Hexagon, LLC (47.1% ownership) and four minority owners. The largest shareholder in Sunstone B.H. Holdings, LLC is Robert A. Alter, with 51.0% ownership.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert A. Alter. The non-recourse carve-out guaranty is capped at 25% of the outstanding principal balance of the loan, plus the costs of enforcement under the guaranty; provided, however, that such cap does not apply to any breaches of the single-purpose entity provisions and covenants, material breaches, modifications and/or a termination or cancellation of the franchise agreement (provided that no replacement franchise agreement is executed within 75 days after such termination or cancellation), or any full recourse provisions. Mr. Alter has nearly 40 years of experience in the hotel industry. In addition to owning and operating the property since 2003, he has led the acquisition of over 120 hotel properties totaling more than 20,000 guest rooms. Robert A. Alter is currently the Chairman of Sunstone Hotel Investors, Inc. (NYSE:SHO), a Southern California-based lodging Real Estate Investment Trust (REIT), and President of Seaview Investors. Sunstone owns, develops, and renovates upscale hotels in 15 states and owns interests in 41 hotels operated under such brands as Marriott, Hyatt, Hilton, Fairmont.

The Property. The property is a 186-room, all-suite, Marriott-branded, upscale extended-stay hotel located in Los Angeles, California. The property was originally constructed in 1969 and now consists of an eight-story hotel building with two subterranean floors and one adjacent four-story parking structure, located on a 0.75 acre site. Capital expenditures at the property were approximately $1.2 million or $6,366 per key between 2012 and 2014.

The unit mix at the property consists of 125 queen studio suites, 26 one-bedroom suites, 20 king studio suites and 15 two-bedroom suites. Each suite features a separate living area with a pull out sofa, a dining area with tables and chairs and a full kitchen equipped with a microwave, a full-size refrigerator, a dishwasher, cooking ware and serving china and glassware. Additional room amenities include luxury bedding, down/feather pillows, a 32” LCD TV with HDTV programming, complimentary HBO, coffee/tea maker and a dual line telephone with voicemail. The property also offers non-smoking suites, pet-friendly suites, and PURE allergy-friendly suites.

Amenities at the property include concierge service, complimentary wireless internet access, a dual-monitor workstation in the lobby, a 920 SF meeting/banquet space, an outdoor patio with grill with seating and umbrellas, complimentary continental breakfast buffet with 109-seat breakfast area and lounge, a lobby bar, complimentary shuttle service within a three-mile radius, a fitness center, a whirlpool, a guest laundry room and a grocery shopping service. In addition, the property offers a 209-space parking garage with valet services as well as self-parking for a daily rate of $27 and $25, respectively.

The Residence Inn Beverly Hills property is located on South Beverly Drive, just south of Beverly Hills at the intersection of South Beverly Drive and Pico Boulevard. Several major businesses are located in close proximity to the property including Fox Studios which is approximately 1.3 miles southwest of the property on West Pico Boulevard. The property is approximately 1.2 miles south of California State Route 2, which runs east/west from Hollywood to Santa Monica; and approximately 1.9 miles north of Interstate 10, which is a major east/west highway running east from Santa Monica through Los Angeles to the Arizona border. The property is served by the Los Angeles International Airport, which is located approximately 12 miles to the southwest, and is accessible via Interstate 405.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Residence Inn Beverly Hills			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.5%	$181.66	$148.02	91.5%	$196.87	$180.20	112.3%	108.4%	121.7%
2013	81.7%	$189.73	$155.05	93.1%	$204.74	$190.60	113.9%	107.9%	122.9%
2014	81.5%	$205.82	$167.67	92.5%	$216.18	$200.00	113.6%	105.0%	119.3%

(1)
Source: Third party data provider. The competitive consists of the Kimpton Hotel Palomar Los Angeles Westwood, Crowne Plaza Beverly Hills, Le Parc Hotel and Courtyard Los Angeles Century City Beverly Hills.

The Market. The property is located in the city of Los Angeles, just south of Beverly Hills. Los Angeles is one of the world’s major centers of business, entertainment, international trade, culture, media, fashion, science, technology and education and is home to 15 Fortune 500 companies including AECOM Technology Corporation, Walt Disney Company and Health Net Inc. The immediate area surrounding the property is primarily commercial in nature and is characterized by office buildings, retail shops, restaurants and hotels. Major demand generators in the immediate area include the Beverly Hills Civic Center, the Sunset Strip and the Downtown Los Angeles Convention Center. Additionally, the property is located approximately eleven miles west of downtown Los Angeles, six miles southwest of Hollywood and eight miles east of Santa Monica.

The property has good access and visibility due to its location at the corner of Pico Boulevard and South Beverly Drive, less than one mile south of Beverly Hills’ Rodeo Drive, which features major luxury retailers and upscale restaurants. According to the appraisal, the high cost of land and strict development guidelines in the city create high barriers to entry into the neighborhood.

Competitive Hotels Profile(1)

				Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Extended Stay	Occupancy	ADR	RevPAR
Residence Inn Beverly Hills	186	1969	920	70%	3%	27%	92.1%	$216.18	$200.00
Courtyard by Marriott Century City	136	1988	529	95%	5%	0%	86.0%	$195.00	$167.70
Crowne Plaza Beverly Hills(2)	258	1972	4,700	85%	15%	0%	79.0%	$183.00	$144.57
Secondary Competitors(3)	555		-	70%	15%	15%	81.2%	$245.00	$198.94
Total(4)	949

(1)	Source: Appraisal.
(2)	The property is expected to be converted to a Marriott.
(3)
The appraisal identified three hotels, Mr C Beverly Hills, Kimpton Hotel Palomar Los Angeles Westwood, and LeParc Hotel, that the appraisal considered competitive on a secondary level due to their location or positioning.

(4)	Excludes the subject property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% (3)
Occupancy	91.5%	93.1%	92.5%	92.1%	90.0%
ADR	$196.87	$204.74	$216.18	$219.12	$216.18
RevPAR	$180.20	$190.60	$200.00	$201.88	$194.56
Room Revenue	$12,267,274	$12,939,770	$13,577,735	$13,705,518	$13,208,508	$71,013	89.9%
Food and Beverage	11,761	22,060	25,303	27,887	25,303	136	0.2%
Other Department Revenues	1,230,879	1,355,341	1,459,915	1,452,642	1,459,915	7,849	9.9%
Total Revenue	$13,509,914	$14,317,171	$15,062,953	$15,186,047	$14,693,726	$78,999	100.0%
Room Expense	2,098,435	2,372,182	2,498,334	2,493,678	2,430,395	13,067	18.4%
Food and Beverage Expense	16,014	29,443	34,503	35,028	34,503	186	136.4%
Other Departmental Expenses	110,129	128,900	134,741	105,124	134,741	724	9.2%
Departmental Expenses	$2,224,578	$2,530,525	$2,667,578	$2,633,830	$2,599,639	$13,977	17.7%
Departmental Profit	$11,285,336	$11,786,646	$12,395,375	$12,552,217	$12,094,087	$65,022	82.3%
Operating Expenses	$3,806,206	$3,936,589	$4,212,285	$4,195,228	$4,228,309	$22,733	28.8%
Gross Operating Profit	$7,479,130	$7,850,057	$8,183,090	$8,356,989	$7,865,777	$42,289	53.5%
Fixed Expenses(4)	686,722	706,553	713,795	715,526	2,293,600	12,331	15.6%
Net Operating Income	$6,792,408	$7,143,504	$7,469,295	$7,641,463	$5,572,177	$29,958	37.9%
FF&E	540,397	572,687	602,518	607,443	734,686	3,950	5.0%
Net Cash Flow	$6,252,011	$6,570,817	$6,866,777	$7,034,020	$4,837,491	$26,008	32.9%

(1)	The TTM column represents the trailing twelve month period ending March 31, 2015.
(2)	Per Room values are based on 186 guest rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which is based on their corresponding revenue line item.
(4)
Underwritten Fixed Expenses includes a $1,300,000 ground lease payment. In conjunction with the origination of the loan, the ownership of the fee and leasehold was separated creating a ground lease payment for the property. The ground lease payment is flat until 2027 and the ground lessee is responsible for taxes under the lease.

Property Management. The property is managed by Sunstone Hotel Properties, Inc. (“Sunstone” or “Manager”), an affiliate of Interstate Hotels and Resorts (“IHR”). The agreement with Sunstone commenced in October 2004, has a 20 year term and expires in October 2024. IHR is a leading U.S. based global hotel management company with 440 hotels (approximately 80,000 rooms) located throughout the U.S. and around the world. As one of the largest Marriott franchisees, IHR has strong expertise in operating Residence Inn by Marriott properties across the United States. Locally, IHR has a significant presence in Southern California which allows for economies of scale and strong purchasing power.

Sunstone has a management sub-contract with Seaview Investors, LLC (“Seaview”), an affiliate of the sponsor, who is responsible for assistance in the daily operations of the property on an as needed basis, marketing, revenue management, e-commerce and handling capital expenditure planning and programs approved by the sponsor. Sunstone is required to pay to Seaview a sub-management fee equal to 1.0% of total revenues. The agreement between Sunstone and Seaview is coterminous with the management agreement.

Franchise Agreement. The property has a 30-year franchise agreement in place with Marriott which expires in January 2034. Marriott is entitled to a contractual royalty fee equal to 5.0% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Residence Inn Beverly Hills

Escrows and Reserves. At origination, the borrower deposited into escrow $166,569 for real estate tax, $159,285 for insurance, $108,333 for the ground lease reserves and $61,224 for FF&E reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $41,642.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $15,928.

Ground Lease Reserves – On a monthly basis, the borrower is required to escrow 1/12 of the annual ground lease payments, which currently equates to $108,333.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (i) 5% of gross income from operations, and the amount required pursuant to the franchise agreement, which currently equates to $61,224.

Lockbox / Cash Management. The Residence Inn Beverly Hills loan is structured with a hard lockbox and in-place cash management. The property manager will deposit all rental, credit card deposits and other income directly into an account established by the borrower and controlled by the lender, which will be at a bank, and pursuant to an agreement, acceptable to the lender (the “Clearing Account”). Amounts deposited in the Clearing Account will be swept and transferred daily into an account controlled by the lender and established by the lender at closing (the “Lockbox Account”). The lender will allocate an amount sufficient for payment of, among other things, (a) debt service, (b) required reserves and escrow deposits, (c) monthly disbursements to the borrower for budgeted operating and capital expenditures in accordance with the lender-approved budget, and (d) payment of any other amounts due and payable to the lender. Provided no Trigger Period (as defined below) is continuing, amounts remaining thereafter may be released to the borrower. During a Trigger Period or if an event of default is continuing, any additional cash deposits in the Lockbox Account after payment of the foregoing amounts will be retained by the lender as additional collateral for the loan. The lender will receive a first priority security interest in the Clearing Account and the Lockbox Account as additional security for the loan.

“Trigger Period” means any period that commences when (i) there is any default on the loan (ii) a bankruptcy of the borrower or the manager occurs, (iii) the debt service coverage ratio falls below 1.55x, or (iv) the borrower fails to deliver a satisfactory commitment to refinance the loan prior to the last four months of the loan term.

Ground Lease. The Residence Inn Beverly Hills property is subject to a ground lease between the borrower, Sun Beverly, LLC, as ground lessee, and Sun Beverly Land, LLC (a sponsor-affiliated entity), the ground lessor. The ground lease has a term of 99 years with an expiration in April 2114. The initial annual base ground rent payment is currently $1.3 million, payable monthly, which will begin being adjusted in 2027 according to a contractual formula based on the following: upon commencement of the 13th year of the ground lease, the ground rent will be increased by the increase in the CPI from year 11 to year 12 of the ground lease, with no less than a 5% increase and no more than a 12.5% increase. Starting in year 17 of the ground lease, and repeating every four years thereafter, the ground rent will increase by the increase in the CPI for the four year period, with an increase of no less than 10% and no more than 25%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

macy's
Westfield

TARGET

H&M

UNI QLO

FOREVER 21

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

MERRIT PARKWAY (Limited Access Highway)
MADISON AVE
ELMWOOD AVE
WALNUT AVE
GREEN STREET
WALBURN AVE
STUART PLACE
GORHAM PLACE
OLD TOWN ROAD
MAIN STREET
macy's
jcpenney
TARGET
LA FITNESS
TWO LEVEL ENCLOSED MALL
PARKING STRUCTURE
PARKING STRUCTURE
N
Anchor / Major
Non Anchor
Ground Lease: Improvements Not Part of the Collateral

TARGET
GAP
FOREVER 21
OLD NAVY
UNI QLO
H&M
JCP
macy's
LA FITNESS
Main Street (25,200 ADT)
Merritt Parkway (53,100 ADT)
Westfield
TRUMBULL

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,958,784	Title:	Fee
Cut-off Date Principal Balance(1):	$33,958,784	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.5%	Net Rentable Area (SF)(5):	1,130,472
Loan Purpose:	Refinance	Location:	Trumbull, CT
Borrower:	Trumbull Shopping Center #2 LLC	Year Built / Renovated:	1962 / 2010
Sponsors(2):	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy(6):	98.0%
Interest Rate:	3.8000%	Occupancy Date(6):	12/31/2014
Note Date:	2/3/2015	Number of Tenants(6):	155
Maturity Date:	3/1/2025	2011 NOI:	$15,518,868
Interest-only Period:	120 months	2012 NOI:	$15,470,784
Original Term:	120 months	2013 NOI:	$16,569,404
Original Amortization:	None	2014 NOI:	$17,642,012
Amortization Type:	Interest Only	UW Economic Occupancy:	95.2%
Call Protection(3):	L(26),Def or YM1(87),O(7)	UW Revenues:	$32,495,201
Lockbox(4):	Hard	UW Expenses:	$15,311,011
Additional Debt(1):	Yes	UW NOI:	$17,184,190
Additional Debt Balance(1):	$118,341,216	UW NCF:	$16,006,725
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(7):	$262,000,000 / $232
Additional Future Debt Permitted:	No	Appraisal Date:	11/30/2014

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
Replacement Reserves:	$0	Springing	$106,812	Maturity Date LTV:	58.1%
TI/LC:	$0	Springing	$667,608	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$152,300,000	100.0%	Return of Equity	$151,398,631	99.4%
			Closing Costs	901,369	0.6
Total Sources	$152,300,000	100.0%	Total Uses	$152,300,000	100.0%

(1)
The Westfield Trumbull loan is part of a larger split whole loan evidenced by six notes with an aggregate original principal balance of $152.3 million. The financial information presented in the chart above reflects the cut-off date balance of the $152.3 million Westfield Trumbull Whole Loan.

(2)
Westfield America Limited Partnership provided a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. The partial recourse guaranty provides for recourse to such guarantor, with respect to the A Notes, in the event that the lender incurs losses in excess of $4.3 million, after exercising all possible remedies. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

(3)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of April 1, 2015. However, the borrower will be permitted to prepay a portion of the Westfield Trumbull Whole Loan during the lockout period if the debt yield falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. If the borrower prepays any portion of the Westfield Trumbull Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Trumbull Whole Loan, however, after such lockout period, the borrower will be permitted to prepay the Westfield Trumbull Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

(4)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(5)
Net Rentable Area (SF) of 1,130,472 SF includes ground lease tenant spaces: Target (194,322 SF), JC Penney (150,547 SF) and Lord and Taylor (118,000 SF), which are pad leased to, and improvements on which are owned by, the respective retailers. The building improvements will revert to borrower upon lease termination.

(6)	Occupancy and number of tenants includes ground lease tenant space.
(7)	Appraised Value Per SF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Loan PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.

The Loan. The Westfield Trumbull loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 1,130,472 SF (including 462,869 SF of ground lease tenant space) regional mall located on a 77.37 acre site in Trumbull, Connecticut. The whole loan has an outstanding principal balance of $152.3 million (the “Westfield Trumbull Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”) and Note B-1, Note B-2 and Note B-3 (collectively, the “B Notes”). The six notes have outstanding balances of approximately $75.0 million, $40.0 million, $33.0 million, $2.2 million, $1.2 million and approximately $1.0 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-3 and B-3 (together, “Note Group 3”) have an outstanding principal balance as of the cut-off date of $33,958,784 and are being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. Notes A-1 and B-1 (together, “Note Group 1”) were previously contributed to the CSAIL 2015-C1 Commercial Mortgage Trust and the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a CSAIL 2015-C1 control termination event, the CSAIL 2015-C1 controlling class representative) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Westfield Trumbull Whole Loan; however, the holders of Notes A-2 and B-2 (together, “Note Group 2”) and Note Group 3 (or, prior to the occurrence and continuance of a control termination event, the CSAIL 2015-C2 controlling class representative) will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note Group 2 is currently held by Column Financial, Inc. and is expected to be contributed to one or more future securitized trusts.

Note Group 3 accrues interest at the same rate as the pari passu Note Group 1 and Note Group 2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 1 and Note Group 2, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1, Note Group 2 and Note Group 3 (each, a “Note Group”) have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Trumbull Whole Loan. Each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. Note A-1, Note A-2 and Note A-3 are pari passu notes and Note B-1, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below. Note Group 1, Note Group 2 and Note Group 3 are pari passu Note Groups.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-3, B-3	$33,958,784	$33,958,784	CSAIL 2015-C2	No
Note A-1, B-1	$77,179,054	$77,179,054	CSAIL 2015-C1	Yes
Note A-2, B-2	$41,162,162	$41,162,162	Future Securitization	No
Total	$152,300,000	$152,300,000

The Borrower. The borrowing entity for the Westfield Trumbull Whole Loan is Trumbull Shopping Center #2 LLC, a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $152.3 million based on an allocated purchase price of $321.3 million. O’Conner Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Wheaton, Maryland. The mall located in Wheaton, Maryland serves as collateral for the Westfield Wheaton loan which is being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. See “Mortgage Loan No. 1—Westfield Wheaton.”

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

The Sponsor. The sponsors and non-recourse carve-out guarantors are Westfield America, Inc., a private, untraded real estate investment trust, and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage.

The sponsors own a membership interest in a joint venture with O’Conner Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. is invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Wheaton, Maryland, under the joint venture agreement. Westfield America Limited Partnership provides a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,130,472 SF (including 462,869 SF of ground lease tenant SF) regional mall located in Trumbull, Connecticut. The property was originally constructed in 1962 as a one-level, two anchor center with a “barbell” design, which extended between what is now Macy’s and Target. The JC Penney and Lord and Taylor anchors were added in 1985 and 1992, respectively, and a lower level truck tunnel was subsequently converted to retail space. The main mall building is configured as two offset rectangles formed by the four anchors, with central bisecting corridors and lobbies. The two parking decks are located along the southwest and northeast portions of the main mall building. The Macy’s and outparcel building are owned by the borrower, with the building leased to L.A. Fitness. The 462,869 SF ground lease tenants include the Target, JC Penney, and Lord and Taylor anchor buildings, which are pad leased and owned (building improvements) by the respective retailers. The property consists of four anchor and seven junior anchor tenants.

The enclosed, two-level mall is presently 98.0% occupied by 155 tenants (including the ground lease tenants) as of December 2014. National in-line tenants include Aéropostale, American Eagle Outfitters, Banana Republic, Bath & Body Works, Charlotte Russe, Coach, Express, Godiva Chocolatier, Foot Locker, The Gap, J. Crew, Kay Jewelers, Sephora, Swarovski, Victoria’s Secret, Zumiez, and others. Net operating income (“NOI”) has increased 13.7% from approximately $15.5 million in 2011 to approximately $17.6 million in 2014. Recent leasing includes the first Uniqlo store in Connecticut, which opened in November 2013, the Cheesecake Factory, which opened its third Connecticut location at the property in August 2014, and Apple, which opened in October 2014. The property’s in-line (<10,000 SF) comparable tenant sales are $404 PSF for the trailing twelve months ending November 30, 2014.

In the fall of 2010, a $40.0 million renovation was completed at the property, which included relocating and renovating the former food court into a new dining commons, plus remodeling and remerchandising the property. The sponsors are assembling several single-family home sites (not part of the collateral) adjacent to the east totaling approximately 13 acres, to expand the property complex by up to approximately 180,000 SF, and possibly add a multi-screen theater or big box retailer (though specific plans as to development, if any, have not been finalized).

Primary access to the property is provided by Interstate 95 as well as Route 8, 15, 108, 127, and 111. The property is situated in the southwest quadrant of the intersection of Main Street (Route 111) and the Merritt Parkway (Route 15). The property’s primary 7-mile trade area has a population of 337,197 with an average household income of $93,263, and approximately 53,100 vehicles pass the property daily on the Merritt Parkway.

The Market. South of the property is densely developed with a variety of freestanding and strip retail centers, medical office buildings, fast food restaurants and service stations. Just south of the property, on the opposite side of Old Town Road is Commerce Park, a 5-building medical office park. Further south is Brookside Shopping Center, a 125,000 SF community center anchored by Stop & Shop and Staples. Recently the Brookside Shopping Center added The Sports Authority as a junior anchor tenant. A freestanding Marshalls and Red Lobster also shadow anchor this center. North of the property, Main Street is less developed and more residential in nature. Also, within one mile of the property is Sacred Heart University, the second largest

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

Catholic university in New England (behind Boston College) which offers more than 40 degree programs to over 7,500 students at the bachelor’s, master’s and doctoral levels.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales (PSF)	Est. Occ.	Proximity(miles)	Anchor Tenants
Westfield - Connecticut Post	1960 /2005	1,331,918	$340	91%	9.5	Dick’s Sporting Goods, JC Penney
Stamford Town Center	1982 / 2007	767,000	$450	92%	20.3	Macy’s
Danbury Fair Mall	1986 / 2007	1,287,786	$636	97%	17.0	JC Penney, Lord and Taylor, Macy’s, Sears
Brass Mill Center	1997 / N/A	1,179,405	$350	89%	24.0	Macy’s, JC Penney, Sears, Burlington Coat Factory
Westfield - Meriden	1971 / 1999	893,052	$300	89%	30.0	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
93.3%	79.9%	72.2%	79.7%	89.4%	88.3%	89.1%	98.0%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$179	1.7%	$174	1.8%	$173	2.1%
Majors(4)	$174	18.0%	$159	21.4%	$165	22.4%
Specialty Stores/Others(5)	$400	16.4%	$407	18.0%	$404	18.3%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors.
(2)           TTM Sales PSF and Occupancy Costs % represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)           Anchors include Target, JC Penney, and Lord and Taylor, each of which own their own improvements and operate under a pad lease.
(4)	Majors include tenants occupying between 10,000 and 40,000 SF. As of November 30, 2014, Majors included L.A. Fitness, Forever 21, H&M, Old Navy, Uniqlo, The Gap and Abercrombie & Fitch.
(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Macy’s	Baa2 / BBB+ / BBB	213,081	18.8%	$2.25	$132	2.6%	12/31/2018
Target(5)	A2 / A / A-	194,322	17.2%	$5.67	$269	2.1%	1/31/2029
JC Penney(5)	Caa1/ CCC+ / CCC	150,547	13.3%	$0.66	$83	1.5%	5/31/2017
Lord and Taylor(5)	B1 / B+ / NR	118,000	10.4%	$2.80	$206	1.6%	1/31/2043
L.A. Fitness	NA / NA / NA	39,151	3.5%	$19.75	$88	28.8%	3/20/2027
Forever 21	NA / NA / NA	21,906	1.9%	$14.48	$180	28.2%	1/31/2020
H&M	NA / NA / NA	20,649	1.8%	$19.69	$200	13.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	14,186	1.3%	N/A	$256	7.9%	1/31/2017
Uniqlo	NA / A / NA	11,144	1.0%	$30.90	$228	14.4%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable areas are derived from the improvements. Ground lease base rent and lease expiration provisions are presented.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,090	2.0%	NAP	NAP	23,090	2.0%	NAP	NAP
MTM	9	26,943	2.4	$678,581	4.2%	50,033	4.4%	$678,581	4.2%
2015	6	15,425	1.4	666,036	4.2	65,458	5.8%	$1,344,617	8.4%
2016	30	72,915	6.4	2,518,815	15.7	138,373	12.2%	$3,863,432	24.2%
2017	9	176,817	15.6	799,146	5.0	315,190	27.9%	$4,662,578	29.1%
2018	24	231,911	20.5	1,966,102	12.3	547,101	48.4%	$6,628,680	41.4%
2019	13	33,955	3.0	1,103,578	6.9	581,056	51.4%	$7,732,258	48.3%
2020	7	28,510	2.5	925,415	5.8	609,566	53.9%	$8,657,673	54.1%
2021	10	21,725	1.9	956,604	6.0	631,291	55.8%	$9,614,277	60.1%
2022	14	52,943	4.7	1,516,441	9.5	684,234	60.5%	$11,130,718	69.6%
2023	7	11,856	1.0	286,111	1.8	696,090	61.6%	$11,416,829	71.4%
2024	11	45,851	4.1	1,013,527	6.3	741,941	65.6%	$12,430,356	77.7%
2025 & Beyond	16	388,531	34.4	3,565,398	22.3	1,130,472	100.0%	$15,995,754	100.0%
Total	156	1,130,472	100.0%	$15,995,754	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Ground lease tenants Target, JC Penney, and Lord and Taylor, totaling 462,869 SF, are included in the schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$14,181,896	$14,058,529	$14,853,121	$15,623,072	$15,995,754	$14.15	49.8%
Vacant Income	0	0	0	0	1,023,008	0.90	3.2%
Percentage Rent(4)	376,297	492,691	685,197	546,013	645,760	0.57	2.0%
Gross Potential Rent	$14,558,193	$14,551,220	$15,538,318	$16,169,085	$17,664,522	$15.63	55.0%
Total Reimbursements	10,210,510	12,428,588	13,692,187	14,123,406	14,429,419	12.76	45.0%
Net Rental Income	$24,768,703	$26,979,808	$29,230,505	$30,292,491	$32,093,942	$28.39	100.0%
(Vacancy/Collection Loss)	(104,350)	(221,341)	(71,135)	11,819	(852,766)	(0.75)	(2.7%)
Other Income	1,647,370	1,491,487	1,441,195	1,254,026	1,254,026	1.11	3.9%
Effective Gross Income	$26,311,723	$28,249,954	$30,600,565	$31,558,336	$32,495,201	$28.74	101.3%
Total Expenses	$10,792,855	$12,779,170	$14,031,161	$13,916,324	$15,311,011	$13.54	47.1%
Net Operating Income	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$17,184,190	$15.20	52.9%
Total TI/LC, Capex/RR	0	0	0	0	1,177,466	1.04	3.6%
Net Cash Flow	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$16,006,725	$14.16	49.3%

(1)	Underwritten Rents in Place includes base rent and rent increases occurring through March 31, 2016, including ground lease tenants.
(2)	PSF based off total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

TI/LC Reserves – The lender will collect $55,634 monthly capped at $667,608 only during a Trigger Period or an event of default.

Replacement Reserves – The lender will collect $106,812 annually and $8,901 monthly (capped at $106,812) only during a Trigger Period or during a continuing of an event of default.

Deferred Maintenance Reserves – The engineer identified $89,613 of deferred maintenance, including $15,750 for pavement/parking lot repairs, $10,500 for site amenities/landscaping, $58,163 for façade work (walls/windows/doors), and $5,200 for ADA compliance. The lender did not reserve for but required the borrower to complete these items within 12 months of funding.

In lieu of funding the above reserve accounts, the borrower may (1) deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to a net worth requirement of $1,000,000,000, the sponsors may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield falls below the Minimum Debt Yield (defined below) and ends when the debt yield rises equal to or more than the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Trumbull

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided that no event of default or Trigger Period is continuing, all funds contained in the lockbox account are required to be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 6 — The Depot

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

Mortgage Loan Information	Property information
Mortgage Loan Seller:	UBSRES	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,874,291	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	2.5%	Net Rentable Area (Beds):	624
Loan Purpose:	Refinance	Location:	Akron, OH
Borrower:	Exchange Housing LLC	Year Built / Renovated:	2014 / N/A
Sponsors(1):	J. David Heller; T. Richard Bailey, Jr.	Occupancy:	94.1%
Interest Rate:	4.1500%	Occupancy Date:	3/19/2015
Note Date:	2/24/2015	Number of Tenants:	N/A
Maturity Date:	3/6/2025	2012 NOI(3):	N/A
Interest-only Period:	0 months	2013 NOI(3):	N/A
Original Term:	120 months	2014 NOI(3):	N/A
Original Amortization:	300 months	T8 Annualized NOI(4):	$2,938,697
Amortization Type:	Balloon	UW Economic Occupancy:	93.4%
Call Protection:	L(26), Def(87), O(7)	UW Revenues:	$4,736,208
Lockbox(2):	Hard	UW Expenses:	$1,880,458
Additional Debt:	No	UW NOI:	$2,855,750
Additional Debt Balance:	N/A	UW NCF:	$2,777,750
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$46,000,000 / $73,718
Additional Future Debt Permitted:	No	Appraisal Date:	1/15/2015

Escrows and Reserves(5)	Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$54,286
Taxes:	$10,026	$2,785	N/A	Maturity Date Loan / Bed:	$39,464
Insurance:	$38,207	Springing	N/A	Cut-off Date LTV:	73.6%
Replacement Reserves:	$0	$7,800	N/A	Maturity Date LTV:	53.5%
Environmental Operations Escrow:	$82,500	N/A	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Payoff Existing Debt	$24,579,112	72.3%
			Return of Equity(6)	8,782,545	25.8
			Closing Costs	507,610	1.5
			Upfront Reserves	130,733	0.4
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	The sponsors are also the sponsors under the mortgage loan identified in Annex A as The Luxx, which has a cut-off date balance of approximately $31.9 million.
(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	The property was recently constructed in 2014. Therefore, 2012, 2013 and 2014 NOI are not available.
(4)
Represents trailing eight months ending March 31, 2015, as an annualized figure. The trailing eight-month period was utilized to coincide with the start of the 2014-2015 school year, with the fall semester being the first for which the property was open.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The sponsors developed the property for a total project cost of $36.0 million in 2014 and have approximately $2.6 million of equity remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

The Loan. The Depot loan is a $34.0 million first mortgage loan secured by the fee interest in a newly constructed, Class A student housing property located in Akron, Ohio. The loan has a 10-year term and amortizes on a 25-year schedule. The sponsors developed the property for a total project cost of $36.0 million in 2014. Loan proceeds were used to refinance existing debt of approximately $24.6 million, fund upfront reserves of $130,733, pay closing costs of $507,610 and return equity to the sponsors of approximately $8.8 million. At origination, the borrower had approximately $2.6 million of cash equity remaining.

The Borrower. The borrowing entity for The Depot loan is Exchange Housing LLC, a bankruptcy remote, single-purpose Ohio limited liability company. The borrower is 1.0% owned by its managing member, NRP Exchange Manager LLC and 99.0% owned by the non-managing member, NRP Exchange Housing LLC. Both NRP Exchange Manager LLC and NRP Exchange Housing LLC are owned by NRP Exchange Housing Equity Investor LLC.

The Sponsors. The loan’s sponsors and the nonrecourse carve-out guarantors are J. David Heller and T. Richard Bailey, Jr., both of whom are principals of the NRP Group (“NRP”). NRP has developed and constructed over 23,000 residential units in 13 states and currently manages more than 100 properties encompassing 15,000 luxury, family, student and senior rental units in 7 states. NRP is based in Cleveland, with major offices in San Antonio, Dallas, Houston, Raleigh, Orlando, Tampa, Buffalo and Detroit. J. David Heller had invested over $3.6 billion in real estate assets at the Townsend Group before co-founding NRP. T. Richard Bailey, Jr. has over 40 years of construction industry experience and has been involved in the development of 3,800 single family homes, 21,000 multifamily units and 3.0 million SF of office and retail space.

The Property. The property is a 192-unit / 624-bed, newly constructed, Class A, off-campus student housing development located in Akron, Ohio. Most of the residents are students at the University of Akron, which is located approximately 0.1 miles from the property and has a current enrollment of approximately 26,000 students. The property requires 12-month leases and parental guarantees. The Roo Express campus shuttle service, operated by the university, provides a stop along South Broadway Street directly in front of the property, just one stop from campus. The Roo Express provides transportation to university buildings in the downtown area, neighborhoods near campus, and the parking lots on the north side of campus. The property is within walking distance from the university campus, the primary concentration of bars and restaurants on South Main Street and the Akron Greyhound bus terminal.

The property is situated on 3.51 acres and features one four-story residential building and one five-story parking structure containing 315 parking spaces. The borrower acquired the underlying land in April 2013 at a cost of $3.3 million and invested $25.8 million in hard costs and $6.9 million in soft costs for a total cost basis of $36.0 million to construct the property. Construction was completed in 2014 and the property opened to students in August 2014. All bedrooms house one student and feature individual keyed entry, a private bathroom, full size bed, walk-in closet and a desk with chair. All units are fully furnished and include individually dedicated Wi-Fi, cable television, a 42” flat screen television, 9 ft. ceilings and a washer and dryer. Kitchens in every unit are fully-equipped with a full size refrigerator with icemaker, dishwasher, microwave, full size pantry, granite countertops and bar stool seating.

Outdoor amenities include a heated Olympic lap pool, kitchen with bar style seating, gas fire pit, and a covered pavilion with grill area and televisions. Community amenities include a 24-hour mini-market, tanning booths, clubhouse, game room, conference room, computer area, fitness center, group and private study areas, indoor gas fire place, bar and community kitchen, event dinner table, coffee bar, bike storage and covered parking. The property is serviced by four university bus routes and two city bus routes with a heated bus stop.

The property has access and visibility with frontage along East Exchange Street. The south side of East Exchange Street includes various retail stores, gas stations, and restaurants such as Starbucks, McDonald’s, and Subway. The north side of East Exchange Street includes the University of Akron. In addition to the University of Akron campus, developments in the area include a number of government buildings and the Akron RubberDucks (AA Minor League Baseball) baseball stadium 0.3 miles to the north, the Akron Children’s Hospital and Akron General Medical Center to the west.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

The property is subject to a 30-year tax increment financing (“TIF”) agreement between the borrower, the City of Akron, Ohio and the previous owner of the property, which exempts the improvements from real estate taxes. The TIF exemption began in 2014 and expires in 2043. During the first 12 years of the exemption, the City of Akron will pay to the borrower an amount equal to 50% of the annual net payment in lieu of taxes payments, net of any amount that is owed to the Akron school district.

Multifamily Unit Mix(1)
Unit Type	No. of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size Per Bed (SF)	Average Monthly Rental Rate Per Bed	Average Monthly Rental Rate PSF	Monthly Market Rental Rate Per Bed(2)	Monthly Market Rental Rate PSF
1BD / 1BA	12	1.9%	12	100.0%	566	$956	$1.69	$835	$1.48
2BD / 2BA – B1	88	14.1%	83	94.3%	455	$721	$1.58	$699	$1.54
2BD / 2BA – B2	16	2.6%	16	100.0%	464	$759	$1.64	$719	$1.55
3BD / 3BA – C1	12	1.9%	12	100.0%	371	$715	$1.93	$649	$1.75
4BD / 4 BA – D1	496	79.5%	464	93.5%	345	$604	$1.75	$629	$1.82
Total/Wtd. Avg.	624	100.0%	587	94.1%	368	$634	$1.73	$646	$1.77

(1)	Based on the rent roll dated March 19, 2015.
(2)	Source: Appraisal.

The Market. The property is located on the corner of South Broadway Street and East Exchange Street, approximately 0.1 miles from the University of Akron campus. The University of Akron is a public research university founded in 1870 and its campus features more than 80 buildings situated on 218 acres. In recent years, the University of Akron has undergone a number of major additions and renovations to the campus. In 2009, several dormitories were razed in order to construct the InfoCision Stadium, a $61.0 million stadium with a capacity of 30,000 for the football program, which is a member of the NCAA Football Bowl Subdivision (FBS). Furthermore, the University of Akron’s Board of Trustees recently gave unanimous support of a 2012 initiative called Vision 2020, which aims to reach a total student enrollment of 40,000, a $1.0 billion investment in academic and campus programs, and a $200.0 million annual research expenditure budget by 2020. In 2014, the University of Akron received the highest number of applications in its history for the freshmen class, as well as increased its retention rate by 7.5% for freshmen that entered in 2012.

The University of Akron is the fourth largest public university in Ohio and, as of the Fall 2014 semester, had a total enrollment of approximately 26,000 students, broken down into approximately 21,600 undergraduates and over 4,000 freshmen. Out of the 26,000 students, approximately 18,800 are full-time students. All first-year freshman students are required to reside in university residence halls, which include approximately 3,323 beds in 11 university residence halls. The residential properties in the immediate area are primarily single family properties built before the 1950’s or small apartment properties with less than 20 units. The Depot is one of four recently constructed student housing properties (1,373 beds excluding The Depot) featuring extensive amenities and located in the immediate vicinity of the University of Akron campus. The Depot and University Edge Apartments are located the closest to the University of Akron, both at 0.1 miles. Furthermore, the weighted average in-place rental rate at the property of $634 per bed compares favorably with the average rental rates at the on-campus projects, which ranged from $702 to $987 per bed for the Fall 2014 semester, according to the university’s website.

The Akron central business district is half a mile north of the University of Akron across from Exchange Street. Akron is the fifth largest city in the state of Ohio with a population of 199,110 as of the 2010 census. After the founding of Goodrich, Firestone, General Tire and the Goodyear merger with The Kelly-Springfield Tire Company, Akron gained the title of “Rubber Capital of the World”. Akron’s research in polymers has gained international repute, and the city is the epicenter of “Polymer Valley”, which consists of 400 polymer-related companies of which 94 are located in the city itself. The University of Akron, with focused research on polymers, advanced materials and engineering, is home to the Goodyear Polymer Center and National Polymer Innovation Center.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

Please see the table below for the properties in the competitive set. Three of the comparable properties are located near Kent State University, 13.9 miles from the University of Akron.

Competitive Set Summary(1)
Property	Year Built / Renovated	No. of Beds		Average Unit Size (SF)		Average Monthly Rental Rate per Bed		Fall 2014 Occupancy	Distance from University
University Edge Apartments	2014	578		1,533		$624		100.0%	0.1 mi
The 401 Lofts	2012	323		651		$711		100.0%	0.4 mi
22 Exchange	2009	471		1,419		$604		100.0%	0.3 mi
The University Edge Apartments (Kent)	2012	608		1,193		$609		100.0%	0.5 mi
Campus Pointe Apartments (Kent)	2008	630		1,278		$620		100.0%	0.9 mi
The Province (Kent)	2012	596		999		$660		100.0%	0.1 mi
Total/Wtd. Avg.		3,206		1,214		$633		100.0%
The Depot	2014	624	(2)	1,196	(2)	$634	(2)	94.1%(2)	0.1 mi

(1)	Source: Appraisal.
(2)	Based on the rent roll dated March 19, 2015.

Operating History and Underwritten Net Cash Flow
	T8 Annualized(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$4,453,010	$4,468,068	$7,160	94.0%
Vacant Income	0	283,476	454	6.0%
Gross Potential Rent	$4,453,010	$4,751,544	$7,615	100.0%
Total Reimbursements	0	0	0	0.0%
Net Rental Income	$4,453,010	$4,751,544	$7,615	100.0%
(Vacancy/Credit Loss)	(228,422)	(313,668)	(503)	(6.6%)
Other Income	357,335	298,332	478	6.3%
Effective Gross Income	$4,581,923	$4,736,208	$7,590	99.7%
Total Expenses	$1,643,225	$1,880,458	$3,014	39.7%
Net Operating Income	$2,938,697	$2,855,750	$4,577	60.3%
Replacement Reserves	0	78,000	125	1.6%
Net Cash Flow	$2,938,697	$2,777,750	$4,452	58.6%

(1)
Represents trailing eight months ending March 31, 2015, as an annualized figure. The trailing eight-month period was utilized to coincide with the start of the 2014-2015 school year, with the fall semester being the first for which the property was open.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the March 19, 2015 rent roll.

Property Management. The property is managed by Asset Campus Housing, Inc. (“ACH”), a third party management company. ACH was founded in 1998 and manages over 70,000 student housing beds throughout the United States, distributed over 120 properties in 30 states. It is one of the largest privately-owned student housing companies in the nation.

Escrows and Reserves. At origination, the borrower deposited into escrow an initial deposit of $10,026 for taxes, $38,207 for insurance and $82,500 for environmental operations.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $2,785.

Insurance Escrows – The lender will not require an escrow for insurance provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to a blanket insurance policy acceptable to lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Depot

Replacement Reserves – On a monthly basis, the borrower is required to escrow 1/12 of $96,600 ($7,800) for replacement reserves.

Environmental Operations Escrows – At origination, the borrower deposited $82,500 into the environmental operations escrow, representing 110% of the costs estimated by the environmental consultant to operate, monitor and maintain in good working order the existing sub-slab depressurization system, in accordance with the environmental report and all applicable environmental laws.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Management Trigger Event Period (as defined below) is continuing, all funds are required to be remitted to the borrower at the end of each business day. During a Cash Management Trigger Event Period, all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Event Period (as defined below) is in effect, will be disbursed to the borrower, or if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.15x on a trailing twelve month basis, or (iv) a conviction of fraud or misappropriation of funds by the borrower, guarantor or property manager. A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; (c) and with regards to clause (iii) above, the (x) debt service coverage ratio being greater than 1.20x based on the trailing twelve month period, (y) borrower partially defeasing The Depot loan in an amount sufficient to cause the debt service coverage ratio immediately following such partial defeasance to equal or exceed 1.15x based on the trailing twelve month basis, or (z) upon borrower depositing cash or delivering a letter of credit to lender in an amount which, if applied to pay down The Depot loan, would cause the debt service coverage ratio to equal or exceed 1.15x based on the trailing twelve month period.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager or (iii) the debt service coverage ratio falling below 1.10x on a trailing twelve month basis. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; (c) and with regards to clause (iii) above, (x) the debt service coverage ratio being greater than 1.15x based on the trailing twelve month period for one quarter, (y) the borrower partially defeasing The Depot loan in an amount sufficient to cause the debt service coverage ratio immediately following such partial defeasance to equal or exceed 1.10x based on the trailing twelve month basis, or (z) upon the borrower depositing cash or delivering a letter of credit to lender in an amount which, if applied to pay down The Depot loan, would cause the debt service coverage ratio to equal or exceed 1.10x based on the trailing twelve month period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

LEON CREEK GREENWAY
CABANA
POOL
HORESHOE PIT
SAND VOLLEYBALL COURT
HORESHOE PIT
USTA SHUTTLE STOP
SECURITY GATE

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

Mortgage Loan Information		Property information
Mortgage Loan Seller:	UBSRES	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,913,774	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	2.3%	Net Rentable Area (Beds):	694
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	DRI/NRP San Antonio LLC	Year Built / Renovated:	2014 / N/A
Sponsors(1):	J. David Heller; T. Richard Bailey, Jr.	Occupancy:	96.0%
Interest Rate:	4.1500%	Occupancy Date:	3/19/2015
Note Date:	2/24/2015	Number of Tenants:	N/A
Maturity Date:	3/6/2025	2012 NOI(3):	N/A
Interest-only Period:	0 months	2013 NOI(3):	N/A
Original Term:	120 months	2014 NOI(3):	N/A
Original Amortization:	360 months	T8 Annualized NOI(4):	$2,910,257
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(26), Def(87), O(7)	UW Revenues:	$5,108,625
Lockbox(2):	Hard	UW Expenses:	$2,359,388
Additional Debt:	No	UW NOI:	$2,749,237
Additional Debt Balance:	N/A	UW NCF:	$2,662,487
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$43,000,000 / $61,960
Additional Future Debt Permitted:	No	Appraisal Date:	1/20/2015

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$45,985
Taxes:	$258,448	$71,791	N/A	Maturity Date Loan / Bed:	$36,833
Insurance:	$42,522	Springing	N/A	Cut-off Date LTV:	74.2%
Replacement Reserves:	$0	$8,675	N/A	Maturity Date LTV:	59.4%
				UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Payoff Existing Debt	$23,681,738	74.0%
			Return of Equity(6)	7,617,801	23.8
			Closing Costs	399,491	1.2
			Upfront Reserves	300,970	0.9
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	The sponsors are also the sponsors under the mortgage loan identified in Annex A as The Depot, which has a cut-off date balance of approximately $33.9 million.
(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	The property was recently constructed in 2014. Therefore, 2012, 2013 and 2014 NOI are not available.
(4)
Represents trailing eight months ending March 31, 2015, as an annualized figure. The trailing eight-month period was utilized to coincide with the start of the 2014-2015 school year, with the fall semester being the first for which the property was open.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The sponsors developed the property for a total project cost of $33.8 million in 2014 and have $2.5 million of equity remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

The Loan. The Luxx loan is an approximately $32.0 million first mortgage loan secured by the fee interest in a newly constructed, Class A student housing property located in San Antonio, Texas. The loan has a 10-year term and amortizes on a 30-year schedule. The sponsors developed the property for a total project cost of $33.8 million in 2014. Loan proceeds were used to refinance existing debt of approximately $23.7 million, fund upfront reserves of $300,970, pay closing costs of $399,491 and return equity to the sponsors of approximately $7.6 million. At origination, the borrower had approximately $2.5 million of cash equity remaining.

The Borrower. The borrowing entity for The Luxx loan is DRI/NRP San Antonio LLC, a bankruptcy remote, single purpose Delaware limited liability company. The borrower is wholly owned by NRP East End Student Apartments, LLC, which is wholly owned by NRP East End Student Apartments Equity Investor, LLC.

The Sponsors. The loan’s sponsors and the nonrecourse carve-out guarantors are J. David Heller and T. Richard Bailey, Jr., both of whom are principals of The NRP Group (“NRP”). NRP has developed and constructed over 23,000 residential units in 13 states and currently manages more than 100 properties encompassing 15,000 luxury, family, student and senior rental units in 7 states. NRP is based in Cleveland, with major offices in San Antonio, Dallas, Houston, Raleigh, Orlando, Tampa, Buffalo and Detroit. J. David Heller had invested over $3.6 billion in real estate assets at the Townsend Group before co-founding NRP. T. Richard Bailey, Jr. has over 40 years of construction industry experience and has been involved in the development of 3,800 single family homes, 21,000 multifamily units and 3.0 million SF of office and retail space.

The Property. The property is a 220-unit / 694-bed, newly constructed Class A off-campus student housing development located in San Antonio, Texas. Residents at the property are students at The University of Texas at San Antonio (“UTSA”), which is located approximately half a mile from the property and has a current enrollment of 29,000 students. The UTSA shuttle route, operated by UTSA, picks up and drops off students directly in front of the property and transports them to and from UTSA four to six times per hour from 6:45AM to 10:25PM. The property is situated on 15.4 acres and features 719 surface parking spaces and 100 carport spaces, for a total of 819 parking spaces or 3.72 spaces per unit.

The property consists of three, four-story buildings. The borrower acquired the underlying land in April 2013 at a cost of $3.3 million and invested $22.5 million in hard costs and $8.0 million in soft costs for a total cost basis of $33.8 million to construct the property. Construction was completed in 2014 and the property opened to students in August 2014. All bedrooms are single occupancy and feature a private bathroom, full size bed, walk-in closet, and a desk with chair. All units are fully furnished and include community Wi-Fi, 9 ft. ceilings, private balconies, outdoor study nooks, a flat screen television and a washer and dryer. Kitchens in every unit are fully-equipped with a full size refrigerator with icemaker, granite countertops and island with bar stool seating.

Outdoor amenities include a swimming pool, hot tub, outdoor cabana, outdoor pavilion and lounge area, BBQ grills and fire pits, sand volleyball court, bocce ball pits and a frisbee golf course. Community amenities include student lounges, study rooms, conference rooms, café, two-level fitness center and a cyber-lounge. The property also features private access to the Leon Creek Greenway, a lake/walking trail extending south towards downtown San Antonio.

In addition to the UTSA campus, developments in the area include a shopping center anchored by Costco and Rooms To Go located half a mile from the property, Topgolf located 2.5 miles northeast of the property, and an open-air regional mall, known as the Shops at La Cantera, located 2.5 miles northwest of the property. Shops at La Cantera is managed by General Growth Properties and features anchor tenants such as Neiman Marcus, Nordstrom, Macy’s and Dillard’s. Additional retailers in the area include Target, Michaels, T.J.Maxx, Dick’s Sporting Goods, Best Buy and Hobby Lobby. Six Flags Fiesta Texas, a 200-acre theme park, is located 3.5 miles north of the property. The property is located approximately 0.7 miles west of the interchange of Interstate 10 and UTSA Boulevard.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

Multifamily Unit Mix(1)

Unit Type	No. of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size Per Bed (SF)	Average Monthly Rental Rate Per Bed	Average Monthly Rental Rate PSF	Monthly Market Rental Rate Per Bed(2)	Monthly Market Rental Rate PSF
1BD / 1BA	22	3.2%	22	100.0%	592	$988	$1.67	$900	$1.67
2BD / 2BA – B1	80	11.5%	78	97.5%	450	$695	$1.55	$700	$1.56
2BD / 2BA – B2	40	5.7%	38	95.0%	449	$690	$1.54	$695	$1.55
4BD / 4BA – D1	512	73.8%	490	95.7%	347	$582	$1.68	$590	$1.70
4BD / 4BA – D2	40	5.8%	38	95.0%	414	$623	$1.51	$635	$1.54
Total/Wtd. Avg.	694	100.0%	666	96.0%	376	$617	$1.64	$624	$1.67

(1)	Based on the rent roll dated March 19, 2015.
(2)	Source: Appraisal.

The Market. The property is located on UTSA Boulevard, approximately half a mile away from the University of Texas at San Antonio. UTSA, established in 1969, is a research institution specializing in health, energy, security, sustainability and human and social development. According to a market research report, UTSA indirectly generates approximately $1.2 billion in business revenues and supports an estimated 15,700 jobs in the San Antonio area. UTSA’s Institute for Economic Development staffs 150 members and serves approximately 30,000 businesses annually. As San Antonio’s only NCAA Division I university, UTSA houses 17 athletic teams and is a member of Conference USA. UTSA is undergoing the completion of the 2009 UTSA Campus Master Plan, which proposed adding approximately 7.7 million gross SF to UTSA’s main campus in order to accommodate enrollment of 30,000 students, increase faculty and staff and support the university’s objective of becoming a premier research institution. As of the July 2014 Campus Master Plan Update, UTSA has added over 900,000 gross SF of campus space and 1,188 structured parking spaces.

UTSA had a total enrollment of approximately 29,000 students as of the Fall 2014 semester and employs 1,447 faculty members. Of the University of Texas at San Antonio’s Fall 2014 enrollment of 29,000 students, approximately 15,500 students, or approximately 54.1%, were from outside of Bexar County, Texas. On-campus housing comprises of five residence halls and apartments with approximately 4,300 beds, representing only 14.8% of the total enrollment.

UTSA Boulevard is a primary thoroughfare that provides access to the UTSA campus to the west and Interstate 10 to the east. The Texas Department of Transportation and the City of San Antonio are in the process of widening UTSA Boulevard in an effort to provide bike lanes, sidewalks, and other pedestrian pathways. Interstate 10 is approximately half a mile from the property and provides access to the San Antonio central business district five miles to the south. San Antonio is the second largest city in Texas with a population of 1,584,531. The City’s major industries are healthcare and biosciences. A majority of the medical facilities in the area are part of the 900-acre South Texas Medical Center, which houses 45 medical-related institutions and 12 major hospitals with a direct employment of over 26,000. Hospitality, San Antonio’s second largest industry, employs over 122,000 people. Historical sites such as The Alamo, San Antonio Missions Historical Park as well as more modern attractions such as Sea World of Texas, Rivercenter Mall and Six Flags Fiesta Texas function as main draws for tourism. Fiesta, an annual festival which commemorates the Alamo and San Jacinto, has continued since the 1800’s and attracts over 3.0 million people each year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

Please see the table below for the properties in the competitive set.

Competitive Set Summary(1)

Property	Year Built / Renovated	No. of Beds	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed	Fall 2014 Occupancy	Distance from University
Avalon Place	2008	416	818	$698	96.0%	0.2 mi
High View Place	2008	624	1,107	$673	91.0%	0.7 mi
Hill Country Place	2008	696	1,166	$704	98.0%	0.3 mi
Outpost San Antonio	2005	828	1,156	$598	96.0%	0.2 mi
The Reserve at UTSA	2007	753	1,161	$486	91.0%	0.7 mi
Total/Wtd. Avg.		3,317	1,108	$621	94.3%
The Luxx	2014	694(2)	1,292(2)	$617(2)	96.0%(2)	0.5 mi

(1)	Source: Appraisal.
(2)	Based on the rent roll dated March 19, 2015.

Operating History and Underwritten Net Cash Flow(1)

	T8 Annualized(2)	Underwritten	Per Bed	%(3)
Rents in Place(4)	$4,941,573	$4,934,832	$7,111	96.1%
Vacant Income	0	199,632	288	3.9%
Gross Potential Rent	$4,941,573	$5,134,464	$7,398	100.0%
Total Reimbursements	0	0	0	0.0%
Net Rental Income	$4,941,573	$5,134,464	$7,398	100.0%
(Vacancy/Credit Loss)	(453,428)	(258,039)	(372)	(5.0%)
Other Income	148,026	232,200	335	4.5%
Effective Gross Income	$4,636,172	$5,108,625	$7,361	100.0%
Total Expenses	$1,725,915	$2,359,388	$3,400	46.2%
Net Operating Income	$2,910,257	$2,749,237	$3,961	53.8%
Replacement Reserves	0	86,750	125	1.7%
Net Cash Flow	$2,910,257	$2,662,487	$3,836	52.1%

(1)	The property was recently constructed in 2014. Therefore, 2012, 2013 and 2014 NOI are not available.
(2)
Represents trailing eight months ending March 31, 2015, as an annualized figure. The trailing eight-month period was utilized to coincide with the start of the 2014-2015 school year, with the fall semester being the first for which the property was open.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the March 19, 2015 rent roll.

Property Management. The property is managed by Asset Campus Housing, Inc. (“ACH”), a third party management company. ACH was founded in 1998 and manages over 70,000 student housing beds throughout the United States, distributed over 120 properties in 30 states. It is one of the largest privately-owned student housing companies in the nation.

Escrows and Reserves. At origination, the borrower deposited into escrow an initial deposit of $258,448 for taxes and $42,522 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $71,791.

Insurance Escrows – The lender will not require an escrow for insurance provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to a blanket insurance policy acceptable to lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Luxx

Replacement Reserves – On a monthly basis, the borrower is required to escrow 1/12 of $104,100 ($8,675) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Management Trigger Event Period (as defined below) is continuing, all funds are required to be remitted to the borrower at the end of each business day. During a Cash Management Trigger Event Period, all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Event Period (as defined below) is in effect, will be disbursed to the borrower, or if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.10x on a trailing twelve month basis, or (iv) a conviction of fraud or misappropriation of funds by the borrower, guarantor or property manager. A Cash Management Trigger Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, (x) the debt service coverage ratio being greater than 1.15x for one quarter based on the trailing twelve month period, (y) the borrower partially defeasing The Luxx loan in an amount sufficient to cause the debt service coverage ratio immediately following such partial defeasance to equal or exceed 1.10x based on the trailing twelve month basis, or (z) upon the borrower depositing cash or delivering a letter of credit to lender in an amount which, if applied to pay down The Luxx loan, would cause the debt service coverage ratio to equal or exceed 1.10x based on the trailing twelve month period.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager or (iii) the debt service coverage ratio falling below 1.10x on a trailing twelve month basis. A Cash Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, (x) the debt service coverage ratio being greater than 1.15x for one quarter based on the trailing twelve month period, (y) the borrower partially defeasing The Luxx loan in an amount sufficient to cause the debt service coverage ratio immediately following such partial defeasance to equal or exceed 1.10x based on the trailing twelve month basis, or (z) upon the borrower depositing cash or delivering a letter of credit to lender in an amount which, if applied to pay down The Luxx loan, would cause the debt service coverage ratio to equal or exceed 1.10x based on the trailing twelve month period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 8 – Merrillville Lakes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

Mortgage Loan Information		Property information
Mortgage Loan Seller:	UBSRES	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,800,000	Title:	Fee
Cut-off Date Principal Balance:	$31,754,508	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.3%	Net Rentable Area (Units):	356
Loan Purpose:	Refinance	Location:	Merrillville, IN
Borrower:	Merrillville Lakes De LLC	Year Built / Renovated(2):	2011-2013 / N/A
Sponsor:	George Novogroder	Occupancy:	97.2%
Interest Rate:	4.0400%	Occupancy Date:	3/10/2015
Note Date:	4/1/2015	Number of Tenants:	N/A
Maturity Date:	4/6/2025	2012 NOI(2):	$1,603,466
Interest-only Period:	0 months	2013 NOI(2):	$2,367,945
Original Term:	120 months	2014 NOI(2):	$2,802,960
Original Amortization:	360 months	TTM NOI(3):	$3,016,304
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25), Def(91), O(4)	UW Revenues:	$4,132,949
Lockbox(1):	Soft	UW Expenses:	$1,128,699
Additional Debt:	No	UW NOI:	$3,004,250
Additional Debt Balance:	N/A	UW NCF:	$2,933,050
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$43,600,000 / $122,472
Additional Future Debt Permitted:	No	Appraisal Date:	1/12/2015

Escrows and Reserves(4)				Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$89,198
Taxes:	$310,921	$40,911	N/A	Maturity Date Loan / Unit:	$71,069
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.8%
Replacement Reserves:	$0	$7,417	N/A	Maturity Date LTV:	58.0%
Deferred Maintenance:	$14,375	N/A	N/A	UW NCF DSCR:	1.60x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,800,000	100.0%	Return of Equity(5)	$16,289,641	51.2%
			Payoff Existing Debt	15,100,066	47.5
			Upfront Reserves	325,296	1.0
			Closing Costs	84,997	0.3
Total Sources	$31,800,000	100.0%	Total Uses	$31,800,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The Merrillville Lakes Apartments property was built in four phases from 2011 through 2013.
(3)	Represents trailing twelve months ending March 31, 2015.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The sponsor developed the property for a total project cost of $37.8 million from 2011 to 2013, and has approximately $6.4 million of equity remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

The Loan. The Merrillville Lakes Apartments loan is a $31.8 million first mortgage loan secured by the fee interest in a 356-unit multifamily property located in Merrillville, Indiana. The loan has a 10-year term and amortizes on a 30-year schedule. The sponsor developed the property for a total project cost of $37.8 million from 2011 to 2013. Loan proceeds were used to refinance existing debt of approximately $15.1 million, fund upfront reserves of $325,296, pay closing costs of $84,997 and return equity to the sponsors of approximately $16.3 million. At origination, the borrower had approximately $6.4 million of cash equity remaining.

The Borrower. The borrowing entity for the Merrillville Lakes Apartments loan is Merrillville Lakes De LLC, a bankruptcy remote, single purpose Delaware limited liability company.

The Sponsor. The loan’s sponsor and the nonrecourse carve-out guarantor is George Novogroder. Mr. Novogroder is the president of The Novogroder Companies, Inc., founded in 1975. The Novogroder Companies, Inc. has developed over 150 properties including multifamily, retail and office properties, including eight multifamily properties in Lake County and Porter County, Indiana totaling 2,115 units.

The Property. The property is a 356-unit garden-style multifamily community comprised of four, four-story elevator buildings located in Merrillville, Indiana. The buildings are situated on a 20.1 acre site and were built in four phases beginning 2011 and completed in 2013. The property includes 356 garage parking spaces and 356 outdoor parking spaces for a total of 712 parking spaces, or 2.00 spaces per unit. The property was 97.2% occupied as of the March 10, 2015 rent roll.

Unit amenities include walk-in closets, cable and internet, refrigerator, stainless steel sink, electric range, dishwasher, and washer/dryer connection. Most units feature a balcony or patio. Community amenities include controlled access gates, leasing office, fitness room, private theater room, lobbies, social rooms, weekly game nights, library, laundry rooms, and outdoor swimming pool. Each of the four buildings at the Merrillville Lakes Apartments property has one elevator.

Though the property accepts applicants of all ages, it caters to residents that are over 55 years of age. The age designation is not a result of zoning or legal requirements, but at the sole discretion of the sponsor.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1BD / 1BA (Patio/Balcony)	121	34.0%	117	96.7%	758	$781	$1.03	$795	$1.05
2BD / 1BA (Patio/Balcony)	79	22.2%	76	96.2%	958	$869	$0.91	$910	$0.95
2BD / 2BA (Patio/Balcony)	124	34.8%	121	97.6%	1,058	$948	$0.90	$995	$0.94
2BD / 2BA	12	3.4%	12	100.0%	1,058	$953	$0.90	$980	$0.93
2BD / 2BA	8	2.2%	8	100.0%	1,100	$914	$0.83	$1,010	$0.92
2BD / 2BA (Patio/Balcony)	12	3.4%	12	100.0%	1,440	$1,191	$0.83	$1,270	$0.88
Total/Wtd. Avg.	356	100.0%	346	97.2%	948	$882	$0.94	$917	$0.98

(1)	Based on the rent roll dated March 10, 2015.
(2)	Source: Appraisal.

The Market. The property is located in Merrillville, Indiana, approximately 30 miles southeast of Chicago and 17 miles west of Valparaiso. As of 2014, Merrillville had a population of 35,850, up from 35,256 in 2010.

The property is located on Grant Circle, approximately half a mile south of U.S. Route 30 (“Lincoln Highway”). Lincoln Highway stretches coast to coast, serves as the main commercial corridor in the neighborhood and provides access to Interstate 65. Interstate 65, a north/south interstate, provides access to Gary, Indiana and Chicago, Illinois to the north, and Indianapolis, Indiana to the south stretching all the way to Mobile, Alabama.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

Merrillville has a large concentration of big box retailers, hotels, restaurants and car dealerships. Retailers such as Kohl’s, Walmart, Sam’s Club, T.J. Maxx, Toys R Us, Old Navy, Petco, Office Depot, DSW, Sport’s Authority and Staples, among others, are all located in the vicinity of the property. The Southlake Mall, located approximately three miles east of the property, is an indoor mall anchored by Macy’s, Dick’s Sporting Goods, JCPenney and Sears. Other retail and service-related uses along Lincoln Highway including branch banks, local and national restaurants, car dealerships and hotels.

The property is located approximately 8.5 miles east of the Southeast Cook County multifamily submarket. As of 4Q 2014, the submarket contained 20,113 units with a vacancy rate of 3.1% and an average asking rental rate of $864 per unit. There have been no new additions to the multifamily submarket in the past 5 years and no projects are known to the mortgage loan seller to be currently underway. The estimated 2015 population within a 1, 3, and 5 mile radius of the property is 6,258, 47,442, and 103,861, respectively, with corresponding household incomes of $58,079, $68,386, and $70,273, respectively. The annual projected growth rates over the next five years within a 1, 3, and 5-mile radius of the property are 2.03%, 0.68%, and 0.39%, respectively. The properties in the appraisal’s competitive set are shown in the below table.

Competitive Set Summary(1)

	Asking Rent Range
Property	Year Built / Renovated	No. of Units	1BD / 1BA	2BD / 1BA	2BD / 2BA	Occupancy	Distance
The Merrillville Lakes Apartments	2011-2013	356(2)	$781(2)	$869(2)	$914 - $1,191(2)	97.2%(2)	NAP
Summer Wood Apartments	1992-1995	628	$719 - $772	$895	$953	93.8%	1.2 mi
Prairie Point	2002	300	$939 - $1,109	NAP	$1,149 - $1,254	96.3%	2.2 mi
Hidden Creek	1978	480	$660	$770	NAP	92.1%	3.1 mi
Broadmoor Country Club	1982	264	$686 - $752	$725	$821	95.5%	2.5 mi
Hunting Cove Apartments	2001-2006	732	$755 - $800	NAP	$950	93.9%	3.4 mi
Brickshire Apartments	2008 & 2013	296	$869 - $959	$1,014 - $1,084	$1,189 - $1,264	92.0%	1.5 mi
Total		2,700	$660 - $1,109	$725 - $1,084	$821 - $1,264	93.8%

(1)	Source: Appraisal.
(2)	Based on the rent roll dated March 10, 2015.

Operating History and Underwritten Net Cash Flow(1)

	2012	2013	2014	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$2,291,015	$2,929,541	$3,335,358	$3,423,372	$3,661,020	$10,284	97.2%
Vacant Income	0	0	0	0	104,580	294	2.8%
Gross Potential Rent	$2,291,015	$2,929,541	$3,335,358	$3,423,372	$3,765,600	$10,578	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0%
Net Rental Income	$2,291,015	$2,929,541	$3,335,358	$3,423,372	$3,765,600	$10,578	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(187,423)	(526)	(5.0%)
Other Income	400,709	489,387	544,036	554,277	554,772	1,558	14.7%
Effective Gross Income	$2,691,724	$3,418,928	$3,879,394	$3,977,649	$4,132,949	$11,609	100.0%
Total Expenses	$1,088,258	$1,050,984	$1,076,434	$961,345	$1,128,699	$3,171	27.3%
Net Operating Income	$1,603,466	$2,367,945	$2,802,960	$3,016,304	$3,004,250	$8,439	72.7%
Replacement Reserves	0	0	0	0	71,200	200	1.7%
Net Cash Flow	$1,603,466	$2,367,945	$2,802,960	$3,016,304	$2,933,050	$8,239	71.0%

(1)	The Merrillville Lakes Apartments property was built in four phases from 2011 through 2013.
(2)	Represents trailing twelve months ending March 31, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the March 10, 2015 rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 – Merrillville Lakes Apartments

Property Management. The property is managed by The Novogroder Companies, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow an initial deposit of $310,921 for taxes and $14,375 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $40,911.

Insurance Escrows – The lender will not require an escrow for insurance provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to a blanket insurance policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow 1/12 of $89,000 ($7,417) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. All rent and other revenue of the property is required to be collected by the borrower and/or manager and deposited into a clearing account controlled by the lender within two business days. During a Cash Management Trigger Event Period (as defined below), all funds in the lockbox account will be swept into a cash management account under the control of the lender and applied toward the payment of debt service and funding of required monthly reserves and approved operating expenses and any excess, if no Cash Sweep Event Period (as defined below) is in effect, will be disbursed to the borrower or, if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.20x on a trailing twelve month basis, or (iv) the felony or fraud indictment or misappropriation of funds by the property manager. A Cash Management Trigger Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, or (iii) the debt service coverage ratio falling below 1.15x on a trailing twelve month basis. A Cash Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, the debt service coverage ratio being greater than 1.20x based on the trailing twelve month period for two consecutive quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

Map Data © 2015 Google Imagery © 2015, DigitalGlobe, Houston-Galveston Area Council, Texas General Land Office, Texas Orthoimagery Program, U.S. Geological Survey, USDA Farm Service Agency

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	1,179
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	2015 Houston Sterling Point, LLC	Year Built / Renovated:	1978 / 2012-2014
Sponsor:	Rene O. Campos	Occupancy:	94.3%
Interest Rate:	4.2500%	Occupancy Date:	3/31/2015
Note Date:	4/17/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2025	2012 NOI(5):	N/A
Interest-only Period:	0 months	2013 NOI:	$2,995,163
Original Term:	120 months	2014 NOI:	$3,547,560
Original Amortization:	360 months	TTM NOI(6):	$3,758,961
Amortization Type:	Balloon	UW Economic Occupancy:	87.1%
Call Protection(2):	L(24), Def(89), O(7)	UW Revenues:	$8,863,781
Lockbox(3):	Springing	UW Expenses:	$4,483,815
Additional Debt(1)(4):	Yes	UW NOI(7):	$4,379,965
Additional Debt Balance(1)(4):	$20,000,000	UW NCF:	$4,085,215
Additional Debt Type:	Pari Passu, Mezzanine	Appraised Value / Per Unit:	$63,150,000 / $53,562
Additional Future Debt Permitted:	No	Appraisal Date:	1/28/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$39,864
Taxes:	$242,668	$60,667	N/A	Maturity Date Loan / Unit:	$31,957
Insurance:	$102,991	$34,330	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$1,354,850	$19,650	N/A	Maturity Date LTV:	59.7%
				UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000	94.0%	Payoff Existing Debt	$29,168,849	58.3%
Mezzanine	3,000,000	6.0	Return of Equity	18,555,277	37.1
			Upfront Reserves	1,700,509	3.4
			Closing Costs	575,365	1.2
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)
The Sterling & Milagro Apartments loan is part of a larger split whole loan evidenced by two pari passu senior notes with an aggregate principal balance of $47.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $47.0 million Sterling & Milagro Apartments Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of June 6, 2015. Defeasance of the full Sterling & Milagro Apartments Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(4)	The additional debt balance includes the $17.0 million pari passu A-note and a $3.0 million mezzanine loan.
(5)	The borrower acquired the property in two phases between July 2012 and January 2013. Historical financials prior to 2013 were not available.
(6)	Represents trailing twelve months ending February 28, 2015.
(7)
UW NOI is higher than the TTM mainly as a result of increasing rents, which are based off the February 2015 rent roll, reductions in expenses due to lower repairs and maintenance at the property and lower credit loss, both of which are based off the annualized February 2015 trailing six-months.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

The Loan. The Sterling & Milagro Apartments loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 1,179-unit garden style multifamily property located in Houston, Texas. The whole loan has an outstanding principal of $47.0 million (the “Sterling & Milagro Apartments Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of approximately $30.0 million and is being contributed to the CSAIL 2015-C2 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the cut-off date of $17.0 million, is currently held by Column Financial, Inc. and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the CSAIL 2015-C2 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2015-C2 pooling and servicing agreement, the CSAIL 2015-C2 controlling class representative) who will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Sterling & Milagro Apartments Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions. The loan has a 10-year term and will amortize on a 30-year schedule.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	CSAIL 2015-C2	Yes
Note A-2	$17,000,000	$17,000,000	Future Securitization	No
Total	$47,000,000	$47,000,000

The Borrower. The borrower entity for the loan is 2015 Houston Sterling Point, LLC, a Delaware limited liability company and a special purpose entity. The borrowing entity is indirectly 100% owned by Rene O. Campos.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rene O. Campos. Mr. Campos is an experienced real estate professional with over 20 years of real estate experience. He is the founder of Eureka Holdings and currently owns a portfolio of 29 assets in six states that contains a total of 8,083 units. The sponsor’s portfolio has estimated value in excess of $300 million and includes over 3,000 affordable housing units.

The Property. The property is a 1,179-unit garden-style multifamily property located in Houston, Texas that was built in 1978 and renovated between 2012 and 2014. The asset is composed of two adjacent apartment complexes that were initially acquired in July 2012 and January 2013 and are run by the borrower as a single property. Sterling Point contains 921 units and Milagro Plaza contains 258 units. The property consists of 66 two-story and three-story apartment buildings located on approximately 25.8 acres. The property provides covered parking and has a total of 1630 parking spaces, or 1.38 parking spaces per unit. As of March 31, 2015, the property was 94.3% leased.

The property contains 859 one-bedroom units (72.9%) and 320 two-bedroom units (27.1%). One bedroom units range from approximately 615 SF to 820 SF, and 2 Bedrooms range from 840 SF to 1,260 SF, with an overall average unit size of 765 SF. Property amenities include six outdoor swimming pools, 15 laundry rooms, resident services center, covered parking and leasing office. The property also features an exterior brick wall with gated entries, security surveillance, security patrol services and well maintained landscaping. Unit kitchens feature electric range/ovens with vent-hoods, frost-free refrigerators, garbage disposals and dishwashers. Bathrooms feature combination tub/showers with ceramic tile wainscot, wood cabinets and formica counters with porcelain sinks. Select units offer ceiling fans, built in bookshelves, washer/dryer connections, private patios and balcony areas with exterior storage rooms. Apartment units are individually metered for electrical usage. Tenants are responsible for water and sewer costs reimbursed through a Ratio Utility Billing Program. Since August 2012, the sponsor has invested in excess of $4.5 million in capital expenditures. Renovations to the property have included replacement of carpet, appliances, vinyl flooring, cabinets and other unit turnover items, in addition to the replacement of electrical, HVAC, roof, fencing, plumbing and interior reconstruction.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

The property has frontage along Dunlap Street and is located in the Gulftown/Bissonnet apartment submarket which is situated in southwest Houston. Conveniently located near the property are multiple schools, parks, medical centers and retail outlets including Walmart, CVS, Walgreens and multiple grocery stores. In addition, the property is approximately 7.6 miles southwest of the Houston Galleria. The property is accessed via Dunlap Street and Hillcroft Avenue, as well as Clarewood Street and Bellaire Boulevard, and is conveniently located in between the Interstate 610 Loop and the Sam Houston Parkway. Regional access to the neighborhood is provided by the Westpark Tollway, Sam Houston Parkway (Beltway 8), the Southwest Freeway (US Highway 59) and the Interstate 610 Loop.

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	859	72.9%	790	92.0%	673	$593	$0.88	$607	$0.90
Two Bedroom, One Bath	119	10.1%	99	83.2%	884	$771	$0.87	$793	$0.90
Two Bedroom, Two Bath	201	17.0%	181	90.0%	1,089	$863	$0.79	$876	$0.80
Total/Wtd. Avg.	1,179	100.0%	1,070	90.8%	765	$655	$0.87	$672	$0.88

(1)	Based on the underwritten rent roll dated February 28, 2015. In March the property increased Occupied Units by 49 which equates to an occupancy of 94.3%.
(2)	Source: Appraisal.

The Market. The property is located in Houston, Texas in the Gulfton/Bissonnet submarket. The neighborhood can be characterized as a clustering of bedroom communities, with residents primarily working in the central Houston area, or the southwestern quadrant. The submarket is generally composed of blue collar workers seeking affordable housing options. The area benefits from its access to major transportation arteries and the significant office, industrial and retail that is found along those roadways. As of January 2015, the submarket reported an average vacancy of 4.8%. According to the appraisal, although future growth projections have been adjusted as a result of the drop in oil prices, which may reduce exploration investment, the declines will not be enough to derail the local economy. The Houston market is expected to continue to expand in 2015, mainly as a result of nonresidential construction, housing, healthcare and the local government.

The appraiser identified four comparable rental properties, ranging from 154 units to 496 units that were constructed between 1965 and 1979. The competitive set reported a weighted average occupancy of approximately 96%, with average rents ranging from $569 to $713 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Houston within approximately 1.1 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Sterling & Milagro	1979	1,179	765	$655(2)	94%(3)
La Estancia	1977	307	738	$599	93%	1.1 miles
Peachtree	1979	154	679	$602	99%	1.1 miles
Pelican Pointe	1965	156	931	$713	95%	0.6 miles
South Oaks	1972	496	753	$569	98%	0.9 miles
Total/Wtd. Avg.		1,113	764	$602	96%

(1)	Source: Appraisal.
(2)	Based on rent roll dated February 28, 2015.
(3)	As of March 31, 2015.
(4)	Excludes the subject property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

Historical and Current Occupancy(1)

2013(2)	2014	TTM(3)	Current(4)
93.3%	92.5%	93.2%	94.3%

(1)	Historical Occupancies are the average for each respective year.
(2)	2013 reflects 11 months of 2013.
(3)	TTM Occupancy is for the period ending February 28, 2015.
(4)	Current Occupancy is as of March 31, 2015.

Cash Flow Summary

	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)(4)	$6,938,346	$8,102,698	$8,295,453	$8,416,474	$7,139	86.0%
Vacant Income	0	0	0	899,628	763	9.2%
Gross Potential Rent	$6,938,346	$8,102,698	$8,295,453	$9,316,102	$7,902	95.2%
Reimbursements	521,472	488,684	480,768	472,864	401	4.8%
Net Rental Income	$7,459,818	$8,591,382	$8,776,221	$9,788,966	$8,303	100.0%
(Vacancy/Credit Loss)(5)	(511,697)	(678,597)	(656,271)	(1,315,644)	(1,116)	(13.4%	)
Other Income	329,260	326,552	343,938	390,458	331	4.0%
Effective Gross Income	$7,277,381	$8,239,337	$8,463,888	$8,863,781	$7,518	90.5%
Total Expenses	$4,282,218	$4,691,777	$4,704,927	$4,483,815	$3,803	50.6%
Net Operating Income	$2,995,163	$3,547,560	$3,758,961	$4,379,965	$3,715	49.4%
Replacement Reserves	0	0	0	294,750	250	3.3%
Net Cash Flow	$2,995,163	$3,547,560	$3,758,961	$4,085,215	$3,465	46.1%

(1)	Represents trailing twelve months ending February 28, 2015.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the February 28, 2015 rent roll.
(4)
The material increases in Rents in Place are result of the sponsor’s repositioning efforts. The sponsor acquired the two properties in July 2012 and January 2013. Both properties were suffering from mismanagement. The sponsor spent in excess of $4.5 million to renovate and reposition the property.

(5)	Represents credit loss for historical years. Includes vacancy and credit loss for underwriting.
(6)
UW NOI is higher than the TTM mainly as a result of increasing rents, which are based off the February 2015 rent roll, reductions in expenses due to lower repairs and maintenance at the property and lower credit loss, both of which are based off the annualized February 2015 trailing six-months.

Property Management. The property is managed by Eureka Multifamily Group, L.P. (“Eureka”), an affiliate of the sponsor. Eureka focuses on acquiring and renovating undervalued and mismanaged apartment properties and installing a professional management team to reposition the asset. The company has over 100 employees and manages over 4,000 units across the country, with over 2,700 of these units listed under the Housing and Urban Development (HUD)/Housing Assistance Program (HAP).

Escrows and Reserves. At origination, the borrower deposited into escrow $1,354,850 for engineering reserves, $242,668 for real estate taxes and $102,991 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $60,667.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, currently equal to $34,330.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $19,650 (approximately $200 per unit annually) for replacement reserves.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Sterling & Milagro Apartments

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender into which rents will be deposited. The lender has a first priority security interest in the Lockbox Account and the cash management account (the “Cash Management Account”). Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the Lockbox Account will be swept into the Cash Management Account and will be applied by the lender to the payment of tax and insurance escrow fund, debt service, replacement reserve fund, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses and debt service on the mezzanine loan. Payment of any excess amount after these items must be deposited into the excess cash flow reserve account.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or manager, (iii) the debt service coverage ratio of the total debt is less than 1.10x or (iv) any default on the mezzanine loan.

Additional Debt. A $3.0 million mezzanine loan was provided by Arbor Realty SR, Inc. that is secured by a pledge of the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a 12.5000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 79.2%, the UW NCF DSCR is 1.24x and the UW NOI Debt Yield is 8.8%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Little Tokyo Galleria

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

Centenary United Methodist Church
The Artform Studio
MACDONALD MEDIA INC
Hana Ichimonme
Manna Korean BBQ
Little Tokyo Galleria Market
EightyTwo
Honda Ya Japanese
XLanes
Chynna Dim Sum Lounge
Beard Papa's Sweets Cafe
S Central Ave
S Central Ave
Little Tokyo Galleria Garage
Little Tokyo Marketplace
S Alameda St
Sushi Go 55

 Map Data © 2015 Google Imagery © 2015, DigitalGlobe, U.S. Geological Survey

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	192,300
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	3 Alameda Plaza LLC	Year Built / Renovated:	1985 / 2012-2014
Sponsor:	Dae Yong Lee	Occupancy:	94.0%
Interest Rate:	4.6500%	Occupancy Date:	3/27/2015
Note Date:	4/17/2015	Number of Tenants:	32
Maturity Date:	5/6/2025	2012 NOI:	$1,196,563
Interest-only Period:	0 months	2013 NOI:	$1,193,208
Original Term:	120 months	2014 NOI:	$1,899,484
Original Amortization:	360 months	UW Economic Occupancy:	91.1%
Amortization Type:	Balloon	UW Revenues:	$4,372,666
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,761,549
Lockbox(1):	Hard	UW NOI(2):	$2,611,117
Additional Debt:	No	UW NCF:	$2,366,992
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$46,000,000 / $239
Additional Debt Type:	N/A	Appraisal Date:	1/15/2015
Additional Future Debt Permitted:	No

Escrows and Reserves (3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$140
Taxes:	$50,313	$41,927	N/A	Maturity Date Loan / SF:	$114
Insurance:	$63,278	$7,031	N/A	Cut-off Date LTV:	58.7%
Replacement Reserves:	$100,000	Springing	$100,000	Maturity Date LTV:	47.7%
TI/LC:	$500,000	Springing	$500,000	UW NCF DSCR:	1.42x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Payoff Existing Debt	$23,043,088	85.3%
			Return of Equity	2,788,985	10.3
			Upfront Reserves	713,590	2.6
			Closing Costs	454,337	1.7
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)
UW NOI exceeds the 2014 NOI mainly as a result of eight new leases being signed in the second half of 2014 representing approximately $430,000 of annual rent and a free rent period ending for the tenant Homemart.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

The Loan. The Little Tokyo Galleria loan is a $27.0 million first mortgage loan secured by the fee interest in a 192,300 SF anchored retail center located in Los Angeles, California. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is 3 Alameda Plaza, LLC, a California limited liability company and special purpose entity. The borrowing entity is owned by Dae Yong Lee and five minority partners.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Dae Yong Lee. Mr. Lee acquired the property in June 2008 and is an experienced owner, operator and developer of real estate having developed commercial real estate valued at over $92.0 million. He currently owns and manages a portfolio of commercial real estate valued at approximately $150 million in Southern California including six properties in Los Angeles’ Fashion District.

The Property. The Little Tokyo Galleria is a 192,300 SF anchored retail center located in the CBD of downtown Los Angeles, California. The property was originally developed in 1985 and was renovated between 2012 and 2014. The property consists of one three-story building and one four-level parking structure located on approximately 3.6 acres. The property offers approximately 543 feet of street frontage on Alameda Avenue and 260 feet of street frontage on Central Avenue.

As of March 2015, the property was 94.0% leased by 32 tenants. The property features three larger anchor tenants, two smaller anchor tenants and 27 inline or restaurant tenants. The property is located in the Little Tokyo neighborhood of downtown Los Angeles. The sponsor acquired the property in 2008 and has been able to increase occupancy by investing over $6.0 million into the property and repositioning the center from mainly Japanese to a broader Asian demographic. The property features three floors of retail. The first floor is anchored by a popular Asian grocery store and features other complimentary food and retail tenants. The second floor is anchored by Homemart and includes other clothing, accessory and health related tenants. The third floor is anchored by X Lanes and features a concentration of the property’s restaurants. The largest tenant at the property, X Lanes, leases 50,000 SF (26.0% of the net rentable area) through August 2028. X Lanes is a bowling alley and entertainment complex that features a 24-lane bowling alley, a 150-seat Italian/American restaurant, a sports bar, a nine-table billiard room, three private rooms for parties, a 100-game video arcade and private karaoke rooms. The second largest tenant at the property, Little Tokyo Market Place, leases 38,304 SF (19.8% of the net rentable area) through October 2028. Little Tokyo Market Place is grocery store that offers fresh fish, Korean barbeque cuts, sushi, pan-Asian noodles and a wide variety of produce, including certified organic produce. The third largest tenant at the property, Homemart, leases 30,000 SF (15.6% of the net rentable area) through September 2019. Homemart is seller of items for the home.

The collateral includes a four-story, 548-space parking garage. The parking garage has pedestrian bridges connecting the garage to each floor of the building. The garage is leased to Best Auto Park, Inc. through October 2023 with contracted annual rent of $300,000 through October 2018 and $312,000 thereafter. The parking garage provides a parking ratio of approximately 2.8 spaces per 1,000 SF of net rentable area.

The Market. The property is located on southwest corner of South Alameda Street and East 3rd Street, in the Little Tokyo District in Downtown Los Angeles. Downtown Los Angeles is easily accessible to the surrounding areas due to the multiple freeways that intersect the area including the Santa Monica Freeway (Interstate 10), the Santa Ana/Hollywood Freeway (U.S. Highway 101), the Harbor/Pasadena Freeway (State Route 110) and the Golden State Freeway (Interstate 5). The area is experiencing a redevelopment and shift in its resident and worker population, as well as its business makeup. This is due in large part to a series of policy and development initiatives that have made Downtown Los Angeles an attractive place for residents and businesses alike. The area is actively changing with continued growth of an affluent population base and continued expansion of retail and restaurants. According to the appraisal, in the past decade over $20 billion has been invested in public and private projects in Downtown Los Angeles.

According to the appraisal, the trade area within a five-mile radius contains approximately 1.2 million people, with a median household income of $32,644 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the property. The appraisal concluded average annual market rents of approximately $12.00 to $13.20 PSF, triple net, for the XLanes and Little Tokyo Market Place spaces, respectively, and $20.00 PSF for the remainder of the property, ranging between

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

$18.00 and $39.00 PSF, depending on the unit size, use and location. According to CBRE, the greater downtown retail market reported an overall vacancy rate of 6.2%.

The property is located in Little Tokyo in close proximity to the Seafood District, Fashion District, and Produce District, all areas with the presence of Asian business owners. The property is near several of the area’s landmarks, including the Museum of Contemporary Art (MOCA), the Museum of Japanese-American History, six churches and temples and the Civic Center. The property benefits from the local Asian population which is growing at a rapid pace. Between 2000 and 2010, Los Angeles County’s Asian American population grew nearly twice as fast as that of Latinos, and more than five times as fast as the general population. As of 2013, Asians represented 14.6% of the population of Los Angeles and 14.1% of California as a whole.

Competitive Set Summary (1)
Property	Year Built	Total GLA (SF)	Overall Occ.	Proximity (miles)
Little Tokyo Galleria	1985	192,300	94%	-
Japanese Village Plaza	1979	90,163	66%	0.4
1001 Towne Avenue	2005	39,342	94%	1.6
Grand Central Market	1917	15,000	100%	0.8
Weller Court	1980	69,405	89%	0.5
Chinatown Gateway	2014	18,143	71%	1.2
The Medallion	2011	200,000	70%	0.7
Chase	1991	34,320	100%	0.4
Little Tokyo Mall	1989	30,000	98%	0.4

(1)	Source: Appraisal.

Historical and Current Occupancy (1)

2011	2012	2013	2014	Current(2)
58.3%	65.7%	86.0%	89.1%	94.0%

(1)	The borrower acquired the property in 2008 at low occupancy. Since acquiring the asset the sponsor has invested in excess of $6.0 million to renovate and stabilize the asset.
(2)	Current Occupancy is as of March 27, 2015.

Tenant Summary (1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
X Lanes	NA / NA / NA	50,000	26.0%	$12.73	$63	20.2%	8/31/2028
Little Tokyo Market Place	NA / NA / NA	38,034	19.8%	$13.20	$361	6.0%	10/31/2028
Homemart	NA / NA / NA	30,000	15.6%	$21.00	N/A	N/A	9/30/2019
DAISO	NA / NA / NA	8,822	4.6%	$18.00	N/A	N/A	10/31/2021
Manna Korean BBQ	NA / NA / NA	8,482	4.4%	$27.01	N/A	N/A	7/31/2021
Chynna	NA / NA / NA	5,132	2.7%	$15.72	N/A	N/A	1/31/2019
Max Karaoke	NA / NA / NA	4,555	2.4%	$33.72	N/A	N/A	9/30/2018
Honda-ya	NA / NA / NA	4,340	2.3%	$35.10	N/A	N/A	8/31/2016

(1)	Based on the underwritten rent roll.
(2)	Sales PSF and Occupancy Costs represent sales for 2014. X Lanes and Little Tokyo Market Place are the only tenants that are required to provide sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,586	6.0%	NAP	NAP	11,586	6.0%	NAP	NAP
MTM	5	4,117	2.1%	$102,720	2.7%	15,703	8.2%	$102,720	2.7%
2015	0	0	0.0%	0	0.0%	15,703	8.2%	$102,720	2.7%
2016	3	7,119	3.7%	244,109	6.5%	22,822	11.9%	$346,829	9.3%
2017	7	9,902	5.1%	307,979	8.2%	32,724	17.0%	$654,808	17.5%
2018	5	9,763	5.1%	348,057	9.3%	42,487	22.1%	$1,002,865	26.8%
2019	7	42,262	22.0%	915,990	24.5%	84,749	44.1%	$1,918,855	51.2%
2020	0	0	0.0%	0	0.0%	84,749	44.1%	$1,918,855	51.2%
2021	2	17,304	9.0%	387,895	10.4%	102,053	53.1%	$2,306,750	61.6%
2022	0	0	0.0%	0	0.0%	102,053	53.1%	$2,306,750	61.6%
2023(2)	1	0	0.0%	300,000	8.0%	102,053	53.1%	$2,606,750	69.6%
2024	0	0	0.0%	0	0.0%	102,053	53.1%	$2,606,750	69.6%
2025 & Beyond(3)	2	90,247	46.9%	1,138,549	30.4%	192,300	100.0%	$3,745,299	100.0%
Total	32	192,300	100.0%	$3,745,299	100.0%

(1)	Based on the underwritten rent roll.
(2)
Represents the garage that is leased to Best Auto Park, Inc. for a 10 year lease term that commenced in November 2013 and is expiring in October 2023, with annual contract rent of $300,000 for the first five years and $312,000 for the last five years.

(3)	Includes management office space of 2,213 SF.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	PSF	%(1)
Rents in Place(2)(3)(4)	$1,881,054	$2,008,909	$2,630,972	$3,445,299	$17.92	76.5%
Vacant Income	0	0	0	337,536	1.76	7.5%
Gross Potential Rent	$1,881,054	$2,008,909	$2,630,972	$3,782,835	$19.67	84.0%
Total Reimbursements	563,995	470,520	507,006	718,221	3.73	16.0%
Net Rental Income	$2,445,049	$2,479,429	3,137,978	$4,501,056	$23.41	100.0%
(Vacancy/Collection Loss)	0	0	0	(428,390)	(2.23)	(9.5%)
Other Income(4)	243,257	341,611	390,930	300,000	1.56	6.7%
Effective Gross Income	$2,688,306	$2,821,040	3,528,908	$4,372,666	$22.74	97.1%
Total Expenses	$1,491,743	$1,627,832	$1,629,424	$1,761,549	$9.16	40.3%
Net Operating Income	$1,196,563	$1,193,208	$1,899,484	$2,611,117	$13.58	59.7%
Total TI/LC, Capex/RR	13,458	76,341	111,356	244,195	1.27	5.6%
Net Cash Flow	$1,183,105	$1,116,867	$1,788,128	$2,366,922	$12.31	54.1%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The continual increases in Rents in Place is due to the borrower acquiring the property in 2008 at a low occupancy and since, actively managing leasing and investing over $6.0 million to reposition and increase occupancy at the property.

(3)
UW Rents in Place are based on the underwritten rent roll as of March 27, 2015. UW Rents in Place exceeds 2014 mainly as a result of eight new leases being signed in the second half of 2014 for approximately $430,000 of annual rent and a free rent period ending for Homemart.

(4)	Rents in Place does not include the $300,000 of contractual rent from Best Auto Park, Inc., which is shown in Other Income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Little Tokyo Galleria

Property Management. The property is managed by First Center Equity, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for TI/LC reserves, $100,000 for replacement reserves, $63,278 for insurance and $50,313 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $41,927.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $7,031.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $17,145 for TI/LC costs. The amount of the reserve is capped at $500,000. The borrower has the option to provide a letter of credit in the amount of $500,000 to be held in lieu of making payments into the replacement reserve.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,205 (approximately $0.20 per square for annually) for replacement reserves. The amount of the reserve is capped at $100,000. The borrower has the option to provide a letter of credit in the amount of $100,000 to be held in lieu of making payments into the TI/LC reserve.

Lockbox/Cash Management. The Little Tokyo Galleria loan is structured with a hard lockbox. The borrower and property manager are required to direct tenants to deposit all rents directly to the lockbox account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or manager, (iii) the debt service coverage ratio is less than 1.10x or (iv) the borrower fails to deliver a satisfactory commitment to refinance the loan prior to the last three months of the loan term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 11 — California Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPCC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,800,000	Title:	Fee
Cut-off Date Principal Balance:	$25,800,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	198,093
Loan Purpose:	Refinance	Location:	Bakersfield, CA
Borrowers(1):	Various	Year Built / Renovated:	1983-1987 / 2011-2014
Sponsors(2):	Various	Occupancy:	84.8%
Interest Rate:	4.8000%	Occupancy Date:	4/10/2015
Note Date:	4/21/2015	Number of Tenants:	16
Maturity Date:	5/6/2025	2012 NOI:	$2,370,285
Interest-only Period:	0 months	2013 NOI:	$2,139,075
Original Term:	120 months	2014 NOI:	$2,193,168
Original Amortization:	360 months	TTM NOI(3):	$2,210,082
Amortization Type:	Balloon	UW Economic Occupancy:	87.9%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$4,133,119
Lockbox:	Hard	UW Expenses:	$1,617,687
Additional Debt:	No	UW NOI:	$2,515,433
Additional Debt Balance:	N/A	UW NCF:	$2,194,522
Additional Debt Type:	N/A	Appraised Value Per SF:	$37,500,000 / $189
Additional Future Debt Permitted:	No	Appraisal Date:	4/16/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$22,312	$22,312	N/A	Maturity Date Loan / SF:	$106
Insurance:	$20,755	$2,965	N/A	Cut-off Date LTV:	68.8%
Replacement Reserve:	$0	$6,108	N/A	Maturity Date LTV:	56.2%
TI/LC:	$1,000,000	Springing(4)	$1,000,000	UW NCF DSCR:	1.35x
Deferred Maintenance:	$21,000	N/A	N/A	UW NOI Debt Yield:	9.7%
Prepaid Rent Reserve:	$14,546	N/A	N/A
Lease Sweep Reserve:	$0	Springing(5)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,800,000	100.0%	Payoff Existing Debt	$24,360,058	94.4%
			Upfront Reserves	1,078,614	4.2
			Closing Costs	359,659	1.4
			Return of Equity	1,669	0.0
Total Sources	$25,800,000	100.0%	Total Uses	$25,800,000	100.0%

(1)
The property is owned by thirteen distinct tenants-in-common borrowers, with the largest, Baker-Cal Venture, L.P., having approximately 47.1% of the overall ownership. See “The Borrowers” below for a list of all the borrower entities.

(2)	See “The Sponsor” below for information regarding the sponsor.
(3)	Represents trailing twelve months ending March 31, 2015.
(4)
On each monthly payment date the borrower will deposit $20,634.67 for TI/LC Reserves provided that borrower has no obligation to make these payments to the extent the amount of funds on deposit in the leasing reserve account equals or exceeds the cap.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — California Corporate Center

(5)
Under the conditions of the lease sweep reserve, all excess cash flow at the property will be swept into an account to be held by the lender as additional collateral for the loan (a) upon the occurrence of the earlier of (i) the date that is nine months prior to the expiration of a Sweep Lease (defined below), or (ii) the date under the Sweep Lease by which the corresponding tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation, or early surrender of a Sweep Lease; (c) if a sweep tenant goes dark; (d) if a sweep tenant defaults; or (e) if a sweep tenant goes bankrupt. “Sweep Lease” shall mean leases applying to Managed Care and Klein, Denatale, Et Al.

The Loan. The California Corporate Center loan is a $25.8 million first mortgage loan secured by the fee interest in a 198,093 SF suburban office building located in Bakersfield, California. The California Corporate Center loan has an outstanding principal balance of $25.8 million. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrowers. The borrower entities for the California Corporate Center loan are thirteen special purpose entities: Baker Bockhold, LLC; Baker Corteen, LLC; Baker Habib, LLC; Baker Harman, LLC; Baker Kornievsky, LLC; Baker LA, LLC; Baker Landau, LLC; Baker Mayall, LLC; Baker Smith, LLC; Baker Veletzos, LLC; Baker Wax, LLC and Baker Yoon, LLC, each a Delaware limited liability company and Baker-Cal Venture, L.P., a California limited partnership. The borrowers own the property as tenants-in-common. The borrower entities are organized and managed by Baker-Cal Venture, L.P., which owns a 47.1% interest in the property.

The Sponsor. The lead sponsor for the loan is the tenant-in-common entity, Baker-Cal Venture, L.P., having 47.1% of the overall ownership in the borrower. Baker-Cal Venture, L.P., is controlled by Asset Management Consultants, Inc. (“AMC”), a southern California based institutional investment company specializing in commercial real estate acquisitions and joint ventures. AMC’s founder and President, James Hopper, has a reported a net worth of approximately $13.8 million, and liquidity of $4.6 million and is one of the non-recourse carve-out guarantors. Mr. Hopper founded AMC in 1983. AMC currently controls a portfolio in excess of $500 million amongst 34 assets. In total, AMC has been involved in over 50 deals valued at over $1 billion.

The Property. The property is comprised of two Class A buildings totaling 198,093 SF situated on a 5.55-acre site on California Avenue between US Highway 99 and Westside Parkway in the southwest submarket of Bakerfield, CA. 4540 California Avenue is a 56,329 SF, five-story building that is 84.9% occupied as of April 10, 2015, and 4550 California Avenue is a 141,764 SF, seven-story building that is 84.7% occupied as of April 10, 2015. Both buildings were completed in 1983-1987, renovated in 2011-2014, and feature concrete panel exteriors with tinted glass windows. The ground floor lobbies include polished granite floors, on-site security and high end buildout. The loan collateral additionally includes a covered, three-story parking garage with 367 spaces. The property has a total of 749 parking spaces amongst the parking garage, subterranean parking and surface lot (3.79 spaces per 1,000 SF). The property is located within a larger office center that is predominantly medical offices, with a concentration of hospitals and medical office buildings in close proximity. The property has a diverse tenant base including several investment grade tenants and is anchored by Managed Care Systems (50,340 SF), which provides support services to health care providers and recently renewed its lease; Klein, DeNatale Et Al (38,889 SF), a California-based law firm that specializes in agricultural and environmental issues; Brinderson Inc. (17,401 SF), which provides technical consulting and engineering services; and a General Services Administration lease (13,491 SF) for an FBI resident agency field office. The property consists of a granular rent roll with no tenants occupying greater than 25.4% of net rentable area and not greater than 28.4% net rentable area expiring in a given year (2017).

The Market. The property is located in Bakersfield, Kern County, California. The city of Bakersfield is located 110 miles north of Los Angeles and approximately 283 miles south of San Francisco. It is the ninth largest city in California and is the financial, retail, administrative, and government center of Kern County. Notably, Kern County is the fourth most productive agricultural county in the nation. The city of Bakersfield has an estimated population of 363,630 and the Bakersfield-Delano MSA has a population of 873,500 as of 2013. Direct access to Los Angeles is provided by US-99, the main north/south route through the eastern San Joaquin Valley. The US-99/California Avenue intersection is one of the most heavily trafficked intersection in Bakersfield; uses in the immediate area consist of freeway oriented commercial development including medical office buildings as well as restaurants, motels and gas stations. Major access to the east and southeast is provided by State Highway 58. Four major hospitals (Bakersfield Memorial Hospital, Mercy Memorial Hospital, Good Samaritan Hospital, and San Joaquin Community Hospital) are located within 4.5 miles of the property. Bakersfield is a fast growing area that has seen its population more than triple over the last 30 years from 105,000 in 1980 to 347,000 in 2010. An increasing and well educated population makes Bakersfield an

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — California Corporate Center

attractive location for growing or relocating businesses, as the city also has the state’s lowest sales tax rate at 7.25%. According to CoStar, the Bakersfield office vacancy as of 3Q 2014 is 7.4% with average rents of $17.55/SF. The property is located within the University Centre portion of the Southwest Bakersfield submarket. According to CoStar, as of 3Q 2014, the submarket has 154 office buildings totaling over 3.3 million SF of rentable area and is 91.9% occupied with leases averaging $18.64 PSF. The California Avenue corridor, stretching north of Stockdale Highway to US-99, is the financial center of Bakersfield and the dominant office submarket.

Historical and Current Occupancy

2012(1)	2013(1)	2014(1)	Current(2)
75.7%	75.5%	84.1%	84.8%

(1)	Historical occupancies are as of December 31 for 2012 and 2013, and as of the trailing twelve months ended December 2, 2014.
(2)	Current occupancy is as of April 10, 2015 per the underwritten rent roll.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Managed Care Systems(3)	NA/ NA/ NA	50,340	25.4%	$20.08	Various
Klein, Denatale Et Al	NA/ NA/ NA	38,889	19.6%	$20.04	7/31/2017
Brinderson(4)	NA/ NA/ NA	17,401	8.8%	$20.37	1/31/2017
General Services Administration (FBI)(5)	Aaa/ AA+/ NA	13,491	6.8%	$29.93	12/31/2024
National Mentor Healthcare, LLC(6)	NA/ NA/ NA	9,741	4.9%	$19.80	12/31/2019
Department of General Services (State of California)	Aa3/ A+/ A	8,768	4.4%	$29.13	1/31/2019
Pac Bell Co/AT&T	Baa1/ BBB+/ A-	8,316	4.2%	$21.61	6/30/2016
Cannon Corporation	NA/ NA/ NA	5,416	2.7%	$19.73	8/31/2018
ChildNet Youth and Family Services, Inc	NA/ NA/ NA	5,412	2.7%	$20.25	10/31/2015
State of California	Aa3/ A+/ A+	3,217	1.6%	$24.96	9/30/2020

(1)	Based on the underwritten rent roll dated April 10, 2015, with contractual rent steps through the next 12 months.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Managed Care Systems has two spaces at the property. In total, the tenant leases 50,340 SF at the property with 11,712 SF expiring on January 31, 2019 and 38,628 SF expiring on January 31, 2021.
(4)
Brinderson has the right to terminate 2,027 square feet at any time with at least 30 days’ notice and a termination fee equal to any unamortized leasing commissions with an amortization schedule based upon a term of 20.5 months at an interest rate of 8%.

(5)
General Services Administration (FBI) has the option to terminate 10,150 SF at any time with 30 days’ notice, 927 SF at any time after November 11, 2015 with 60 days notice and 1,805 SF at any time after December 31, 2019 (estimated date per their lease) with 30 days’ notice.

(6)
National Mentor Healthcare, LLC has the right to terminate its lease any time after December 31, 2016 by providing six months’ notice and a termination fee equal to (i) the total amount of the unamortized TI/LC Reserves plus (ii) the rental amount that was due in place of the free rent for July 1, 2014 through October 31, 2014 using a 6% interest rate over the lease term, plus (iii) three months of the current rent at termination. Tenant’s failure to provide notice and payment six months prior to December 31, 2016 cancels all termination rights.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — California Corporate Center

Lease Rollover Schedule(1)

	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Year
Vacant	NAP	30,204	15.2%	NAP	NAP	30,204	15.2%	NAP	NAP
MTM(2)	2	0	0.0%	$9,000	0.2%	30,204	15.2%	$9,000	0.2%
2015	3	10,232	5.2%	207,326	5.7	40,436	20.4%	$216,326	6.0%
2016	1	8,316	4.2%	179,707	5.0	48,752	24.6%	$396,033	10.9%
2017	2	56,290	28.4%	1,133,794	31.3	105,042	53.0%	$1,529,827	42.2%
2018	1	5,416	2.7%	106,858	2.9	110,458	55.8%	$1,636,685	45.2%
2019	3	30,221	15.3%	694,251	19.2	140,679	71.0%	$2,330,936	64.3%
2020	2	5,295	2.7%	123,941	3.4	145,974	73.7%	$2,454,878	67.7%
2021	1	38,628	19.5%	764,834	21.1	184,602	93.2%	$3,219,712	88.9%
2022	0	0	0.0%	0	0.0	184,602	93.2%	$3,219,712	88.9%
2023	0	0	0.0%	0	0.0	184,602	93.2%	$3,219,712	88.9%
2024	1	13,491	6.8%	403,829	11.1	198,093	100.0%	$3,623,541	100.0%
2025 & Beyond	0	0	0.0%	0	0.0	198,093	100.0%	$3,623,541	100.0%
Total/Wtd. Avg.	16	198,093	100.0%	$3,623,541	100.0%

(1)	Based on the underwritten rent roll, with contractual rent steps through the next 12 months.
(2)	Includes a parking space for Bakersfield Medical Center and signage for National University.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten(5)	PSF	%(2)
Rents in Place(3)	$3,185,734	$2,907,789	$3,250,468	$3,298,529	$3,623,541	$18.29	77.1%
Vacant Income(4)	0	0	0	0	569,290	2.87	12.1
Gross Potential Rent	$3,185,734	$2,907,789	$3,250,468	$3,298,529	$4,192,830	$21.17	89.2%
Total Reimbursements	681,093	709,200	484,063	519,112	504,671	2.55	10.7
Other Recurring Income	6,423	1,935	4,146	4,908	4,908	0.02	0.1
Net Rental Income	$3,873,250	$3,618,924	$3,738,677	$3,822,549	$4,702,409	$23.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(569,290)	(2.87)	(12.1)
Effective Gross Income	$3,873,250	$3,618,924	$3,738,677	$3,822,549	$4,133,119	$20.86	87.9%
Total Expenses	$1,502,965	$1,479,849	$1,545,509	$1,612,467	$1,617,687	$8.17	39.1%
Net Operating Income	$2,370,285	$2,139,075	$2,193,168	$2,210,082	$2,515,433	$12.70	60.9%
Total TI/LC, Capex/RR	0	0	0	0	320,911	1.62	7.8
Net Cash Flow	$2,370,285	$2,139,075	$2,193,168	$2,210,082	$2,194,522	$11.08	53.1%

(1)	TTM column represents the trailing twelve months ending March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Includes contractual rent steps through the next 12 months.
(4)	Based on the rent roll dated April 10, 2015 with vacant units grossed up at the appraiser’s market rents.
(5)	Underwritten Rents in Place includes all leases in-place and from the tenant Apple Staffing, which has executed a lease and is expected to take occupancy on June 1, 2015.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — DoubleTree Beach Resort

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BSPCC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,500,000	Title:	Fee
Cut-off Date Principal Balance:	$25,465,744	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	1.8%	Net Rentable Area (Rooms):	125
Loan Purpose:	Refinance	Location:	North Redington Beach, FL
Borrower:	North Redington Beach Associates, LTD	Year Built / Renovated:	1987 / 2006
		Occupancy / ADR / RevPAR:	94.8%/$173.50/$164.48
Sponsor:	Hall Development Corporation	Occupancy / ADR / RevPAR Date:	12/31/2014
Interest Rate:	4.3900%	Number of Tenants:	N/A
Note Date:	3/18/2015	2012 NOI:	$2,377,477
Maturity Date:	4/6/2025	2013 NOI:	$2,734,526
Interest-only Period:	0 months	2014 NOI:	$3,008,993
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	91.0%/$173.50/$157.89
Original Amortization:	360 months	UW Revenues:	$9,784,033
Amortization Type:	Balloon	UW Expenses:	$6,881,522
Call Protection:	L(25),Def(89),O(6)	UW NOI:	$2,902,510
Lockbox:	Hard	UW NCF:	$2,511,149
Additional Debt:	No	Appraised Value / Per Room:	$39,900,000 / $319,200
Additional Debt Balance:	N/A	Appraisal Date:	2/10/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$203,726
Taxes:	$116,262	$19,377	N/A	Maturity Date Loan / Room:	$164,331
Insurance:	$30,205	$30,205	N/A	Cut-off Date LTV:	63.8%
FF&E Reserve:	$0	1/12 of 4% of gross annual revenue(1)	$415,000	Maturity Date LTV:	51.5%
Deferred Maintenance:	$20,750	N/A	N/A	UW NCF DSCR:	1.64x
PIP Reserve:	$613,000	N/A	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,500,000	100.0%	Return of Equity	$12,385,734	48.6%
			Payoff Existing Debt	11,685,137	45.8
			Upfront Reserves	780,217	3.1
			Closing Costs	648,911	2.5
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

(1)
The monthly FF&E Reserve amount will be 1/12 of 4% of the greater of (i) gross revenue for the preceding calendar year and (ii) gross revenue for current calendar year according to the most recently submitted annual budget. The current monthly FF&E amount is $32,613.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — DoubleTree Beach Resort

The Loan. The DoubleTree Beach Resort loan is a $25.5 million first mortgage loan secured by the fee interest in a 125-room full service hotel located in North Redington Beach, Florida. The property is located within close proximity to both the Clearwater and St. Petersburg areas, and is approximately 30 miles from the city of Tampa, approximately 20 miles from the Tampa International Airport and approximately ten miles from St. Petersburg-Clearwater International Airport. As of the December 2014 STR Report, the DoubleTree Beach Resort had a RevPAR penetration rate of 123.9 for the preceding three months, and 115.6 for the trailing twelve months. The loan has an outstanding principal balance of $25.5 million and a maturity date of April 6, 2025. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is North Redington Beach Associates, LTD., a Florida limited liability company and special purpose entity.

The Sponsor. The loan is sponsor and non-recourse carve-out guarantor is Hall Development Corporation, an entity which is majority owned by Carl Hall (45.0%) and Francis M. Williams (27.5%). Mr. Hall formed his own firm in 1975 to concentrate on real estate development. In 1985, Mr. Hall acquired a prime ocean-front site to develop the subject property. He then formed a new development company (Hall Development Corporation) and a new management company (American International Hotel Corporation) to undertake the development, construction, and operation of the property. Mr. Williams is Chief Executive Officer of Kimmins Corp., Chairman of Cumberland Technology Inc. and Chairman of Cumberland Real Estate Holdings. As the Founder and a Director of the Kimmins-Terrier Foundation, he supports early childhood education and family literacy. Mr. Williams has over 40 years of experience in the real estate, construction, waste management, and insurance industries.

The Property. The property is a seven-story, 125-room, full service hotel located at 17120 Gulf Boulevard, North Redington Beach, Florida 33708. The property has approximately 226 feet of direct beach frontage with 13.5 miles of continuous beach to the north and south of the property. The property was built in 1987 and operated as a Hilton until it was converted to a DoubleTree in 2006. Amenities at the property include a Mangos Restaurant, the Copper Cove Bar, an outdoor pool, a business center, an on-site convenience store, a valet dry-cleaning service, 2,112 SF of indoor and outdoor event space, as well as The Tiki Bar located directly on the beach. The guestrooms consist of 62 single king beds, 62 queen/queen beds and one one-bedroom suite. Each of the guestrooms features a 40-inch flat-panel television with an armchair, a work desk and chair, bedside tables, lighting fixtures, a coffeemaker, mini-fridge, and an iron with ironing board. In-room amenities include wireless, high-speed Internet access and a telephone with voicemail and data port. Since completion, the property has undergone a $1 million Property Improvement Plan (“PIP”) renovation from 2003 to 2004, and in 2007, completed a $450,000 PIP renovation in order to convert the property from a Hilton to a DoubleTree Resort Hotel. Additionally, the sponsor will complete a franchisor-mandated PIP as a condition to the new franchise renewal agreement, which was approved on March 11, 2015. $613,000 was escrowed at closing and the work will be completed in 2015.

The Market. The property is a beachfront hotel located in the city of North Redington Beach, Florida, in the county of Pinellas. North Redington Beach is located along the central coastline of Pinellas County, approximately ten miles south of Clearwater and ten miles northwest of St. Petersburg. Tourism is a major draw in Pinellas County, driven mainly by its white sand beaches which stretch nearly 35 miles along the Gulf of Mexico. The beaches of Pinellas County hosted more than fourteen million visitors in 2013. Two major state parks in Pinellas County, Caladesi Island and Honeymoon Island, provide almost five miles of direct access to the Gulf of Mexico. With over 3,339 people per square mile, Pinellas County is the most densely populated county in the State of Florida. Residents and tourists alike are attracted to the area by the award-winning beaches in the local area: St. Pete Beach was the number two and Clearwater Beach the number eight ranked beach in the Top 10 of TripAdvisor’s Traveler’s Choice Awards of Top 25 U.S. Beaches for 2015. The property is the No. 1 ranked hotel in North Redington Beach according to TripAdvisor, and received a 2014 TripAdvisor Certificate of Excellence. In addition to the award-winning beaches, Pinellas County also has a multitude of other attractions, including museums, sporting events and activities, and nature-related experiences. Major League Baseball hosts the “Grapefruit League” for their annual Spring Training throughout Florida, with more than 1.5 million fans attending games annually throughout the state. The St. Pete Clearwater area has been hosting Major League Baseball’s Spring Training since 1914. Three teams call the greater Tampa/St. Pete area their home for Spring Training: the Philadelphia Phillies train in Clearwater, the New York Yankees host spring training in nearby Tampa, and the Toronto Blue Jays have their spring training facility approximately three miles north of Clearwater, in Dunedin, Florida. Within sixty miles of the property, there are a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — DoubleTree Beach Resort

total of seven major league teams that have spring training facilities (Phillies - Clearwater, Yankees - Tampa, Blue Jays - Dunedin, Detroit Tigers - Lakeland, Baltimore Orioles - Sarasota, Pittsburgh Pirates - Bradenton, Tampa Bay Rays - Port Charlotte). Pinellas County’s variety of attractions makes it a popular vacation destination, and its location directly on the Gulf peninsula further enhances its consistent performance throughout the economic cycle. Over the past five years, tourism has generated $17 billion of revenue to the local economy. The importance of the tourism industry to the area is evidenced by the $25 million budget of “Visit St. Pete Clearwater,” the agency that markets tourism for the county with the objective of bolstering the local economy. The agency’s reach expands worldwide, with offices in the United Kingdom and Germany, with a total staff of 44. During 2013, European visitors accounted for 18% of all visitors. The property is bounded by the Gulf of Mexico to the West and Gulf Boulevard (Florida State Road 699) to the east. I-275, located approximately fourteen miles to the east, connects St. Petersburg and Tampa, and feeds into I-75, a major north–south Interstate Highway that travels from Florida to the Great Lakes region in Michigan.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			DoubleTree Beach Resort			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	73.5%	$167.47	$123.15	92.8%	$149.05	$138.28	126.2%	89.0%	112.3%
2013	76.0%	$174.37	$132.54	95.1%	$156.95	$149.33	125.2%	90.0%	112.7%
2014(2)	78.3%	$181.49	$142.16	94.7%	$173.43	$164.30	120.9%	95.6%	115.6%

(1)
Source: Third party data provider. The competitive set contains the following properties: Marriott Suites Clearwater Beach On Sand Key, Guy Harvey Outpost A TradeWinds Beach Resort, Sheraton Hotel Sand Key Resort and Hilton Clearwater Beach Resort.

(2)	Represents the trailing twelve month period ending December 31, 2014.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	Per Room (1)	%(2)
Occupancy	92.8%	95.2%	94.8%	91.0%
ADR	$149.13	$157.04	$173.50	$173.50
RevPAR	$138.43	$149.49	$164.48	$157.89
Room Revenue	$6,333,043	$6,820,576	$7,504,409	$7,203,503	$57,628	73.6%
Food and Beverage	2,331,352	2,404,934	2,535,372	2,433,711	19,470	24.9
Other Department Revenues	133,029	120,051	217,330	146,819	1,175	1.5%
Total Revenue	$8,797,424	$9,345,561	$10,257,111	$9,784,033	$78,272	100.0%
Room Expense	1,318,638	1,413,408	1,474,298	1,415,183	11,321	19.6%
Food and Beverage Expense	1,519,280	1,601,441	1,893,978	1,650,056	13,200	67.8%
Other Departmental Expenses	1,853	0	0	0	0	0.0%
Departmental Expenses	$2,839,771	$3,014,849	$3,368,276	$3,065,239	$24,522	31.3%
Departmental Profit	$5,957,653	$6,330,712	$6,888,835	$6,718,794	$53,750	68.7%
Operating Expenses	$3,152,085	$3,144,516	$3,386,086	$3,229,913	$25,839	33.0%
Gross Operating Profit	$2,805,568	$3,186,196	$3,502,749	$3,488,881	$27,911	35.7%
Fixed Expenses	428,091	451,670	493,756	586,371	4,691	6.0
Net Operating Income	$2,377,477	$2,734,526	$3,008,993	$2,902,510	$23,220	29.7%
FF&E(3)	0	0	0	391,361	3,131	4.0
Net Cash Flow	$2,377,477	$2,734,526	$3,008,993	$2,511,149	$20,089	25.7%

(1)	Per Room values based on 125 rooms.
(2)	% column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	FF&E is underwritten at 4.0% of Total Revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 13 — Riverhouse Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBSRES	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,940,524	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	1.8%	Net Rentable Area (Rooms):	220
Loan Purpose:	Acquisition	Location:	Bend, OR
Borrower:	Riverhouse Property LLC	Year Built / Renovated:	1974 / 2012
Sponsor:	Richard E. Takach, Jr.	Occupancy / ADR / RevPAR:	68.5%/$122.90/$84.23
Interest Rate:	4.7700%	Occupancy / ADR / RevPAR Date:	12/31/2014
Note Date:	3/3/2015	Number of Tenants:	N/A
Maturity Date:	3/6/2025	2011 NOI:	$2,181,976
Interest-only Period:	0 months	2012 NOI(2):	$2,164,006
Original Term:	120 months	2013 NOI(2):	$3,045,489
Original Amortization:	360 months	2014 NOI(2):	$3,696,367
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	68.5%/$122.90/$84.23
Call Protection:	L(12), YM1(83), O(25)	UW Revenues:	$10,530,199
Lockbox:	Hard	UW Expenses:	$7,254,222
Additional Debt:	No	UW NOI:	$3,275,978
Additional Debt Balance:	N/A	UW NCF:	$2,854,770
Additional Debt Type:	N/A	Appraised Value / Per Room:	$35,100,000 / $159,545
Additional Future Debt Permitted(1):	Yes, Mezzanine	Appraisal Date:	1/26/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$113,366
Taxes:	$134,751	$24,063	N/A	Maturity Date Loan / Room:	$92,742
Insurance:	$43,717	$5,083	N/A	Cut-off Date LTV:	71.1%
FF&E Reserve:	$0	1/12 of 4% of prior year gross revenue(3)	N/A	Maturity Date LTV:	58.1%
Renovation Funds(4):	$3,600,000	N/A	$3,600,000	UW NCF DSCR:	1.82x
Seasonality Reserve(5):	$80,000	Springing	$400,000	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	70.4%	Purchase Price	$31,000,000	87.3%
Borrower Equity	10,519,280	29.6	Upfront Reserves	3,858,468	10.9
			Closing Costs	660,812	1.9
Total Sources	$35,519,280	100.0%	Total Uses	$35,519,280	100.0%

(1)
The mortgage loan documents permit future mezzanine indebtedness; provided that the combined LTV is no greater than 71.2%, the combined DSCR is no less than 1.80x, and the combined debt yield is no less than 11.4%.

(2)
The Riverhouse Hotel underwent a $1.1 million renovation, completed in 2012, which included renovation of the front desk, porte-cochére, restaurant, lounge areas and guest rooms. The renovation, along with an improvement in the overall Bend, Oregon lodging market, contributed to NOI growth at the property.

(3)	Monthly FF&E reserve will be the greater of 1/12 of 4% of the prior year gross income or the amount required to be reserved under the management agreement.
(4)	At origination, the borrower escrowed $3.6 million of an elective renovation budgeted at $5.0 million. For more information please refer to “The Property” section below.
(5)
Monthly seasonality reserve will be the lesser of the excess cash flow or the amount necessary to bring the escrow balance to $400,000, subject to a cap of $80,000 per month and a cap of $400,000 on the total escrow balance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Riverhouse Hotel

The Loan. The Riverhouse Hotel loan is a $25.0 million first mortgage loan secured by the fee interest in a 220-room full service hotel located in Bend, Oregon. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the Riverhouse Hotel loan is Riverhouse Property LLC, a bankruptcy remote, single purpose Delaware limited liability company. The borrower is wholly owned by TREF Vesta Riverhouse, LLC. TREF Vesta Riverhouse, LLC is owned by TREF Riverhouse Member LLC (90.3%), Vesta Hotel Fund 2014, LLC (5.0%), and Vesta Riverhouse, LLC (4.8%).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Richard E. Takach, Jr. Richard E. Takach, Jr. is the President of Vesta Hospitality, LLC (“Vesta”), and has over 35 years of hotel management and development experience. Prior to Co-founding Vesta in 1996, Mr. Takach was a regional manager for Marriot Corporation in Bethesda, Maryland and spent seven years as executive vice president of Development Company of Natchitoches, Louisiana.

The Property. The property consists of a full-service, 220-room hotel and a 36,288 SF convention center located at 3075 North Business US 97 in Bend, Oregon. The property is built on the Deschutes River and is located on US 97 Business, one of the main routes through downtown Bend. Nearby attractions include River’s Edge Golf Course (rated 4.5 stars by Golf Digest), Bend River Promenade, Old Mill District, Cascade Village Shopping Center, City Center, Deschutes Brewery, River’s Edge Golf Course and Mt. Bachelor Ski Resort, a popular ski destination. The hotel is LEED Silver-certified and received a City of Bend Beautification Award and the 2014 Trip Advisor Certificate of Excellence.

Originally constructed in 1974, the property has undergone significant expansions and renovations over the years. Additional rooms were added in 1979, 1986, 1988 and 1992 and the two-story convention center was added in 2007. The most recent renovation, which took place in 2012, included remodeling of the front desk, porte-cochére, restaurant, lounge areas and guest rooms and totaled $1.1 million. Further, the sponsor is undertaking a voluntary $5.0 million renovation program that will commence in November 2015, of which $3.6 million has been reserved. Budgeted renovations include $1.7 million in common area upgrades, $500,000 in guest corridor improvements, $1.3 million in guest room upgrades and $1.4 million in other upgrades.

The hotel features 130 rooms with king, queen or two double beds and 90 suites. Room amenities include high speed internet, a flat screen television, microwave, refrigerator, coffeemaker and a private patio or deck. Hotel amenities include the Crossings Restaurant, Crossings Lounge, Poolside Café, Crossings Deck, billiards, shuffleboard, indoor swimming pool, outdoor swimming pool, three whirlpools, fitness facility, two saunas, and a laundry facility. Outdoor amenities capitalizing on the riverfront view include walking and jogging trails along the Deschutes River and the Crossings Restaurant riverside dining patio. The Crossings Restaurant has received Wine Spectator’s Award of Excellence for ten years running since 2004 and has been voted “Best Steak” and “Best Dessert” by Central Oregon Magazine.

The 36,288 SF convention center houses a 16,552 SF ballroom, 13,676 SF of exhibit space and approximately 3,400 SF of outdoor deck and patio space. The lobby features a grand stone fireplace, heavy timber trusses, high ceilings and a two-story water feature. The ballroom can accommodate over 1,000 people for a sit-down meal and 1,700 people in reception, and can be divided into 10 separate meeting spaces using a partitioning wall system. The convention center has received the “Creative Architecture, Technology & Energy Efficient Design for 2007” Award and “2006 Construction Recycler of the Year” Award for its architecture.

The Market. The property is located in Bend, Oregon, on the Deschutes River. Bend, Oregon is located approximately 160 miles southeast of Portland, Oregon and 17 miles southwest of Redmond, Oregon. Bend is a popular tourist destination and was recently profiled in a New York Times article entitled “52 Places to Go in 2015”. As of 2013, Bend had a population of 81,236 and currently features 26 breweries, three wineries, two craft spirit distilleries, and two cideries, in addition to offering a wide range of outdoor sports including mountain biking, fishing, hiking, camping, rock climbing, white-water rafting, skiing, and 25 golf courses. Each year the city hosts many events celebrating the brewing culture as well the large number of sports and recreational activities including The Bend Oktoberfest, The Little Woody Barrel Aged Brew, Bend Brewfest, Central Oregon Beer Week, Bend Winterfest, Pole Peddle Paddle, Balloons over Bend, and the Bend Summer Festival.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Riverhouse Hotel

The property is located approximately 15 miles from the Redmond Municipal Airport. Four airlines schedule 15 daily flights into the Redmond Municipal Airport, including Alaska Airlines, American Airlines, United and Delta. In 2014, 524,338 passengers travelled through Redmond Municipal Airport, a 7.1% increase from 2013.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Riverhouse Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	63.0%	$107.92	$67.94	58.9%	$118.00	$69.54	93.6%	109.3%	102.3%
2013	66.6%	$116.66	$77.66	67.2%	$119.18	$80.11	101.0%	102.2%	103.2%
2014	70.1%	$125.06	$87.63	69.0%	$122.79	$84.68	98.4%	98.2%	96.6%

(1)
Source: Third party data provider. The competitive set contains five hotels located in Bend, Oregon. In 2012 and 2013 two properties in the competitive set were converted from independent hotels to a Hilton Garden Inn and a DoubleTree Hotel, which contributed to the Competitive Set RevPAR increasing by 12.8% from 2013 to 2014.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten	Per Room(1)	%(2)
Occupancy	58.1%	58.2%	67.2%	68.5%	68.5%
ADR	$118.81	$117.80	$118.02	$122.90	$122.90
RevPAR	$69.01	$68.51	$79.31	$84.23	$84.23
Room Revenue	$5,541,161	$5,516,426	$6,368,464	$6,763,372	6,763,372	$30,743	64.2%
Food and Beverage	1,549,595	1,544,496	1,640,607	1,613,008	1,613,008	7,332	15.3
Convention Center Revenue	1,848,777	1,631,921	2,169,252	2,082,985	2,082,985	9,468	19.8
Other Department Revenues	78,861	80,467	73,651	70,834	70,834	322	0.7
Total Revenue	$9,018,395	$8,773,310	$10,251,973	$10,530,199	$10,530,199	$47,865	100.0%
Room Expense	1,601,297	1,650,667	1,799,100	1,840,399	1,840,399	8,365	27.2%
Food and Beverage Expense	1,231,620	1,127,731	1,279,044	1,192,986	1,192,986	5,423	74.0%
Convention Center Expense	825,661	759,056	1,012,067	863,295	863,295	3,924	41.4%
Other Departmental Expenses	30,444	29,544	28,253	26,522	26,522	121	37.4%
Departmental Expenses	$3,689,023	$3,566,998	$4,118,464	$3,923,202	$3,923,202	$17,833	37.3%
Departmental Profit	$5,329,372	$5,206,312	$6,133,509	$6,606,997	$6,606,997	$30,032	62.7%
Operating Expenses	$2,814,028	$2,777,554	$2,808,214	$2,619,890	$2,981,268	$13,551	28.3%
Gross Operating Profit	$2,515,344	$2,428,758	$3,325,296	$3,987,108	$3,625,730	$16,481	34.4%
Fixed Expenses	333,367	264,752	279,806	290,740	349,752	1,590	3.3
Net Operating Income	$2,181,976	$2,164,006	$3,045,489	$3,696,367	$3,275,978	$14,891	31.1%
FF&E	360,736	350,932	410,079	421,208	421,208	1,915	4.0
Net Cash Flow	$1,821,240	$1,813,074	$2,635,410	$3,275,159	$2,854,770	$12,976	27.1%

(1)	Per Room values are based on 220 guest rooms.
(2)	% column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 14 — Cedarwood Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,425,000	Title:	Fee
Cut-off Date Principal Balance:	$24,425,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	476
Loan Purpose:	Refinance	Location:	Akron, OH
Borrowers:	Cedarwood Village Apartments I&II Owner LLC; Cedarwood Village Apartments III Owner LLC and Cedarwood Riverbend Owner LLC	Year Built / Renovated:	1973 / 2013 - 2014
Sponsor:	Jared Kushner	Occupancy:	94.1%
Interest Rate(1):	4.1300%	Occupancy Date:	3/4/2015
Note Date:	3/13/2015	Number of Tenants:	N/A
Anticipated Repayment Date(1):	4/6/2025	2012 NOI:	$1,905,897
Interest-only Period:	60 months	2013 NOI:	$1,824,378
Original Term:	120 months	2014 NOI:	$2,314,418
Original Amortization:	360 months	TTM NOI(2):	$2,295,438
Amortization Type:	IO-Balloon, ARD	UW Economic Occupancy:	93.2%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$4,149,431
Lockbox:	Springing	UW Expenses:	$1,816,940
Additional Debt:	No	UW NOI:	$2,332,491
Additional Debt Balance:	N/A	UW NCF:	$2,206,351
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$33,000,000 / $69,328
Additional Future Debt Permitted:	No	Appraisal Date:	2/18/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$51,313
Taxes:	$193,736	$38,747	N/A	Maturity Date Loan / Unit:	$46,671
Insurance:	$47,087	$9,417	N/A	Cut-off Date LTV:	74.0%
Replacement Reserve:	$0	$11,900	N/A	Maturity Date LTV:	67.3%
Engineering Reserve:	$3,680	N/A	N/A	UW NCF DSCR:	1.55x
Environmental Reserve:	$6,000	N/A	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,425,000	99.2%	Payoff Existing Debt	$24,032,531	97.6%
Borrower Equity	201,659	0.8	Closing Costs	343,626	1.4
			Upfront Reserves	250,502	1.0
Total Sources	$24,626,659	100.0%	Total Uses	$24,626,659	100.0%

(1)
The loan is structured with an anticipated repayment date (“ARD”) of April 6, 2025. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest at the initial interest rate based on a 30 year amortization schedule, and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 4.0% plus the initial interest rate and (ii) 6.0% plus the then current 20-year swap spread. The final maturity date of the loan is April 6, 2045.

(2)	Represents trailing twelve months ending January 31, 2015.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cedarwood Village

The Loan. The Cedarwood Village loan is an approximately $24.4 million first mortgage loan secured by the fee interest in a 476 unit garden multifamily property located in Akron, Ohio. The loan has a 10-year anticipated repayment date with a 30-year maturity date if not paid on the anticipated repayment date and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entities for the loan are Cedarwood Village Apartments I&II Owner LLC; Cedarwood Village Apartments III Owner LLC and Cedarwood Riverbend Owner LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Jared Kushner.

The Property. The property consists of seventeen 3-story garden-style apartment buildings containing a total of 476 units located on a 26.2 acre site. The property was built in 1973 and renovated between 2013 and 2014. The unit mix includes one-, two-, and three-bedroom configurations ranging in size from 750 SF to 1,250 SF. Amenities include a clubhouse, fitness center, media & billiards room, private dog park, two tennis courts, and two swimming pools. The property is located in a suburban area proximate to single-family residential development and is adjacent to the Riverwoods Golf Course. As of March 4, 2015, the property was 94.1% occupied.

The Market. The property is located in the Akron metro market in Akron, Ohio. According to a third-party market report, as of the fourth quarter 2014, the Akron metro market had a vacancy rate of 1.9%. The appraisal identified five comparable rental properties with an average occupancy of 99.0%. The weighted average in-place rent of $689 per unit at the property is slightly below the appraiser’s weighted average concluded market rent of $692 per unit.

Historical and Current Occupancy(1)

2013	2014	Current(3)
93.3%	92.4%	94.1%

(1)	The 2013 and 2014 occupancy figures reflect that the property was undergoing renovation and that a number of units were not rentable as a result.
(2)	Current occupancy represents physical occupancy as of March 4, 2015.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1BR/1BA	167	35.1%	165	98.8%	750	$620	$0.83	$609	$0.81
1BR/1BA with Loft	28	5.9%	27	96.4%	950	$682	$0.72	$719	$0.76
2BR/1.5BA	220	46.2%	206	93.6%	1,050	$712	$0.68	$709	$0.68
2BR/2BA	11	2.3%	11	100.0%	1,050	$722	$0.69	$749	$0.71
3BR/2BA	50	10.5%	39	78.0%	1,250	$858	$0.69	$869	$0.70
Total/Wtd. Avg.	476	100.0%	448	94.1%	960	$689	$0.72	$692	$0.72

(1)   As provided by the borrower per the March 4, 2015 rent roll.
(2)   Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cedarwood Village

Operating History and Underwritten Net Cash Flow

	2012	2013(1)	2014	TTM(2)	Underwritten		Per Unit	%(3)
Rents in Place(4)(5)	$3,659,692	$3,854,083	$3,875,201	$3,877,695	$3,704,700	(5)	$7,783	94.2%
Vacant Income	0	0	0	0	229,908		483	5.8
Gross Potential Rent	$3,659,692	$3,854,083	$3,875,201	$3,877,695	$3,934,608		$8,266	100.0%
Other Income(6)	394,316	408,566	466,450	467,236	482,589		1,014	12.3%
(Vacancy/Credit Loss)	(366,150)	(417,836)	(186,455)	(189,323)	(267,766)		(563)	(6.8)%
Effective Gross Income	$3,687,858	$3,844,813	$4,155,196	$4,155,608	$4,149,431		$8,717	100.0%
Total Expenses	$1,781,961	$2,020,435	$1,840,778	$1,860,170	$1,816,940		$3,817	43.8%
Net Operating Income	$1,905,897	$1,824,378	$2,314,418	$2,295,438	$2,332,491		$4,900	56.2%
Replacement Reserves	0	0	0	0	126,140		265	3.0
Net Cash Flow	$1,905,897	$1,824,378	$2,314,418	$2,295,438	$2,206,351		$4,635	53.2%

(1)	The 2013 figures reflect that the property was undergoing renovation which resulted in increased expenses.
(2)	The TTM column represents the trailing twelve months ending January 31, 2015.
(3)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Rents in Place in the 2012, 2013, 2014, and TTM periods are net of employee discounts, loss from non-revenue units, and concessions.
(5)	Underwritten Rents in Place are based on the March 4, 2015 rent roll.
(6)	Other Income includes utility reimbursements, laundry income, application fees, pet fees and other miscellaneous items.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Walgreens Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPCC	Single Asset / Portfolio:	Portfolio of 6 Properties
Original Principal Balance:	$24,050,000	Title:	Fee
Cut-off Date Principal Balance:	$24,050,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	1.7%	Net Rentable Area (SF):	86,240
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(5):	Various / N/A
Sponsor(2):	Brycor Holdings	Occupancy:	100.0%
Interest Rate:	4.1900%	Occupancy Date:	5/6/2015
Note Date:	4/13/2015	Number of Tenants:	6
Anticipated Repayment Date(3):	5/6/2025	2012 NOI(6):	N/A
Interest-only Period:	48 months	2013 NOI(6):	N/A
Original Term:	120 months	2014 NOI(6):	$1,985,424
Original Amortization:	300 months	UW Economic Occupancy:	97.0%
Amortization Type:	IO-Balloon, ARD	UW Revenues:	$1,925,861
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$0
Lockbox(4):	Springing	UW NOI:	$1,925,861
Additional Debt:	No	UW NCF:	$1,925,861
Additional Debt Balance:	N/A	Appraised Value / PSF:	$32,450,000 / $376
Additional Debt Type:	N/A	Appraisal Date(5):	Various
Future Additional Debt Permitted:	No

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$279
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$237
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.1%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV	63.0%
				UW NCF DSCR:	1.24x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,050,000	100.0%	Payoff Existing Debt	$21,828,026	90.8%
			Return of Equity	1,781,740	7.4
			Closing Costs	440,234	1.8
Total Sources	$24,050,000	100.0%	Total Uses	$24,050,000	100.0%

(1)	Please refer to “The Borrowers” below.
(2)	Please refer to “The Sponsor” below.
(3)
The loan is structured with an anticipated repayment date (“ARD”) of May 6, 2025 (10 years from the date of the loan closing), and a final maturity date of May 6, 2045. There will be a revised interest rate of 9.1900% for the period from the ARD through the final maturity date.

(4)	A full cash flow sweep will be triggered if Walgreens’ credit rating is downgraded below investment grade at any point during the loan term.
(5)	Please refer to “The Properties” below.
(6)	The Walgreens Portfolio properties were acquired by the sponsor in 2013 and, as a result, historical cash flows are not available for 2012 and 2013.
(7)	For a more detailed description of Escrows and Reserves please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Walgreens Portfolio

The Loan. The Walgreens Portfolio loan is an approximately $24.1 million first mortgage loan secured by the fee interests in six cross-collateralized and cross-defaulted standalone Walgreens stores, totaling 86,240 SF. The properties are located in Kansas (three stores), Ohio (two stores) and Missouri (one store). The loan has a 10-year anticipated repayment term, with an interest-only period for the first four years, followed by a 25-year amortization schedule. The final maturity date of the loan is May 6, 2045.

The Borrowers. The borrowers are WG-7817 KS, LLC; WG-7060 KS, LLC; WG-6920 KS, LLC; WG-7428 MO, LLC; G-7683 OH, LLC and WG-7865 OH, LLC, each a Delaware limited liability company and special purpose entity. The borrower entities are indirectly owned by Bryan M. Grosman (85.0% ownership) and Cori Grosman (15.0% ownership).

The Sponsor. The sponsor, Brycor Holdings, is a family-owned business formed in 2001 that focuses on acquiring and developing multi-family units in Miami, Florida. The two key principals of the Sponsor are siblings Cori Grosman and Bryan Grosman. Cori Grosman was a real estate attorney and Bryan Grosman has been involved in the development of the sponsor’s business for 10 years. Bryan has also developed approximately 150,000 SF of industrial space as part of a separate venture. The sponsor currently maintains a portfolio (in addition to the Walgreens Portfolio) that generates more than $1.3 million of annual NOI. Additionally, the sponsor owns a real estate portfolio that includes over 663 multifamily apartment units that are located primarily in Florida. Bryan and Cori’s father, Alan Grosman, is the founder of the sponsor entity.

The Properties. The tenant at each of the six properties is Walgreens. All of the leases are triple-net and expire after the loan’s anticipated repayment date. Each of the stores is currently operating under its original 75-year lease and has ten termination options, occurring every five years, beginning in year 25 of each of the lease terms. The portfolio has an average remaining term to lease termination of approximately thirteen years (ranging from 12-14 years) and generates total in-place base rent of $1,985,424. All the leases are guaranteed by the parent company, Walgreens Boots Alliance (“Walgreens”). Walgreens (rated Baa2/BBB by Moody’s/S&P) operates 8,232 locations in 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands as of February 28, 2015. A typical Walgreens store is about 14,500 square feet with 11,000 square feet of sales area. Approximately 76% of the United States population lives within five miles of a Walgreens, and an average of 6.2 million shoppers per day visited a Walgreens location in 2014. In addition to store traffic, Walgreens received an average of approximately 59.7 million visits per month through their websites. Walgreens currently has 82 million “Balance Rewards” frequent shopper members. For the past 22 years, Walgreens has been named to Fortune Magazine’s “World’s Most Admired Companies.” In 2015, Walgreens ranked Number 5 amongst all global food and drugstores and also ranked the 7th most innovative health care company by Fast Company Magazine for its leadership in redefining the role of the pharmacy. Walgreens filled approximately 699 million prescriptions in fiscal 2014, an increase of 16 million, or 2.4%, from fiscal 2013 and accounted for 19.0% of the U.S. retail prescription drug market in fiscal 2014 compared to 18.7% in fiscal 2013.

Property Information

Store	State	Allocated Loan Amount ($)	Year Built / Renovated	Appraisal Value ($)	Appraisal Date	SF	% Total	Lease Expiration(2)	UW Base Rent ($)(1)	PSF ($)	% UW Base Rent
Manhattan	KS	$4,446,841	2002/NAP	$6,000,000	3/19/2015	14,490	16.8%	6/30/2077	$360,000	24.84	18.1%
Sedalia	MO	4,243,028	2003/NAP	5,725,000	3/23/2015	13,650	15.8	5/31/2078	343,548	25.17	17.3%
Overland Park	KS	4,205,971	2002/NAP	5,675,000	3/25/2015	14,490	16.8	9/30/2077	340,000	23.46	17.1%
Massillon	OH	3,965,100	2004/NAP	5,350,000	3/20/2015	14,490	16.8	1/31/2079	335,000	23.12	16.9%
Dodge City	KS	3,668,644	2003/NAP	4,950,000	3/24/2015	14,560	16.9	10/31/2078	309,996	21.29	15.6%
Findlay	OH	3,520,416	2003/NAP	4,750,000	3/20/2015	14,560	16.9	3/31/2079	296,880	20.39	15.0%
Total/ Wtd. Avg.		$24,050,000		$32,450,000		86,240	100.0%		$1,985,424	23.02	100.0%

(1)	Based on the underwritten rent roll dated March 8, 2015.
(2)
The Manhattan, Sedalia, Overland Park, Massillon, Dodge City and Findlay tenants each have ten termination options, occurring every five years, starting on 6/30/2027, 5/31/2028, 9/30/2027, 1/31/2029, 10/31/2028 and 3/31/2029, respectively. The tenants are required to give at least 6 months’ notice prior to the termination date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Walgreens Portfolio

The Market. The properties are geographically dispersed across the mid-western United States, with locations in Kansas, Missouri and Ohio. Each of the properties is situated at a highly trafficked, corner location with strong demographics.

Demographics Summary(1)

	Income ($)			Population
Store, State	One-mile radius	Three-mile radius	Five-mile radius	One-mile radius	Three-mile radius	Five-mile radius
Manhattan, KS	28,399	37,964	42,687	9,805	45,834	61,385
Sedalia, MO	32,015	35,709	37,336	7,815	25,077	29,376
Overland Park, KS	100,387	92,431	85,458	9,813	92,827	201,749
Massillon, OH	48,129	45,885	48,063	9,597	53,021	106,762
Dodge City, KS	51,302	53,615	53,606	10,600	29,167	30,440
Findlay, OH	64,726	51,613	49,672	6,083	24,200	50,714

(1)	Source: The appraisals.

The Walgreens – Manhattan property is located in the city of Manhattan, Kansas. The property is situated on a corner lot and benefits from excellent access and visibility from Bluemont Avenue and North 4th Avenue. Manhattan is the county seat of Riley County and is the principal city of the Manhattan metropolitan area. The city has a distinct college town atmosphere being home to Kansas State University, which has a student population of 20,038 for 2015. Approximately 17 miles west of the city is Fort Riley, a United States Army Post, which is the largest employer of the city, employing many civilians and military personnel who reside in Manhattan and support the economy of Manhattan. Large private sector employers include Mercy Regional Health Center and Farm Bureau. Small industrial companies include Florence Manufacturing, GTM Sportswear, Manko Windows Systems, and Tallgrass Brewing Co, the largest brewery in Kansas.

The Walgreens – Sedalia property is located in the city of Sedalia, Missouri. The property benefits from excellent access and visibility via its corner location on Broadway Boulevard (US Highway 50). Since 1901, Sedalia has been home to the Missouri State Fair, held every August, and the Daum Museum of Contemporary Art. Major employers include Duke Manufacturing, Gardener Denver Compressor, Pittsburgh Corning, and ProEnergy Services; Sedalia headquarters Ditzfield Transfer and Sierra Bullets.

The Walgreens – Overland Park property is located in southwest Johnson County, about 25 miles south of the Kansas City CBD. Overland Park is home to a rapidly growing population, estimated at 173,600 in 2012, reflecting a growth rate of 16.3% since 2000. It is the second-most populous city in Kansas and the largest suburb in the Kansas City metropolitan area. In addition to a nationally recognized primary and secondary school system, Overland Park has a 300-acre arboretum and botanical garden, a biweekly farmers’ market, and a brand-new twelve-field soccer complex, hosting local, regional, and national tournaments.

The Walgreens – Massillon property is located in the city of Massillon, Ohio. The property enjoys excellent visibility due to its location at the busy intersection of Wales Road Northeast and Hills & Dales Road Northeast. The surrounding neighborhood contains a mix of middle class homes and commercial developments. Massillon has historically been a manufacturing center and remains so with a shift in emphasis from steel to food production. Shearer’s Food, Inc., H.J. Heinz Co. LP, and Fresh Mark, Inc. all have facilities in the area. Also, Diebold’s (a leading producer of ATMs) world headquarters are located in nearby Canton, Ohio.

The Walgreens – Dodge City property is located in Dodge City, Kansas. The property is situated on a signalized-corner lot, shadow anchored by Wal-Mart and adjacent to an existing neighborhood retail strip. The surrounding area is the home of Dodge City Community College, as well as several banks and big-name retailers, such as Wal-Mart, Hobby Lobby, Dillons Superstore and Aaron’s. Dodge City’s tourism base brings in visitors throughout the year. The United Wireless Arena and Magourik Conference Center is located adjacent to the Boot Hill Casino, the arena and conference center host national performing artists and events throughout the year. Dodge City plays host to numerous rodeos and events at the Dodge City Roundup Rodeo facility and Western State Bank AG Expo Center.

The Walgreens – Findlay property is located in the city of Findlay, Ohio. The property is situated at the corner of the intersection of US Route 224 and County Road 236, and is highly visible from both roads. The Cooper Tire & Rubber Company and Marathon

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Walgreens Portfolio

Petroleum have their company headquarters in the city of Findlay. Findlay is also home to a large Whirlpool dishwasher manufacturing plant and regional distribution centers for Best Buy, Kohl’s and Lowe’s.

Operating History and Underwritten Net Cash Flow(1)

	2014	Underwritten	Per SF	%(2)
Rents in Place	$1,985,424	$1,985,424	$23.02	100.0%
Gross Potential Rent	$1,985,424	$1,985,424	$23.02	100.0%
(Vacancy)	0	(59,563)	(0.69)	(3.0%)
Effective Gross Income	$1,985,424	$1,925,861	$22.33	97.0%
Total Expenses	$0	$0	$0.00	0.0%
Net Operating Income	$1,985,424	$1,925,861	$22.33	100.0%
Replacement Reserves	0	0	0.00	0.0%
Net Cash Flow	$1,985,424	$1,925,861	$22.33	100.0%

(1)	The Walgreens Portfolio properties were acquired by the sponsor in 2013 and, as a result, historical cash flows are only available for 2014.
(2)	% column represents Vacancy and Effective Gross Income as a percent of Gross Potential Rent and Net Operating Income as a percent of Effective Gross Income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.